POOLING AND SERVICING AGREEMENT


                                  Relating to

        BLOCK MORTGAGE FINANCE ASSET BACKED CERTIFICATES, SERIES 1999-1

                                     Among

                         BLOCK MORTGAGE FINANCE, INC.,
                                 as Depositor

                         BLOCK FINANCIAL CORPORATION,
                              as Master Servicer

                        COMPANION MORTGAGE CORPORATION,
                                   as Seller


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Trustee


                          Dated as of January 1, 1999



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                                    CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                       DEFINITIONS; RULES OF CONSTRUCTION
Section 1.01   Definitions.....................................................2


                                   ARTICLE II
                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

Section 2.01   Establishment of the Trust.....................................36
Section 2.02   Office.........................................................36
Section 2.03   Purposes and Powers............................................36
Section 2.04   Appointment of the Trustee; Declaration of Trust...............37
Section 2.05   Expenses of the Trust..........................................37
Section 2.06   Ownership of the Trust.........................................37
Section 2.07   Situs of the Trust.............................................37
Section 2.08   Miscellaneous REMIC Provisions.................................38


                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01   Representations and Warranties of the Depositor................39
Section 3.02   Representations and Warranties of the Master Servicer..........41
Section 3.03   Representations and Warranties of the Seller...................43
Section 3.04   Covenants of Seller to Take Certain Actions with Respect
               to the Mortgage Loans in Certain Situations....................46
Section 3.05   Conveyance of the Mortgage Loans and Qualified Replacement
               Mortgage Loans.................................................47
Section 3.06   Acceptance by Trustee; Certain Substitutions of Mortgage
               Loans; Certification by Trustee................................51


                                   ARTICLE IV
                        ISSUANCE AND SALE OF CERTIFICATES

Section 4.01   Issuance of Certificates.......................................52
Section 4.02   Sale of Certificates...........................................52


                                    ARTICLE V
                     CERTIFICATES AND TRANSFER OF INTERESTS

Section 5.01   Terms..........................................................53
Section 5.02   Forms..........................................................53
Section 5.03   Execution, Authentication and Delivery.........................54
Section 5.04   Registration and Transfer of Certificates......................54


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Section 5.05   Mutilated, Destroyed, Lost or Stolen Certificates..............56
Section 5.06   Persons Deemed Owners..........................................57
Section 5.07   Cancellation...................................................57
Section 5.08   Limitation on Transfer of Ownership Rights.....................57
Section 5.09   Assignment of Rights...........................................59


                                   ARTICLE VI
                                    COVENANT

Section 6.01   Distributions..................................................59
Section 6.02   Money for Distributions to Be Held in Trust; Withholding.......59
Section 6.03   Protection of Trust Estate.....................................60
Section 6.04   Performance of Obligations.....................................61
Section 6.05   Negative Covenants.............................................61
Section 6.06   No Other Powers................................................62
Section 6.07   Limitation of Suits............................................62
Section 6.08   Unconditional Rights of Owners to Receive Distributions........63
Section 6.09   Rights and Remedies Cumulative.................................63
Section 6.10   Delay or Omission Not Waiver...................................63
Section 6.11   Control by Owners..............................................64
Section 6.12   Indemnification................................................64
Section 6.13   Access to Owners' Names and Addresses..........................65


                                   ARTICLE VII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 7.01   Collection of Money............................................65
Section 7.02   Establishment of Accounts;.....................................65
Section 7.03   Flow of Funds..................................................66
Section 7.04   [Reserved].....................................................71
Section 7.05   Investment of Accounts.........................................71
Section 7.06   Payment of Trust Expenses......................................72
Section 7.07   Permitted Investments..........................................72
Section 7.08   Accounting and Directions by Trustee...........................74
Section 7.09   Reports by Trustee to Owners and Certificate Insurer...........74
Section 7.10   Reports by Trustee.............................................76
Section 7.11   Preference Payments............................................77


                                  ARTICLE VIII
                          SERVICING AND ADMINISTRATION

Section 8.01   Master Servicer and Sub-Servicers..............................78
Section 8.02   Collection of Certain Mortgage Loan Payments...................79
Section 8.03   Sub-Servicing Agreements Between Master Servicer
               and Sub-Servicers..............................................80
Section 8.04   Successor Sub-Servicers........................................80

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Section 8.05   Liability of Master Servicer; Indemnification..................80
Section 8.06   No Contractual Relationship Between Sub-Servicer,
               Trustee or the Owners..........................................82
Section 8.07   Assumption or Termination of Sub-Servicing Agreement by
               Trustee........................................................82
Section 8.08   Collection Account.............................................82
Section 8.09   Delinquency Advances and Servicing Advances....................84
Section 8.10   Compensating Interest; Repurchase of Mortgage Loans............85
Section 8.11   Maintenance of Insurance.......................................86
Section 8.12   Due-on-Sale Clauses; Assumption and Substitution Agreements....88
Section 8.13   Realization upon Defaulted Mortgage Loans; Inspection..........89
Section 8.14   Trustee to Cooperate; Release of Files.........................90
Section 8.15   Servicing Compensation.........................................91
Section 8.16   Annual Statement as to Compliance..............................92
Section 8.17   Annual Independent Certified Public Accountants' Reports.......92
Section 8.18   Access to Certain Documentation and Information Regarding
               the Mortgage Loans.............................................92
Section 8.19   Merger or Consolidation of the Master Servicer; Assignment.....93
Section 8.20   Removal of Master Servicer; Resignation of Master Servicer.....93
Section 8.21   Inspections by Certificate Insurer; Errors and Omissions
               Insurance......................................................98


                                   ARTICLE IX
                              TERMINATION OF TRUST

Section 9.01   Termination of Trust...........................................98
Section 9.02   Termination upon Option of Owners of Class R Certificates
               and Master Servicer............................................99
Section 9.03   Termination Auction...........................................100
Section 9.04   Termination upon Loss of REMIC Status.........................101
Section 9.05   Disposition of Proceeds.......................................103


                                    ARTICLE X
                                   THE TRUSTEE

Section 10.01  Certain Duties and Responsibilities...........................103
Section 10.02  Removal of Trustee for Cause..................................105
Section 10.03  Certain Rights of the Trustee.................................107
Section 10.04  Not Responsible for Recitals or Issuance of Certificates......108
Section 10.05  May Hold Certificates.........................................108
Section 10.06  Money Held in Trust...........................................109
Section 10.07  Compensation and Reimbursement; No Lien for Fees..............109
Section 10.08  Corporate Trustee Required; Eligibility.......................109
Section 10.09  Resignation and Removal; Appointment of Successor.............109
Section 10.10  Acceptance of Appointment by Successor Trustee................111
Section 10.11  Merger, Conversion, Consolidation or Succession to
               Business of the Trustee.......................................111
Section 10.12  Reporting; Withholding........................................112


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Section 10.13  Liability of the Trustee......................................112
Section 10.14  Appointment of Co-Trustee or Separate Trustee.................113


                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.01  Compliance Certificates and Opinions..........................114
Section 11.02  Form of Documents Delivered to the Trustee....................115
Section 11.03  Acts of Owners................................................115
Section 11.04  Notices, etc. to Trustee......................................116
Section 11.05  Notices and Reports to Owners; Waiver of Notices..............116
Section 11.06  Rules by Trustee..............................................117
Section 11.07  Successors and Assigns........................................117
Section 11.08  Severability..................................................117
Section 11.09  Benefits of Agreement.........................................117
Section 11.10  Legal Holidays................................................117
Section 11.11  Governing Law; Submission to Jurisdiction.....................118
Section 11.12  Counterparts..................................................118
Section 11.13  Usury.........................................................119
Section 11.14  Amendment.....................................................119
Section 11.15  Paying Agent; Appointment and Acceptance of Duties............120
Section 11.16  REMIC Status..................................................121
Section 11.17  Additional Limitation on Action and Imposition of Tax.........122
Section 11.18  Appointment of Tax Matters Person.............................123
Section 11.19  The Certificate Insurer.......................................123
Section 11.20  [Reserved]....................................................123
Section 11.21  Third-Party Rights............................................123
Section 11.22  Notices.......................................................123



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SCHEDULE I      REPRESENTATIONS AND WARRANTIES AS TO THE MORTGAGE LOANS
SCHEDULE I-A    SCHEDULE OF FIXED RATE GROUP MORTGAGE LOANS
SCHEDULE I-B    SCHEDULE OF ADJUSTABLE RATE GROUP MORTGAGE LOANS

EXHIBIT A       FORM OF CLASS A CERTIFICATE
EXHIBIT B       RESERVED
EXHIBIT C       FORM OF CLASS R CERTIFICATE
EXHIBIT D       PAYOFF CERTIFICATION
EXHIBIT E       FORM OF TRUSTEE'S RECEIPT
EXHIBIT F       FORM OF POOL CERTIFICATION
EXHIBIT G       FORM OF DELIVERY ORDER
EXHIBIT H       FORM OF AFFIDAVIT FOR CLASS R TRANSFER
EXHIBIT I       FORM OF LOST NOTE AFFIDAVIT
EXHIBIT J       RESERVED
EXHIBIT K       TERMINATION AUCTION PROCEDURES
EXHIBIT L       FORM OF LIQUIDATION REPORT
EXHIBIT M       FORM OF REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT N       FORM OF INVESTMENT REPRESENTATION LETTER
EXHIBIT O       FORM OF ERISA REPRESENTATION LETTER

      POOLING AND SERVICING AGREEMENT, relating to BLOCK MORTGAGE FINANCE ASSET BACKED CERTIFICATES, SERIES 1999-1, dated as of January 1, 1999 by and among BLOCK MORTGAGE FINANCE, INC., a Delaware corporation, in its capacity as Depositor (the "Depositor"), BLOCK FINANCIAL CORPORATION, a Delaware corporation, in its capacity as Master Servicer (the "Master Servicer"), COMPANION MORTGAGE CORPORATION, a Delaware corporation, in its capacity as Seller (the "Seller"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, in its capacity as the trustee (the "Trustee").

      WHEREAS, the Depositor wishes to establish a trust and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution thereof;

      WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

      WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

      WHEREAS, The First National Bank of Chicago is willing to serve in the capacity of Trustee hereunder; and

      WHEREAS, MBIA Insurance Corporation is intended to be a third-party beneficiary with the right to enforce this Agreement as if it were a party to this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary with the right to enforce this Agreement as if it were a party to this Agreement so long as no Certificate Insurer Default has occurred and is continuing.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer and the Trustee hereby agree as follows:

                                   CONVEYANCE

      To provide for the distribution of the principal of and/or interest on the Class A Certificates and the Class R Certificates in accordance with their terms, all of the sums distributable under this Agreement with respect to the Certificates and the performance of the covenants contained in this Agreement, the Seller hereby bargains, sells, conveys, assigns and transfers to the Depositor and the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse (except as provided herein) and for the exclusive benefit of the Owners of the Certificates and the Certificate Insurer, all of its respective right, title and interest in and to any and all benefits accruing to it from (a) the Mortgage Loans (other than any principal and interest payments received or, with respect to an Actuarial Loan, due thereon on or prior to the Cut-Off Date) listed in Schedules I-A and I-B to this Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee herewith (and all substitutions therefor as provided by Sections 3.03, 3.04 and 3.06), together with the related Mortgage Loan documents and the Seller's and Depositor's interest in any Mortgaged Property which secures a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Distribution Account, exclusive of investment earnings on such amounts (except as otherwise provided herein) and such amounts as may be held by the Master Servicer in the name of the Trustee in the Collection Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Permitted Investments held by the Master Servicer); (c) with respect to the Class A Certificates, the Certificate Insurance Policies and (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein ((a)-(d) above shall be collectively referred to herein as the "Trust Estate"), excluding the proceeds of the Certificate Insurance Policies except with respect to the Class A Certificates.

      The Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and agrees to perform the duties according to their terms.


                                   ARTICLE I
                      DEFINITIONS; RULES OF CONSTRUCTION


      Section 1.01   Definitions

      For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

      "Account":  Any account established in accordance with Section 7.02 or
8.08 hereof.

      "Accrual Period": With respect to the Group 1 Certificates and the Class A-7 Certificates and any Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs; a "calendar month" shall be deemed to be 30 days. With respect to the Class A-6 Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or the Start-up Date in the case of the first Distribution
Date) and ending on the day immediately preceding the current Distribution Date. All calculations of interest on the Group 1 Certificates and the Class A-7 Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and calculations of interest on the Class A-6 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

      "Actuarial Loan": Any Mortgage Loan as to which, pursuant to the Note related thereto, interest is computed and charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Note as of a scheduled day of each month which is fixed at the time of

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


origination, with the effect that Scheduled Payments made by the related Mortgagor on such Mortgage Loan either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

      "Adjustable Rate Group": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to the Adjustable Rate Group in Schedule I-B hereto, including any Qualified Replacement Mortgage Loans delivered in replacement thereof.

      "Adjustable Rate Group Specified Subordinated Amount": As defined in the Insurance Agreement.

      "Adjustable Rate Group Subordinated Amount": As of any Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Mortgage Loans in the Adjustable Rate Group as of the close of business on the last day of the related Due Period (taking into account Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments collected during the related Prepayment Period and, with respect to Actuarial Loans in the Adjustable Rate Group, any Scheduled Payments due on or before the last day of the related Due Period and in the Collection Account as of the related Determination Date) over
(y) the sum of the Class A-6 Certificate Principal Balance and the Class A-7 Certificate Principal Balance as of such Distribution Date after taking into account the payment of the Group 2 Principal Distribution Amount thereon (except for any Subordination Deficit with respect to the Adjustable Rate Group and Subordination Increase Amount with respect to the Adjustable Rate Group on such Distribution Date).

      "Adjusted Pass-Through Rate": A rate equal to the sum of (a) the Weighted Average Pass-Through Rate plus (b) any portion of the Insurance Premium Amount and the Trustee Fee (calculated as a percentage of the outstanding principal amount of the Certificates) then accrued and outstanding.

      "Advisor":  As defined in Section 9.03 hereof.

      "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

      "Annual Loss Percentage (Rolling Twelve Month)": As of any date of determination thereof commencing February 1, 2000, a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses that occurred during the twelve immediately preceding Due Periods and the denominator of which is the aggregate Loan Balance of the Mortgage Loans on the twelfth Determination Date preceding such date.

      "Appraised Value": The appraised value of any Mortgaged Property based upon the appraisal or other valuation made at or within six months of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage (or a "lease option purchase" in which the sale price was set less than 12 months prior to origination), the sale price of the Mortgaged Property at such time of origination, if such sale price is less than such appraised value.


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      "Auction Date":  As defined in Section 9.03 hereof.

      "Auction Procedures":  As defined in Section 9.03 hereof.

      "Authorized Officer": With respect to any Person, any officer or employee of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person; with respect to the Depositor, the Seller, the Master Servicer or any Sub-Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary or any Assistant Treasurer.

      "Available Funds": The Group 1 Available Funds or the Group 2 Available Funds, as the case may be.

      "Available Funds Shortfall": A Group 1 Available Funds Shortfall or Group 2 Available Funds Shortfall, as the case may be.

      "Basis Risk Carryover Amount": With respect to any Distribution Date, the sum of the Basis Risk Excess for such Distribution Date and any Basis Risk Excess which remains unpaid from prior Distribution Dates.

      "Basis Risk Excess": With respect to any Distribution Date as to which the Class A-6 Pass-Through Rate is the Class A-6 Available Funds Cap Rate, the excess of (i) the amount of interest the Class A-6 Certificates would be entitled to receive on such Distribution Date at the lesser of (a) the Net Lifetime Cap for such Distribution Date and (b) the then-applicable Class A-6 Pass-Through Rate without reference to the Class A-6 Available Funds Cap Rate over (ii) the amount of interest the Class A-6 Certificates will receive on such Distribution Date at the Class A-6 Available Funds Cap Rate.

      "BFC Investor Guide": The BFC Investor Guide, as may be amended by the Master Servicer from time to time.

      "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in The City of New York, the States of California, Illinois, Georgia, Utah or Missouri or in the cities in which the principal Corporate Trust Office of the Trustee or the principal offices of the Certificate Insurer are located, are authorized or obligated by law or executive order to be closed.

      "Carry Forward Amount": With respect to any Class of the Class A Certificates for any Distribution Date, the sum of (x) the amount, if any, by which (i) the Class A Distribution Amount allocable to such Class as of the immediately preceding Distribution Date exceeded (ii) the amount of the actual distribution made to the Owners of such Class of the Class A Certificates on such immediately preceding Distribution Date plus (y) 30 days' interest on such amount at the Pass-Through Rate in effect with respect to such Class of Class A Certificates.


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


      "Cashout Refinance Mortgage Loan": Any Mortgage Loan that is not a Rate/Term Refinance Mortgage Loan or a Purchase Mortgage Loan.

      "Certificate": Any one of the Class A Certificates or Class R Certificates, each representing the interests and the rights described in this Agreement.

      "Certificate Insurance Policies": The Group 1 Certificate Insurance Policy and the Group 2 Certificate Insurance Policy.

      "Certificate Insurer": MBIA Insurance Corporation, the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company, or any successor thereto, as issuer of the Certificate Insurance Policies.

      "Certificate Insurer Default": The existence and continuance of any of the following:

           (a) the Certificate Insurer fails to make a payment required under a Certificate Insurance Policy in accordance with its terms; or

           (b)(i) the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

           (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the acquiescence by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the failure of the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due.
      "Certificate Principal Balance": As of the Start-up Day as to each of the following Classes of Class A Certificates, the principal balances thereof, as follows:

          Class A-1 Certificates   -           $82,000,000

          Class A-2 Certificates   -           $45,000,000

          Class A-3 Certificates   -           $17,000,000

          Class A-4 Certificates   -           $18,000,000

          Class A-5 Certificates   -           $18,000,000

          Class A-6 Certificates   -          $165,000,000

          Class A-7 Certificates               $55,000,000


           The Class R Certificates do not have a Certificate Principal
Balance.

      "Class":  Any class of the Class A Certificates or the Class R
Certificates.

      "Class A Certificate": Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates or Class A-7 Certificates.

      "Class A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Start-up Day of all Class A Certificates less any amounts actually distributed on such Class A Certificates with respect to the Class A Distribution Amount pursuant to Section 7.03(c)(iii)(D) with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A Certificate Termination Date": With respect to the Class A-1 Certificates, the Class A-1 Certificate Termination Date, with respect to the Class A-2 Certificates, the Class A-2 Certificate Termination Date, with respect to the Class A-3 Certificates, the Class A-3 Certificate Termination Date, with respect to the Class A-4 Certificates, the Class A-4 Certificate Termination Date, with respect to the Class A-5 Certificates, the Class A-5 Certificate Termination Date, with respect to the Class A-6 Certificates, the Class A-6 Certificate Termination Date and with respect to the Class A-7 Certificates, the Class A-7 Certificate Termination Date.

      "Class A Distribution Amount": The sum of the Class A-1 Distribution Amount, Class A-2 Distribution Amount, Class A-3 Distribution Amount, and Class A-4 Distribution Amount, Class A-5 Distribution Amount, the Class A-6 Distribution Amount and the Class A-7 Distribution Amount.

      "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Start-up Day of all Class A-1 Certificates less any amounts actually distributed with respect to the Class A-1 Distribution Amount pursuant to Section 7.03(c)(iii)(D)

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


hereof with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A-1 Certificate Termination Date": The Distribution Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

      "Class A-1 Current Interest": With respect to any Distribution Date, the amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-1 Pass-Through Rate (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority) plus the Preference Amount owed to the Owners of the Class A-1 Certificates as it relates to interest previously paid on the Class A-1 Certificates plus the portion of the Carry Forward Amount, if any, with respect to the Class A-1 Certificates relating to interest (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority).

      "Class A-1 Distribution Amount": The sum of (x) Class A-1 Current Interest and (y) the Group 1 Principal Distribution Amount payable to the Owners of the Class A-1 Certificates pursuant to Section 7.03(c)(iii)(D) hereof.

      "Class A-1 Pass-Through Rate":  5.94% per annum.

      "Class A-2 Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Start-up Day of all Class A-2 Certificates less any amounts actually distributed with respect to the Class A-2 Distribution Amount pursuant to Section 7.03(c)(iii)(D) hereof with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A-2 Certificate Termination Date": The Distribution Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

      "Class A-2 Current Interest": With respect to any Distribution Date, the amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-2 Pass-Through Rate (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority) plus the Preference Amount owed to the Owners of the Class A-2 Certificates as it relates to interest previously paid on the Class A-2 Certificates plus the portion of the Carry

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


Forward Amount, if any, with respect to the Class A-2 Certificates relating to interest (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority).

      "Class A-2 Distribution Amount": The sum of (x) Class A-2 Current Interest and (y) the Group 1 Principal Distribution Amount payable to the Owners of the Class A-2 Certificates pursuant to Section 7.03(c)(iii)(D) hereof.

      "Class A-2 Pass-Through Rate":  6.00% per annum.

      "Class A-3 Certificate": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class A-3 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Start-up Day of all Class A-3 Certificates less any amounts actually distributed with respect to the Class A-3 Distribution Amount pursuant to Section 7.03(c)(iii)(D) hereof with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A-3 Certificate Termination Date": The Distribution Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

      "Class A-3 Current Interest": With respect to any Distribution Date, the amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-3 Pass-Through Rate (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority) plus the Preference Amount owed to the Owners of the Class A-3 Certificates as it relates to interest previously paid on the Class A-3 Certificates plus the portion of the Carry Forward Amount, if any, with respect to the Class A-3 Certificates relating to interest (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority).

      "Class A-3 Distribution Amount": The sum of (x) Class A-3 Current Interest and (y) the Group 1 Principal Distribution Amount payable to the Owners of the Class A-3 Certificates pursuant to Section 7.03(c)(iii)(D) hereof.

      "Class A-3 Pass-Through Rate":  6.21% per annum.

      "Class A-4 Certificate": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class A-4 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Start-up Day of all Class A-4 Certificates less any amounts actually distributed with respect to the Class A-4 Distribution Amount pursuant to Section 7.03(c)(iii)(D) hereof with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A-4 Certificate Termination Date": The Distribution Date on which the Class A-4 Certificate Principal Balance is reduced to zero.

      "Class A-4 Current Interest": With respect to any Distribution Date, the amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-4 Pass-Through Rate (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority) plus the Preference Amount owed to the Owners of the Class A-4 Certificates as it relates to interest previously paid on the Class A-4 Certificates plus the portion of the Carry Forward Amount, if any, with respect to the Class A-4 Certificates relating to interest (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority).


      "Class A-4 Distribution Amount": The sum of (x) Class A-4 Current Interest and (y) the Group 1 Principal Distribution Amount payable to the Owners of the Class A-4 Certificates pursuant to Section 7.03(c)(iii)(D) hereof.

      "Class A-4 Pass-Through Rate": Prior to the Optional Termination Date 6.60% per annum and on and after the Optional Termination Date, 7.35% per annum.

      "Class A-5 Certificate": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class A-5 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Start-up Day of all Class A-5 Certificates less any amounts actually distributed with respect to the Class A-5 Distribution Amount pursuant to Section 7.03(c)(iii)(D) hereof with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A-5 Certificate Termination Date": The Distribution Date on which the Class A-5 Certificate Principal Balance is reduced to zero.

      "Class A-5 Current Interest": With respect to any Distribution Date, the amount of interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-5 Pass-Through Rate (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority) plus the Preference Amount owed to the Owners of the Class A-5 Certificates as it relates to interest previously paid on the Class A-5 Certificates plus the portion of the Carry Forward Amount, if any, with respect to the Class A-5 Certificates relating to interest (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Fixed Rate Group, allocable to such Class on a pro rata basis with the other Group 1 Certificates without any priority).

      "Class A-5 Distribution Amount": The sum of (x) Class A-5 Current Interest and (y) the Group 1 Principal Distribution Amount payable to the Owners of the Class A-5 Certificates pursuant to Section 7.03(c)(iii)(D) hereof.

      "Class A-5 Lockout Distribution Amount": For any Distribution Date, the lesser of (a) the product of (i) the applicable Class A-5 Lockout Percentage for such Distribution Date and (ii) the Class A-5 Lockout Pro Rata Distribution Amount for such Distribution Date and (b) the Class A-5 Certificates Principal Balance.

      "Class A-5 Lockout Percentage":  For each Payment Date is as follows:

                Payment Dates             Lockout Percentage
                -------------             ------------------

           February 1999 - January 2002           0%
           February 2002 - January 2004          45%
           February 2004 - January 2005          80%
           February 2005 - January 2006         100%
           February 2006 and thereafter         300%

      "Class A-5 Lockout Pro Rata Distribution Amount": For any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Group 1 Certificates immediately prior to such Distribution Date and (y) the Group 1 Principal Distribution Amount for such Distribution Date.

      "Class A-5 Pass-Through Rate": Prior to the Optional Termination Date 6.19% per annum and on and after the Optional Termination Date, 6.94% per annum.

      "Class A-6 Available Funds Cap Rate": On any Distribution Date prior to the seventh Distribution Date, the weighted average of the Mortgage Rates of the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period (taking into account Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments received during the immediately preceding Prepayment Period and, with respect to the Actuarial Loans in the

Adjustable Rate Group, Scheduled Payments due during the prior Due Period and in the Collection Account as of the prior Determination Date), less the Expense Rate and, on any Distribution Date on and after the seventh Distribution Date, 0.50%.

      "Class A-6 Certificate": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class A-6 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Start-up Day of all Class A-6 Certificates less any amounts actually distributed with respect to the Class A-6 Distribution Amount pursuant to Section 7.03(c)(iii)(D) hereof with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A-6 Certificate Termination Date": The Distribution Date on which the Class A-6 Certificate Principal Balance is reduced to zero.

      "Class A-6 Current Interest": With respect to any Distribution Date, the amount of interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-6 Pass-Through Rate (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Adjustable Rate Group, allocable to such Class on a pro rata basis with the other Group 2 Certificates without any priority) plus the Preference Amount owed to the Owners of the Class A-6 Certificates as it relates to interest previously paid on the Class A-6 Certificates plus the portion of the Carry Forward Amount, if any, with respect to the Class A-6 Certificates relating to interest (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Adjustable Rate Group, allocable to such Class on a pro rata basis with the other Group 2 Certificates without any priority).

      "Class A-6 Distribution Amount": The sum of (x) Class A-6 Current Interest and (y) the Group 2 Principal Distribution Amount payable to the Owners of Class A-6 Certificates pursuant to Section 7.03(c)(iii)(D) hereof.

      "Class A-6 Pass-Through Rate": For any Distribution Date in any month prior to the month in which the Optional Termination Date occurs, the lesser of
(i) LIBOR plus 0.49% per annum and (ii) the Class A-6 Available Funds Cap Rate for such Distribution Date, and for any Distribution Date in any month commencing with the month in which the Optional Termination Date occurs, the lesser of (i) LIBOR plus 0.98% per annum and (ii) the Class A-6 Available Funds Cap Rate for such Distribution Date.

      "Class A-7 Certificate": Any one of the Certificates designated on the face thereof as a Class A-7 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

      "Class A-7 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Start-up Day of all Class A-7 Certificates less any amounts actually distributed with respect to the Class A-7 Distribution Amount pursuant to Section 7.03(c)(iii)(D) hereof with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

      "Class A-7 Certificate Termination Date": The Distribution Date on which the Class A-7 Certificate Principal Balance is reduced to zero.

      "Class A-7 Current Interest": With respect to any Distribution Date, the amount of interest accrued on the Class A-7 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-7 Pass-Through Rate (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Adjustable Rate Group, allocable to such Class on a pro rata basis with the other Group 2 Certificates without any priority) plus the Preference Amount owed to the Owners of the Class A-7 Certificates as it relates to interest previously paid on the Class A-7 Certificates plus the portion of the Carry Forward Amount, if any, with respect to the Class A-7 Certificates relating to interest (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act with respect to the Adjustable Rate Group, allocable to such Class on a pro rata basis with the other Group 2 Certificates without any priority).

      "Class A-7 Distribution Amount": The sum of (x) Class A-7 Current Interest and (y) the Group 2 Principal Distribution Amount payable to the Owners of the Class A-7 Certificates pursuant to Section 7.03(c)(iii)(D) hereof.

      "Class A-7 Lockout Distribution Amount": For any Distribution Date, the lesser of (a) the product of (i) the applicable Class A-7 Lockout Percentage for such Distribution Date and (ii) the Class A-7 Lockout Pro Rata Distribution Amount for such Distribution Date and (b) the Class A-7 Certificate Principal Balance.

      "Class A-7 Lockout Percentage":  For each Payment Date is as follows:

                Payment Dates             Lockout Percentage
                -------------             ------------------

           February 1999 - August 2000             0%
           September 2000 - January 2004         500%
           February 2004 and thereafter          100%


      "Class A-7 Lockout Pro Rata Distribution Amount": For any Distribution Date (A) occurring prior to February 2004, an amount equal to the product of (x) a fraction, the numerator of which is the Class A-7 Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Group 2 Certificates immediately prior to such Distribution Date and (y) the Group 2 Principal

Distribution Amount for such Distribution Date, and (B) occurring in or after February 2004, the Group 2 Principal Distribution Amount for such
Distribution Date.

      "Class A-7 Pass-Through Rate": 5.83% per annum.

      "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit C, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the Trust Fund for the purposes of the REMIC Provisions.

      "Class R Optionholder": Any Owner of the Class R Certificates which represent a Percentage Interest of 99.999% or greater.

      "Closing":  As defined in Section 4.02 hereof.

      "Code":  The Internal Revenue Code of 1986, as amended.

      "Collection Account": One or more collection accounts created or caused to be created by the Master Servicer pursuant to Section 8.08(a) hereof.

      "Compensating Interest":  As defined in Section 8.10(a) hereof.

      "Corporate Trust Office": The principal office of the Trustee at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.

      "Cram Down Losses": With respect to a Mortgage Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Loan Balance or the Mortgage Rate of such Mortgage Loan, the amount of such reduction in principal balance or reduction in accrued interest. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

      "CSC": Companion Servicing Company, L.L.C., a Georgia limited liability company, as one of the initial Sub-Servicers.

      "Cumulative Loss Percentage": As of any date of determination thereof, the Cumulative Realized Losses as a percentage of the Original Aggregate Loan Balance of the Mortgage Loans.

      "Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Mortgage Loans since the Cut-Off Date.

      "Current Interest": With respect to any Distribution Date, the sum of the Class A-1 Current Interest, Class A-2 Current Interest, Class A-3 Current Interest, Class A-4 Current Interest, Class A-5 Current Interest, Class A-6 Current Interest and Class A-7 Current Interest.

      "Curtailments": Any partial prepayment of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment or any Prepayment).

      "Cut-Off Date": With respect to Actuarial Loans, as of the close of business on January 1, 1999 and with respect to Simple Interest Loans, as of the close of business on December 31, 1998.

      "Delinquency Advance":  As defined in Section 8.09(a) hereof.

      "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due (without regard to grace periods). A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

      "Delivery Order": The delivery order in the form set forth as Exhibit G hereto and delivered by the Depositor to the Trustee on the Startup Day pursuant to Section 4.01 hereof.

      "Depositor": Block Mortgage Finance, Inc., a Delaware corporation, or any successor thereto.

      "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004, and any successor Depository hereafter named.

      "Determination Date": The 13th day of any month, or if such 13th day is not a Business Day, the Business Day immediately preceding such 13th day, commencing in the month following the Startup Day.

      "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository

      "Disqualified Organization": Shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

      "Distribution Account": The distribution account established in accordance with Section 7.02(a) hereof and maintained in the corporate trust department of the Trustee; provided that the funds in such account shall not be commingled with other funds held by the Trustee.

      "Distribution Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the Startup Day.

      "Due Period": With respect to any Monthly Remittance Date, and (a) with respect to Simple Interest Loans (other than Net Liquidation Proceeds and Prepayments), the calendar month immediately preceding the calendar month in which such Monthly Remittance Date occurs, and (b) with respect to Scheduled Payments on Actuarial Loans, the period from the second day of the calendar month preceding the Monthly Remittance Date to and including the first day of the calendar month in which such Monthly Remittance Date occurs.

      "Eligible Account": Either an account that is (i) maintained with a federal or state chartered depository institution or trust company whose short-term unsecured debt obligations at the time of any deposit therein have the highest short-term rating by the Rating Agencies, (ii) one or more accounts with a depository institution or trust company which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee, the Certificate Insurer and each Rating Agency, the holders of the Certificates have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, (iii) a segregated trust account maintained with the Trustee or an affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to the Certificate Insurer and each Rating Agency as evidenced by a letter from the Certificate Insurer and each Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Class A Certificates.
Eligible Accounts may bear interest.

      "Event of Default": Any one of the events described in Section 8.20(a) or 8.20(b).

      "Excess Interest": With respect to Simple Interest Loans in a Mortgage Loan Group, the aggregate interest collected on the Simple Interest Loans in such Mortgage Loan Group during the related Due Period in excess of the aggregate interest deemed due on such Simple Interest Loans in such Mortgage Loan Group during such Due Period.

      "Excess Subordinated Amount": With respect to any Mortgage Loan Group and Distribution Date, the excess, if any, of (x) the Subordinated Amount that would apply to the related Mortgage Loan Group on such Distribution Date after taking into account the payment of the related Class A Distribution Amounts on such Distribution Date (except for any distributions of related Subordination Reduction Amounts on such Distribution Date), over (y) the related Specified Subordinated Amount for such Distribution Date.

      "Expense Rate": For any Distribution Date and each of the Fixed Rate Group and the Adjustable Rate Group, the sum of the annualized rates at which the Servicing Fee, the Insurance Premium Amount and the Trustee Fee applicable to each of the Fixed Rate Group and the Adjustable Rate Group are calculated.

      "Fairbanks": Fairbanks Capital Corp., a Utah corporation, as one of the initial Sub-Servicers.

      "FDIC": The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

      "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

      "File": The documents delivered to the Trustee pursuant to Section 3.05 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the File pursuant to this Agreement.

      "Final Certification":  As defined in Section 3.06(c) hereof.

      "Final Determination":  As defined in Section 9.04(a) hereof.

      "Final Scheduled Distribution Date": For each Class of Class A Certificates, as set forth in Section 2.08(e).

      "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to the related Mortgaged Property.

      "Fixed Rate Group": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to the Fixed Rate Group in Schedule l-A hereto, including any Qualified Replacement Mortgage Loans delivered in replacement thereof.

      "Fixed Rate Group Specified Subordinated Amount": As defined in the Insurance Agreement.

      "Fixed Rate Group Subordinated Amount": As of any Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Mortgage Loans in the Fixed Rate Group as of the close of business on the last day of the related Due Period (taking into account Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments collected during the related Prepayment Period and, with respect to Actuarial Loans in the Fixed Rate Group, any Scheduled Payments due on or before the last day of the related Due Period and in the Collection Account as of the related Determination Date) over (y) the sum of the Class A-1 Certificate Principal Balance, Class A-2 Certificate Principal Balance, Class A-3 Certificate Principal Balance, Class A-4 Certificate Principal Balance and Class A-5 Certificate Principal Balance as of such Distribution Date after taking into account the payment of the Group 1 Principal Distribution Amount thereon (except for any Subordination Deficit with respect to the Fixed Rate Group and Subordination Increase Amount with respect to the Fixed Rate Group on such Distribution Date).

      "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

      "FNMA Guide": FNMA's Servicing Guide, as the same may be amended by FNMA from time to time, and as the Master Servicer shall elect to apply such amendments in accordance with Section 8.01 hereof.

      "Group 1 Available Funds":  As defined in Section 7.02(c) hereof.

      "Group 1 Available Funds Shortfall":  As defined in Section
7.03(c)(i)(A) hereof.

      "Group 1 Certificate": Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

      "Group 1 Certificate Insurance Policy": The certificate guaranty insurance policy (number 28414 dated January 21, 1999 issued by the Certificate Insurer for the benefit of the owners of the Group 1 Certificates pursuant to which the Certificate Insurer guarantees Insured Payments.

      "Group 1 Current Interest": With respect to any Distribution Date, the sum of the Class A-1 Current Interest, Class A-2 Current Interest, Class A-3 Current Interest, Class A-4 Current Interest and Class A-5 Current Interest.

      "Group 1 Monthly Remittance Amount": As of any Monthly Remittance Date, with respect to the Fixed Rate Group, (a) all payments on Simple Interest Loans in the Fixed Rate Group, other than Net Liquidation Proceeds and Prepayments in respect of such loans collected during the related Due Period, (b) Scheduled Payments on Actuarial Loans in the Fixed Rate Group due after the Cut-Off Date, or Replacement Cut-Off Date, as applicable, and on or before the end of the related Due Period and in the Collection Account as of the related Determination Date, and (c) Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments on the Mortgage Loans in the Fixed Rate Group collected during the related Prepayment Period and (d) Delinquency Advances made by the Master Servicer with respect to the Fixed Rate Group, in each case, as remitted by the Master Servicer on the Monthly Remittance Date, together with any Substitution Adjustment and any Loan Purchase Price amount in respect of the Fixed Rate Group received by the Master Servicer on such Monthly Remittance Date, but in each case excluding any amounts not required to be deposited into the Collection Account pursuant to Section 8.08(c).

      "Group 1 Principal Distribution Amount": With respect to the Group 1 Certificates for any Distribution Date, the lesser of:

      (a) the Group 1 Total Available Funds plus any Insured Payment with respect to the Group 1 Certificates minus the Group 1 Current Interest; and

      (b) the excess, if any, of (i) the sum of (without duplication):

                (A) the Preference Amount with respect to principal owed to the Owners of the Group 1 Certificates that remains unpaid as of such Distribution Date,

                (B) the principal (other than the principal portion of Net Liquidation Proceeds and Prepayments) collected by the Master Servicer with respect to Simple Interest Loans in the Fixed Rate Group during the related Due Period,

                (C) the principal portion of Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments collected by the Master Servicer with respect to Mortgage Loans in the Fixed Rate Group during the related Prepayment Period,

                (D) the principal portion of Scheduled Payments due on the Actuarial Loans in the Fixed Rate Group after the Cut-Off Date or Replacement Cut-Off Date, as applicable, and on or before the end of the related Due Period to the extent such Scheduled Payments are in the Collection Account as of the related Determination Date,

                (E) the principal portion of any Loan Purchase Price of each Mortgage Loan in the Fixed Rate Group that was repurchased by the Seller or purchased by the Master Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Purchase Price is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                (F) the principal portion of any Substitution Adjustments delivered by the Seller on or prior to the related Monthly Remittance Date in connection with a substitution of a Mortgage Loan in the Fixed Rate Group, to the extent such Substitution Adjustments are actually received by the Trustee on or prior to the related Monthly Remittance Date,

                (G) the amount of any Subordination Deficit with respect to the Fixed Rate Group for such Distribution Date,

                (H) the portion of the proceeds received by the Trustee with respect to the Fixed Rate Group from any termination of the Trust (to the extent such proceeds related to principal),

                (I) the amount of any Subordination Increase Amount with respect to the Fixed Rate Group for such Distribution Date, to the extent of any Net Monthly Excess Cashflow available for such purpose, and

                (J) the portion of any Carry Forward Amount relating to principal with respect to the Fixed Rate Group for such Distribution Date;

                                      over

           (ii) the amount of any Subordination Reduction Amount with respect to the Fixed Rate Group for such Distribution Date.

      "Group 1 Total Available Funds":  As defined in Section 7.02(c) hereof.

      "Group 1 Total Monthly Excess Spread": With respect to the Fixed Rate Group and any Distribution Date, the excess, if any, of (i) the sum of (a) interest (other than the interest portion of Net Liquidation Proceeds or Prepayments and other than that portion, if any, of Excess Interest required to be allocated to reimbursement of unreimbursed Delinquency Advances with respect to Simple Interest Loans in the Fixed Rate Group pursuant to Section 8.09(a)) collected on the Simple Interest Loans in the Fixed Rate Group during the related Due Period, plus (b) the interest portion of Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments collected by the Master Servicer with respect to Mortgage Loans in the Fixed Rate Group during the related Prepayment Period, plus (c) the interest portion of Scheduled Payments due on the Actuarial Loans in the Fixed Rate Group after the Cut-Off Date or Replacement Cut-Off Date, as applicable, and on or before the end of the related Due Period to the extent such Scheduled Payments are in the Collection Account as of the Determination Date, less (d) the amount which is equal to the product of the Expense Rate and the aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group and any amounts not required to be deposited into the Collection Account pursuant to Section 8.08(c), plus (e) any Delinquency Advances and Compensating Interest paid by the Master Servicer with respect to the Fixed Rate Group for such Due Period over (ii) the interest accrued on the Group 1 Certificates during the Accrual Period for such Distribution Date.

      "Group 2 Available Funds":  As defined in Section 7.02(d) hereof.

      "Group 2 Available Funds Shortfall":  As defined in Section
7.03(c)(i)(A) hereof.

      "Group 2 Certificate": Any one of the Class A-6 Certificates and Class A-7 Certificates.

      "Group 2 Certificate Insurance Policy": The certificate guaranty insurance policy (number 28415) dated January 21, 1999, issued by the Certificate Insurer for the benefit of the Owners of the Group 2 Certificates pursuant to which the Certificate Insurer guarantees Insured Payments.

      "Group 2 Current Interest": With respect to any Distribution Date, the sum of the Class A-6 Current Interest and Class A-7 Current Interest.

      "Group 2 Monthly Remittance Amount": As of any Monthly Remittance Date, with respect to the Adjustable Rate Group, (a) all payments on Simple Interest Loans in the Adjustable Rate Group, other than Net Liquidation Proceeds and Prepayments in respect of such loans collected during the related Due Period,
(b) Scheduled Payments on Actuarial Loans in the Adjustable Rate Group due after the Cut-Off Date, or Replacement Cut-Off Date, as applicable, and on or before the end of the related Due Period and in the Collection Account as of the related Determination Date, (c) Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments on Mortgage Loans in the Adjustable Rate Group collected during the related Prepayment Period and (d) Delinquency Advances made by the Master Servicer with respect to the Adjustable Rate Group, in each case, as remitted by the Master Servicer on the Monthly Remittance Date, together with any Substitution Adjustment and any Loan Purchase Price amount in respect of the Adjustable Rate Group received by the Master Servicer on such Monthly Remittance Date, but in each case excluding any amounts not required to be deposited into the Collection Account pursuant to Section 8.08(c).

      "Group 2 Principal Distribution Amount": With respect to the Group 2 Certificates for any Distribution Date, the lesser of:

      (a) the Group 2 Total Available Funds plus any Insured Payment with respect to the Group 2 Certificates minus the Group 2 Current Interest; and

      (b) the excess, if any, of (i) the sum of (A) through (J) (without duplication):

                (A) the Preference Amount with respect to principal owed to the Owners of the Group 2 Certificates that remains unpaid as of such Distribution Date,

                (B) the principal (other than the principal portion of Net Liquidation Proceeds and Prepayments) collected by the Master Servicer with respect to Simple Interest Loans in the Adjustable Rate Group during the related Due Period,

                (C) the principal portion of Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments collected by the Master Servicer with respect to Mortgage Loans in the Adjustable Rate Group during the related Prepayment Period,

                (D) the principal portion of Scheduled Payments due on the Actuarial Loans in the Adjustable Rate Group after the Cut-Off Date or Replacement Cut-Off Date, as applicable, and on or before the end of the related Due Period to the extent such Scheduled Payments are in the Collection Account as of the related Determination Date,

                (E) the principal portion of any Loan Purchase Price of each Mortgage Loan in the Adjustable Rate Group that was repurchased by the Seller or purchased by the Master Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Purchase Price is actually received by the Trustee on or prior to the related Monthly Remittance Date,

                (F) the principal portion of any Substitution Adjustments delivered by the Seller on or prior to the related Monthly Remittance Date in connection with a substitution of a Mortgage Loan in the Adjustable Rate Group, to the extent such Substitution Adjustments are actually received by the Trustee on or prior to the related Monthly Remittance Date,

                (G) the amount of any Subordination Deficit with respect to the Adjustable Rate Group for such Distribution Date,

                (H) the portion of the proceeds received by the Trustee with respect to the Adjustable Rate Group from any termination of the Trust (to the extent such proceeds relate to principal),

                (I) the amount of any Subordination Increase Amount with respect to the Adjustable Rate Group for such Distribution Date, to the extent of any Net Monthly Excess Cashflow available for such purpose, and

                (J) the portion of any Carry Forward Amount relating to principal with respect to the Adjustable Rate Group for such Distribution Date;

                                      over

           (ii) the amount of any Subordination Reduction Amount with respect to the Adjustable Rate Group for such Distribution Date.

      "Group 2 Total Available Funds":  As defined in Section 7.02(d) hereof.

      "Group 2 Total Monthly Excess Spread": With respect to the Adjustable Rate Group and any Distribution Date, the excess, if any, of (i) the sum of (a) interest (other than the interest portion of Net Liquidation Proceeds or Prepayments and other than that portion, if any, of Excess Interest required to be allocated to reimbursement of unreimbursed Delinquency Advances with respect to Simple Interest Loans in the Adjustable Rate Group pursuant to Section 8.09
(a)) collected on the Simple Interest Loans in the Adjustable Rate Group during the related Due Period, plus (b) the interest portion of any Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments collected by the Master Servicer with respect to Mortgage Loans in the Adjustable Rate Group during the related Prepayment Period, plus (c) the interest portion of Scheduled Payments due on the Actuarial Loans in the Adjustable Rate Group after the Cut-Off Date or Replacement Cut-Off Date, as applicable, and on or before the end of the related Due Period to the extent such Scheduled Payments are in the Collection Account as of the related Determination Date, less (d) the amount which is equal to the product of the Expense Rate and the aggregate Loan Balance of the Mortgage Loans in the Adjustable Rate Group and any amounts not required to be deposited into the Collection Account pursuant to Section 8.08(c), plus
(e) any Delinquency Advances and Compensating Interest paid by the Master Servicer with respect to the Adjustable Rate Group for such Due Period over (ii) the interest accrued on the Group 2 Certificates during the Accrual Period for such Distribution Date.

      "Highest Lawful Rate":  As defined in Section 11.13.

      "Indemnification Agreement": The Indemnification Agreement dated as of January 20, 1999, among the Certificate Insurer, the Seller, the Master Servicer and the Underwriters.

      "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

      "Insurance Agreement": The Insurance Agreement dated as of January 1, 1999, among the Depositor, the Seller, the Master Servicer, H & R Block, Inc., the Certificate Insurer and the Trustee, as it may be amended from time to time.

      "Insurance Policy": Any hazard, flood, title or primary mortgage insurance policy relating to a Mortgage Loan plus any obligation of the Master Servicer to make payment out of its own funds pursuant to Section 8.11 hereof.

      "Insurance Premium Amount":  As defined in the Insurance Agreement.

      "Insurance Proceeds": Proceeds of any Insurance Policy or other insurance policy relating to a Mortgage Loan and/or the Mortgaged Property securing any Mortgage Loan, to the extent proceeds are not to be applied to the restoration of the related Mortgaged Property in accordance with the express requirements of the related Mortgage or Note or other documents included in the related File or in accordance with prudent and customary servicing practices.

      "Insured Payments": With respect to the Related Loan Group and any Distribution Date, without duplication, (A) the excess, if any, of (i) the sum of (a) the aggregate amount of interest accrued at the related Pass-Through Rate during the preceding Accrual Period on the Class A Certificate Principal Balance of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act), (b) the Preference Amount as it relates to interest previously paid on each Class of the related Class A Certificates prior to the Distribution Date, (c) the portion of the Carry Forward Amount related to interest with respect to each Class of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act) and (d) the then existing Subordination Deficit for the Related Loan Group, if any, over (ii) Total Available Funds (net of the Insurance Premium Amount for the Related Loan Group) after taking into account any Principal Distribution Amount to be actually distributed on such Distribution Date and the cross-collateralization provisions of the Trust plus (B) an amount equal to the principal portion of the Preference Amount with respect to the Related Loan Group.

      "Late Payment Rate": For any Distribution Date, the fluctuating rate of interest, as it is published from time to time in the New York, New York edition of The Wall Street Journal under the caption "Money Rates" as the "prime rate," to change when and as such published prime rate changes plus 3%. The Late Payment Rate shall be computed on the basis of a year of 360 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the Highest Lawful Rate.

      "Latest Possible Maturity Date": The Distribution Date following the second anniversary of the last payment with respect to the Mortgage Loan with the latest scheduled maturity date included in the Trust as of the Startup Date. The prepayment of such Mortgage Loan, or the removal of such Mortgage Loan, or the addition of any Qualified Replacement Mortgage Loan shall not affect the Latest Possible Maturity Date.

      "LIBOR": With respect to any Accrual Period for the Class A-6 Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the quotations, as set forth on the Telerate Screen Page 3750, offered by the principal London office of each of the Reference Banks for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

      "LIBOR Business Day": Any day other than (i) a Saturday or a Sunday, or
(ii) a day on which banking institutions in the City of New York, New York, or the City of London, England are authorized or obligated by law or executive order to be closed.

      "LIBOR Determination Date": With respect to any Accrual Period for the Class A-6 Certificates, the second LIBOR Business Day preceding the commencement of such Accrual Period.

      "Liquidated Loan":  As defined in Section 8.13(b) hereof.

      "Liquidation Expenses": Expenses, not to exceed the Liquidation Proceeds, which are incurred by the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof, such expenses including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes, and any Servicing Advances expended by the Master Servicer pursuant to this Agreement with respect to such Mortgage Loan on such property not previously reimbursed from collections or other proceeds therefrom.

      "Liquidation Proceeds": Any amounts (including Insurance Proceeds) recovered by the Master Servicer in connection with (i) the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) any Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise, (iii) the sale of a defaulted Mortgage Loan or an REO Property in accordance with Section 8.13, or (iv) the sale of all of the Mortgage Loans in accordance with Article IX.

      "Loan Balance": With respect to each Mortgage Loan and as of any date of determination, the outstanding principal balance thereof as of the beginning of the related Due Period (taking into account Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments collected during the immediately preceding Prepayment Period, and with respect to Actuarial Loans, the principal portion of any Scheduled Payment due on or before the last day of the immediately preceding Due Period and in the Collection Account as of the Determination Date for such immediately preceding Due Period); provided, however, that the Loan Balance for any Mortgage Loan that has become a Liquidated Loan shall be zero as of the first day of the Due Period following the Due Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter.

      "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Monthly Remittance Date pursuant to Section 3.03, 3.04, 3.06(b), 8.10(b) or 8.13(a) hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Master Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the related Due Period (taking into account Curtailments with respect to Actuarial

Loans, Net Liquidation Proceeds and Prepayments collected during the immediately preceding Prepayment Period, and with respect to Actuarial Loans, the principal portion of any Scheduled Payment due on or before the last day of the immediately preceding Due Period and in the Collection Account as of the Determination Date for such immediately preceding Due Period) computed at the then applicable Mortgage Rate, together with (without duplication) the aggregate amounts of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, (ii) all Delinquency Advances and Servicing Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Mortgage Loan.

      "Loan-to-Value Ratio": As of any particular date (i) with respect to any First Mortgage Loan, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note relating to such First Mortgage Loan and (ii) with respect to any Second Mortgage Loan, the percentage obtained by dividing the Appraised Value as of the date of origination of such Second Mortgage Loan into an amount equal to the sum of (a) the remaining principal balance of the note relating to the related Senior Lien as of the date of origination of the related Second Mortgage Loan and (b) the original principal balance of the Note relating to such Second Mortgage Loan.

      "Master Servicer": Block Financial Corporation, a Delaware corporation, and its permitted successors and assigns.

      "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

      "Minimum Termination Amount": As of any time after the Optional Termination Date, an amount equal to the greater of (i) the sum of (a) the Class A-1 Certificate Principal Balance, (b) any shortfall in interest due to the Owners of the Class A-1 Certificates in respect of prior Distribution Dates, (c) one month's interest on the Class A-1 Certificate Principal Balance at the Class A-1 Pass-Through Rate, (d) the Class A-2 Certificate Principal Balance, (e) any shortfall in interest due to the Owners of the Class A-2 Certificates in respect of prior Distribution Dates, (f) one month's interest on the Class A-2 Certificate Principal Balance at the Class A-2 Pass-Through Rate, (g) the Class A-3 Certificate Principal Balance, (h) any shortfall in interest due to the Owners of the Class A-3 Certificates in respect of prior Distribution Dates, (i) one month's interest on the Class A-3 Certificate Principal Balance at the Class A-3 Pass-Through Rate, (j) the Class A-4 Certificate Principal Balance, (k) any shortfall in interest due to the Owners of the Class A-4 Certificates in respect of prior Distribution Dates, (l) one month's interest on the Class A-4 Certificate Principal Balance at the Class A-4 Pass-Through Rate, (m) the Class A-5 Certificate Principal Balance, (n) any shortfall in interest due to the Owners of the Class A-5 Certificates in respect of prior Distribution Dates, (o) one month's interest on the Class A-5 Certificate Principal Balance at the Class A-5 Pass-Through Rate, (p) the Class A-6 Certificate Principal Balance, (q) any shortfall in interest due to the Owners of the Class A-6 Certificates in respect of prior Distribution Dates, (r) one month's interest on the Class A-6 Certificate Principal Balance at the Class A-6 Pass-Through Rate, (s) the Class A-7 Certificate Principal Balance, (t) any shortfall in interest due to the Owners of the Class A-7 Certificates in respect of prior Distribution Dates, (u) one month's interest on the Class A-7 Certificate Principal Balance at the Class A-7 Pass-Through Rate, and (v) any Reimbursement Amounts due the Certificate Insurer and (ii) the sum of 100% of the aggregate Loan Balance of the related Mortgage Loans as of the day of purchase and any Reimbursement Amounts not otherwise paid to the Certificate Insurer minus amounts remitted from the Collection Account to the Distribution Account representing collections of principal on the Mortgage Loans during the current Due Period (taking into account, with respect to Actuarial Loans, the principal portion of any Scheduled Payment due on or before the last day of the Due Period and collected on or before the related Determination Date), plus one month's interest on such amount computed at the weighted average Mortgage Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances plus Delinquency Advances which the Master Servicer has theretofore failed to remit (taking into account, with respect to Actuarial Loans, the principal portion of any Scheduled Payment due on or before the last day of the Due Period and collected on or before the related Determination Date).

      "Monthly Remittance Amount": The sum of the Group 1 Monthly Remittance Amount and the Group 2 Monthly Remittance Amount.

      "Monthly Remittance Date": With respect to any Distribution Date, no later than noon, New York time, on the fourth Business Day following the related Determination Date.

      "Moody's":  Moody's Investors Service, Inc.

      "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple or leasehold interest in real property securing a Note.

      "Mortgage Loan Group" or "Group": The Fixed Rate Group or the Adjustable Rate Group, as the case may be. References herein to the related Class of Class A Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of the Fixed Rate Group, the Group 1 Certificates and (B) in the case of the Adjustable Rate Group, the Group 2 Certificates.

      "Mortgage Loans": Such of the mortgage loans transferred and assigned to the Trust pursuant to Section 3.05(a) hereof, together with any Qualified Replacement Mortgage Loans substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the mortgage loans originally so held being identified in the Schedules of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan" and "Second Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Mortgaged Property which is REO Property prior to such Mortgaged Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in item (x) of Schedule I hereto with respect to such mortgage loan, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

      "Mortgage Rate":  The rate of interest borne by each Note.

      "Mortgaged Property":  The underlying property securing a Mortgage Loan.

      "Mortgagor":  The obligor on a Note.

      "Net Lifetime Cap": With respect to any Distribution Date, the weighted average of the maximum Mortgage Rates on the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period (taking into account, with respect to Actuarial Loans in the Adjustable Rate Group, any Scheduled Payments due on or before the last day of the immediately preceding Due Period and collected on or before the Determination Date for such immediately preceding Due Period), minus the sum of (a) the Expense Rate and (b) commencing on the seventh Distribution Date, 0.50%.

      "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses and unreimbursed Delinquency Advances relating to such Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

      "Net Monthly Excess Cashflow":  As defined in Section 7.03(c)(ii) hereof.

      "Net Prepayment Interest Shortfall": As of any Distribution Date, the aggregate Prepayment Interest Shortfalls less the sum of the aggregate Prepayment Interest Excesses and Compensating Interest.

      "90+ Delinquency Percentage (Rolling Three Month)": With respect to each Mortgage Loan and any Determination Date commencing with the Determination Date in May 1999, the average of the percentage equivalents of the fractions determined for each of three immediately preceding Due Periods the numerator of each of which is equal to the aggregate Loan Balance of all of the Mortgage Loans which are 90 days Delinquent or more (including any Mortgage Loans which have gone into foreclosure or have been discharged by reason of bankruptcy) as of such Determination Date and the denominator of which is the aggregate Loan Balance of all of the Mortgage Loans as of such Determination Date.

      "Nonrecoverable Advance": Any portion of a Delinquency Advance or a Servicing Advance proposed to be made or previously made which has not been previously reimbursed to the Master Servicer, and which the Master Servicer has determined in its good faith business judgment will not or, in the case of a proposed Delinquency Advance or Servicing Advance, would not be ultimately recoverable by the Master Servicer from the sources of funds specified in
Section 8.09. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Delinquency Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by an Officer's Certificate delivered to the Trustee, the Certificate Insurer and the Depositor setting forth such determination and the procedures and considerations of the Master Servicer forming the basis of such determination, which shall include a copy of any information or reports obtained by the Master Servicer which may support such determinations. Notwithstanding the above, the Trustee shall be entitled to rely upon any determination of the Master Servicer that any Delinquency Advance or Servicing Advance previously made is a

Nonrecoverable Advance or that any proposed Delinquency Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance.

      "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

      "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate.

      "Operative Documents": Collectively, this Agreement, the Certificate Insurance Policies, the Certificates, the Indemnification Agreement, the Insurance Agreement and the Sub-Servicing Agreement.

      "Optional Termination Date": The first Distribution Date on which the aggregate of the Loan Balances of the Mortgage Loans is less than 10% of the Original Aggregate Loan Balance.

      "Original Aggregate Loan Balance": The aggregate Loan Balances of all Mortgage Loans as of the Cut-Off Date, i.e., $403,124,162.29.

      "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

           (i) Certificates theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

           (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

           (iii)Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

           (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section
      5.05 hereof; and

           (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such certificate is ever returned to the Trustee.

      "Owner": The Person in whose name a Certificate is registered in the Register, and the Certificate Insurer, to the extent described in Section 5.06 and Section 7.03(g) hereof, respectively; provided that solely for the purposes of determining the exercise of any voting rights hereunder, if Class A Certificates are beneficially owned by the Depositor, the Seller or any affiliate thereof, none of the Depositor, the Seller or such affiliate shall be considered an Owner hereunder.

      "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-6 Pass-Through Rate or the Class A-7 Pass-Through Rate.

      "Paying Agent": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

      "Percentage Interest": With respect to a Class A Certificate, a fraction, expressed as a percentage, the numerator of which is the portion of the Class A Certificate Principal Balance represented by such Class A Certificate on such date of determination (prior to giving effect to any distribution of principal on such date) and the denominator of which is the Certificate Principal Balance attributable to the related Class of Class A Certificates as of such date of determination (prior to giving effect to any distribution of principal on such date). With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

      "Permitted Investments":  Those investments so designated pursuant to
Section 7.07 hereof.

      "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Pool Certification":  As defined in Section 3.06(a) hereof.

      "Preference Amount": With respect to the Class A Certificates, any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction.

      "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received by the Master Servicer prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment (or, in the case of an Actuarial Loan, a Curtailment) with respect to such Mortgage Loan.

      "Prepayment": Any payment in full of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the Insurance Proceeds which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

      "Prepayment Interest Excess": With respect to any Distribution Date and any Mortgage Loan that was subject to a Prepayment after its scheduled monthly due date during the related Prepayment Period, the amount of interest collected on such Mortgage Loan for such Distribution Date less (a) with respect to an Actuarial Loan, the amount of interest accrued on such Mortgage

Loan through the due date of such Mortgage Loan occurring during such Prepayment Period or (b) with respect to a Simple Interest Loan, 30 days, interest on the Loan Balance for such Mortgage Loan as of the first day of the related Due Period (in each case net of the Servicing Fee on the related Mortgage Loan).

      "Prepayment Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan that was subject to a Prepayment prior to its scheduled monthly due date during the related Prepayment Period, the amount of interest that would have accrued on such Mortgage Loan absent such Prepayment (net of the Servicing Fee on the related Mortgage Loan) less the amount of interest collected on such Mortgage Loan by the Master Servicer for such Distribution Date.

      "Prepayment Period": With respect to any Distribution Date, the period commencing on the calendar day after the prior Determination Date and ending on the related Determination Date; provided, however, that with respect to the first Distribution Date, with respect to Actuarial Loans the Prepayment Period will be from January 2, 1999 to February 12, 1999 and with respect to Simple Interest Loans, the Prepayment Period will be from January 1, 1999 to February 12, 1999.

      "Preservation Expenses": Expenditures made by the Master Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, certain amounts due with respect to Senior Liens, property restoration or preservation.

      "Principal Distribution Amount": The Group 1 Principal Distribution Amount or the Group 2 Principal Distribution Amount, as the case may be.

      "Prohibited Transaction": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

      "Prospectus": The Prospectus dated October 27, 1999 constituting part of the Registration Statement.

      "Prospectus Supplement": The Block Mortgage Finance Asset Backed Certificates, Series 1999-1 Prospectus Supplement dated January 20, 1999 to the Prospectus.

      "Purchase Mortgage Loan": A Mortgage Loan the proceeds of which were used by the related Mortgagor to obtain the related Mortgaged Property.

      "Purchase Option Period":  As defined in Section 9.04(a) hereof.

      "Qualified Insurer": An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which shall have a claims paying ability of "AA" or better by Standard and Poor's and "Aa2" or better by Moody's, unless each of the Rating Agencies has confirmed in writing that an insurance company with a lower claims paying ability shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates and such insurance company or security or bonding company is acceptable to the Certificate Insurer.

      "Qualified Liquidation": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

      "Qualified Mortgage": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

      "Qualified Replacement Mortgage Loan": A Mortgage Loan substituted for another pursuant to Section 3.03, 3.04 or 3.06(b) hereof, which (i) has a Mortgage Rate at least equal to the Mortgage Rate of the Mortgage Loan being replaced, (ii) is of the same property type (or is a single family dwelling) and the same occupancy status (or is a primary residence) as the replaced Mortgage Loan, (iii) shall have an original term to maturity that is no later than one month following the maturity of the Mortgage Loan for which it was substituted,
(iv) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Mortgage Loan as of such date, (v) shall be of the same or higher credit quality classification (determined in accordance with (a) the credit underwriting guidelines pursuant to which the replaced Mortgage Loan was underwritten at the time the replaced Mortgage Loan was underwritten, or (b) the standards acceptable to the Rating Agencies, which would not cause a downgrade or removal of the ratings assigned to the Class A Certificates (without giving effect to any Certificate Insurance Policy)) as the Mortgage Loan which such Qualified Replacement Mortgage Loan replaces, (vi) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date, (vii) shall not provide for a "balloon" payment if the related Mortgage Loan did not provide for a "balloon" payment (and if such related Mortgage Loan provided for a "balloon" payment, such Qualified Replacement Mortgage Loan shall have an original maturity of not greater than (and not more than one year less than) the original maturity of such related Mortgage Loan), (viii) shall be a fixed rate Mortgage Loan with the same lien priority as the replaced Mortgage Loan if the Mortgage Loan being replaced is in the Fixed Rate Group and shall be a first lien adjustable rate Mortgage Loan if the Mortgage Loan being replaced is in the Adjustable Rate Group, (ix) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute hereto) and applicable to the Trust and (x) satisfies the representations and warranties made pursuant to Schedule I hereof as of the date of substitution.

      "Rate/Term Refinance Mortgage Loan": A Mortgage Loan which is not a Purchase Mortgage Loan where less than $1,000 of the proceeds of such Mortgage Loan were applied by the related Mortgagor toward debt consolidation or otherwise disbursed to the related Mortgagor.

      "Rating Agencies": Collectively, Moody's and Standard & Poor's or any successors thereto.

      "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon applied in reduction of such Loan Balance.

      "Record Date": With respect to the Group 1 Certificates and the Class A-7 Certificates and each Distribution Date, the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs and with respect to the Class A-6 Certificates, the day immediately preceding such Distribution Date.

      "Reference Banks": Any leading banks which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Seller or any affiliate thereof and (iii) whose quotations appear on Telerate Page 3745 on the relevant LIBOR Determination Date.

      "Register":  The register maintained by the Registrar in accordance with
Section 5.04 hereof, in which the names of the Owners are set forth.

      "Registrar": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

      "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 333-65215), including all amendments thereto and including the Prospectus Supplement relating to the Class A Certificates constituting a part thereof.

      "Reimbursement Amount": As of any Distribution Date, the sum, without duplication, of (x)(i) all Insured Payments previously paid to the Trustee by the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to Section 7.03(c)(i)(C) and (D) hereof or pursuant to the Insurance Agreement plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Reimbursement Late Payment Rate and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement plus
(ii) interest on such amounts to the extent provided in the Insurance Agreement. The Certificate Insurer shall notify the Trustee, the Depositor and the Seller of the amount of any Reimbursement Amount.

      "Reimbursement Late Payment Rate": Means for any Distribution Date, the rate of interest as it is publicly announced by Citibank, N.A., or any successor thereto, at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Reimbursement Late Payment Rate shall be computed on the basis of a year of 365 days and the actual number of days elapsed. In no event shall the Reimbursement Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

      "Related Loan Group": The Fixed Rate Group or the Adjustable Rate Group, as the case may be.

      "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

      "REMIC Opinion":  As defined in Section 3.03 hereof.

      "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage Loan, the first day of the calendar month in which such Qualified Replacement Mortgage Loan is conveyed to the Trust.

      "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

      "Residual Net Monthly Excess Cashflow": With respect to any Distribution Date, the aggregate Net Monthly Excess Cashflow, if any, remaining after the making of all applications, transfers and disbursements described in Sections 7.03(c)(i), 7.03(c)(ii) and 7.03(c)(iii)(A) through (G) hereof.

      "Schedules of Mortgage Loans": The schedules of Mortgage Loans attached hereto as Schedule I-A and Schedule I-B, separated by Mortgage Loan Group listing each Mortgage Loan in the related Mortgage Loan Group to be conveyed on the Startup Day. Such Schedules of Mortgage Loans shall set forth as to each Mortgage Loan (i) the Master Servicer's loan number, (ii) the Mortgagor's name and address (including the state) of the Mortgaged Property, (iii) the lien priority thereof, (iv) the combined Loan-to-Value Ratio at origination, (v) the Loan Balance as of the Cut-Off Date or Replacement Cut-Off Date, (vi) the Mortgage Rate thereof (and, with respect to the Mortgage Loans in the Adjustable Rate Group, the margin and the applicable index), (vii) the current Scheduled Payment, (viii) the maturity of the related Note, (ix) the property type, (x) occupancy status, (xi) Appraised Value and (xii) original term-to-maturity.

      "Scheduled Payment": As of any date of calculation, with respect to a Mortgage Loan, the then stated scheduled monthly installment of principal and interest payable thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a "balloon" Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date).

      "Second Mortgage Loan": A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Mortgaged Property.

      "Securities Act":  The Securities Act of 1933, as amended.

      "Seller":  Companion Mortgage Corporation, a Delaware corporation.

      "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

      "Servicer Loss Test": The Servicer Loss Test is satisfied if the Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below (provided, that for purposes of the calculation of the Servicer Loss Test, Realized Losses attributable solely to Cram Down Losses are excluded from the calculation of Cumulative Loss Percentage).

           Period                         Cumulative Loss Percentage
           ------                         --------------------------

February 2, 1999 - February 1, 2000                 0.95%
February 2, 2000 - February 1, 2001                 1.90%
February 2, 2001 - February 1, 2002                 2.85%
February 2, 2002 - February 1, 2003                 3.80%
February 2, 2003 and thereafter                     4.75%

      "Servicer Termination Test": The Servicer Termination Test is satisfied for any date of determination thereof if (a) the 90+ Delinquency Percentage (Rolling Three Month) with respect to the Mortgage Loans is less than 13.0%, (b) the Servicer Loss Test is satisfied, (c) the Annual Loss Percentage (Rolling Twelve Month) as it relates to the Mortgage Loans for the twelve month period immediately preceding the date of determination is not greater than 2.25%, (d) H&R Block, Inc. continues to own 100% of Block Financial Corporation, and (e) Block Financial Corporation's long term corporate ratings remain at or above "BBB" by Standard & Poor's and "Baa2" by Moody's.

      "Servicing Advance": As defined in Section 8.09(b) and Section 8.13(a) hereof.

      "Servicing Fee": With respect to any Mortgage Loan, an amount retained by the Master Servicer as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to Section 8.15 and equal to 0.50% per annum of the then outstanding Loan Balance of such Mortgage Loan as of the first day of the related Due Period payable on a monthly basis (taking into account Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments received during the immediately preceding Prepayment Period and, with respect to Actuarial Loans, any Scheduled Payment due on or before the last day of the immediately preceding Due Period and in the Collection Account as of the Determination Date for such immediately preceding Due Period).

      "Servicing Standard":  As defined in Section 8.01 hereof.

      "Simple Interest Loans": Any Mortgage Loan as to which, pursuant to the Note relating thereto, interest is computed and charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Note based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment.

      "Specified Subordinated Amount": As applicable, the Fixed Rate Group Specified Subordinated Amount or the Adjustable Rate Group Specified Subordinated Amount.

      "Standard & Poor's": Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

      "Startup Day": January 21, 1999.

      "Subordinate Certificates":  Collectively, the Class R Certificates.

      "Subordinated Amount": The Fixed Rate Group Subordinated Amount or the Adjustable Rate Group Subordinated Amount, as the case may be.

      "Subordination Deficiency Amount": With respect to any Mortgage Loan Group and Distribution Date, the excess, if any, of (i) the Specified Subordinated Amount applicable to such Mortgage Loan Group and Distribution Date over (ii) the Subordinated Amount applicable to such Mortgage Loan Group and Distribution Date prior to taking into account the payment of any related Subordination Increase Amounts on such Distribution Date.

      "Subordination Deficit": With respect to any Mortgage Loan Group and Distribution Date, the amount, if any, by which (x) the aggregate of the related Class A Certificate Principal Balances relating to such Mortgage Loan Group, after taking into account all distributions to be made on such Distribution Date exceeds (y) the aggregate Loan Balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the last day of the related Due Period (taking into account Curtailments with respect to Actuarial Loans, Net Liquidation Proceeds and Prepayments collected during the related Prepayment Period, and with respect to Actuarial Loans in the related Mortgage Loan Group, the principal portion of all Scheduled Payments due on or before the last day of the related Due Period and in the Collection Account as of the related Determination Date).

      "Subordination Increase Amount": With respect to any Mortgage Loan Group and Distribution Date, the aggregate amount of Net Monthly Excess Cashflow allocated to such Mortgage Loan Group pursuant to Sections 7.03(c)(ii)(A) and (B) on such Distribution Date.

      "Subordination Reduction Amount": With respect to any Mortgage Loan Group and Distribution Date, an amount equal to the lesser of (x) the Excess Subordinated Amount for such Mortgage Loan Group and Distribution Date and (y) the amount available for distribution on account of principal with respect to the Class A Certificates relating to such Mortgage Loan Group on such Distribution Date.

      "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in
Section 8.03 hereof in respect of the qualification of a Sub-Servicer, which initially will be CSC and Fairbanks.

      "Sub-Servicing Agreement": Each of the sub-servicing agreements between the Master Servicer and CSC and between the Master Servicer and Fairbanks relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.03, or any successor agreement.

      "Substitution Adjustment":  As defined in Section 3.03 hereof.

      "Tax Matters Certificate": The Certificate representing the Tax Matters Person Residual Interest, initially issued to the Trustee as the initial Tax Matters Person.

      "Tax Matters Person":  The Person appointed for the Trust pursuant to
Section 11.18 hereof to act as the Tax Matters Person under the Code.

      "Tax Matters Person Residual Interest": The 0.001% interest in the "residual interest" in the Trust Fund, which shall be issued to and held by the Trustee throughout the term hereof unless another Person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 11.18 hereof.

      "Termination Auction":  As defined in Section 9.03 hereof.

      "Termination Notice":  As defined in Section 9.04(a) hereof.

      "Total Available Funds":  As defined in Section 7.02(d) hereof.

      "Total Monthly Excess Cashflow": As defined in Section 7.03(c)(i) hereof.

      "Total Monthly Excess Spread": The Group 1 Total Monthly Excess Spread or the Group 2 Total Monthly Excess Spread, as the case may be.

      "Trust": Block Mortgage Finance Asset Backed Certificates Series 1999-1 Trust, the trust created under this Agreement.

      "Trust Estate": As defined in the conveyance clause under this Agreement.

      "Trustee": The First National Bank of Chicago, a national banking association, the Corporate Trust Office of which is located on the date of execution of this Agreement at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

      "Trustee Fee": The fee payable monthly on each Distribution Date in an amount equal to one-twelfth of 0.013% multiplied by the then-outstanding Loan Balance.

      "Underwriters": Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities, Inc.

      "Uniform Commercial Code": The Uniform Commercial Code in effect in the applicable jurisdiction.

      "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates.
At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Balance of such Class of Certificates and the denominator of which is equal to the aggregate outstanding Certificate Principal Balances of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among Owners of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Owners of more than one Class of Certificates shall be equal to the sum of the products of each such Owner's Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates. At all times during the term of this Agreement, 99% and 1% of all Voting Rights shall be allocated to the Owners of the Class A Certificates (for such time as any Class A Certificate is outstanding) and the Owners of the Class R Certificates, respectively.

      "Weighted Average Pass-Through Rate": As to the Class A Certificates and any Distribution Date, the weighted average of the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, Class A-3 Pass-Through Rate, Class A-4 Pass-Through Rate, Class A-5 Pass Through Rate, Class A-6 Pass Through Rate and Class A-7 Pass-Through Rate (such rate calculated for this purpose on the basis of a 360-day year assumed to consist of twelve 30 day months) weighted by the respective Certificate Principal Balances of the related Class, as of such Distribution Date prior to taking into account any distributions to be made on such Distribution Date.


                                  ARTICLE II

                  ESTABLISHMENT AND ORGANIZATION OF THE TRUST


      Section 2.01 Establishment of the Trust.

      The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Block Mortgage Finance Asset Backed Certificates Series 1999-1 Trust," which shall contain two separate pools of Mortgage Loans.

      Section 2.02   Office

      The office of the Trust shall be in care of the Trustee, addressed to One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Block Mortgage Finance Asset Backed Certificates, Series 1999-1, or at such other address as the Trustee may designate by notice to the Depositor, the Seller, the Master Servicer, the Owners and the Certificate Insurer.

      Section 2.03   Purposes and Powers.

      The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the Trust Fund's status as a REMIC.

      Section 2.04   Appointment of the Trustee; Declaration of Trust.

      The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

      Section 2.05 Expenses of the Trust.

      The expenses of the Trust, including (i) any portion of the Trustee Fee not paid pursuant to Section 7.03(c)(iii)(B) hereof, (ii) any reasonable expenses of the Trustee, and (iii) any other reasonable expenses of the Trust (provided that the reasonable expenses of the Trust set forth in this clause
(iii) have been reviewed and approved by the Master Servicer, which review and approval shall not be required in connection with the enforcement of a remedy by the Trustee resulting from a default under this Agreement), shall be paid directly by the Master Servicer. The Master Servicer shall pay directly the reasonable fees and expenses of counsel to the Trustee. The reasonable fees and expenses of the Trustee's counsel in connection with the review and delivery of this Agreement and related documentation shall be paid by the Master Servicer on the Startup Day. In addition, if any assignment of Mortgage is required to be filed pursuant to the terms of this Agreement, the Master Servicer shall pay for all costs and expenses associated with filing such assignment in the appropriate recording office.

      Section 2.06 Ownership of the Trust.

      On the Startup Day, the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

      Section 2.07 Situs of the Trust.

      It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be administered in the State of Illinois. The Trust will not have any employees and will not have any real or personal property (other than property acquired pursuant to Section
8.13 hereof) located in any state other than in the State of Illinois (provided, however, that the Trustee may maintain the Files in California). Payments will be received by the Trustee only in the State of Illinois and payments from the Trustee will be made only from the State of Illinois. The Trust's only office will be at the office of the Trustee as set forth in Section 2.02 hereof.

      Section 2.08   Miscellaneous REMIC Provisions.

      (a) The Trust Fund for federal income tax purposes will consist of a single REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust Fund. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates will represent the "regular interests" in the Trust Fund and the Class R Certificates will represent the single "residual interest" in the Trust Fund. The Owner of the Tax Matters Person Residual Interest is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to the Trust.

      (b) The Trust shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

      (c) The Trustee shall cause the Trust to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC.

      (d) The Trustee shall provide to the Internal Revenue Service and to the Person described in Section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-l(b)(5)(ii), or any successor regulation thereto with respect to the Trust. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

      (e) For federal income tax purposes, the Final Scheduled Distribution Date for each Class of Certificates is hereby set to be the Distribution Date indicated below:


               Class                       Final Scheduled
                                           Distribution Date
               -----                       -----------------

               Class A-1 Certificates      September 2013
               Class A-2 Certificates      April 2020
               Class A-3 Certificates      May 2025
               Class A-4 Certificates      February 2030
               Class A-5 Certificates      September 2013
               Class A-6 Certificates      January 2030
               Class A-7 Certificates      April 2016

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
              OF THE DEPOSITOR, THE MASTER SERVICER AND THE SELLER;
                   COVENANT OF SELLER TO CONVEY MORTGAGE LOANS



      Section 3.01 Representations and Warranties of the Depositor.

      The Depositor hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and the Owners that as of the Startup Day:

      (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it, make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Depositor, the Owners or the Certificate Insurer. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as currently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

      (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not (i) violate the Depositor's Certificate of Incorporation or Bylaws, (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or (iii) violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties, except where the failure to so comply would not have a material adverse effect on the Depositor, the Owners or the Certificate Insurer.

      (c) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

      (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Depositor is a party.

      (e) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation is likely to have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or is likely to have consequences that would materially and adversely affect its performance hereunder.

      (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Depositor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

      (g) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributable to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor required to be stated therein or necessary to make the statements contained therein with respect to the Depositor, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained to or by the Depositor, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

      (i) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Depositor aware of any pending insolvency of the Depositor, the Seller or the Master Servicer.

      (j) The transactions contemplated by this Agreement are in the ordinary course of business of the Depositor.

      (k) The transfer, assignment and conveyance of the Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

      It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Loans to the Trustee.

      Section 3.02   Representations and Warranties of the Master Servicer.

      The Master Servicer hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and the Owners that as of the Startup Day:

      (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Master Servicer, any Sub-Servicer, if applicable, the Owners, the Trust or the Certificate Insurer. The Master Servicer and each Sub-Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as currently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. Either the Master Servicer or each Sub-Servicer is designated as an approved seller-servicer by FNMA for first and second mortgage loans and has combined equity and subordinated debt of at least $1,500,000, as determined in accordance with generally accepted accounting principles.

      (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not (i) violate the Master Servicer's Certificate of Incorporation or Bylaws, (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or (iii) violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties, except where the failure to so comply would not have a material adverse effect on the Master Servicer, the Owners, the Trust or the Certificate Insurer.

      (c) This Agreement and the Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

      (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Master Servicer is a party.

      (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation is likely to have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or is likely to have consequences that would materially and adversely affect its performance hereunder.

      (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

      (g) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer, in light of the circumstances under which they were made, not misleading.

      (h) The Master Servicer will account for any servicing fee rights in accordance with Statement of Financial Accounting Standards No. 125 issued by the Financial Accounting Standards Board.

      (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained to or by the Master Servicer, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

      (j) The collection practices used by the Master Servicer and each Sub-Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the mortgage servicing business for comparable mortgage loans.

      (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

      It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Mortgage Loans to the Trustee.

      Upon discovery by any of the Depositor, the Seller, the Master Servicer, the Certificate Insurer, any Owner or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects and, upon the Master Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee pursuant to Section 8.20 hereof; provided, however, that if any party can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer.

      Section 3.03 Representations and Warranties of the Seller.

      The Seller hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and the Owners that as of the Startup Day:

      (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it, make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Seller, the Owners, the Trust and the Certificate Insurer. The Seller has all requisite corporate power and authority to own and operate its properties, to carry out its business as currently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

      (b) The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller and will not (i) violate the Seller's Certificate of Incorporation or Bylaws, (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound or (iii) violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its properties, except where the failure to so comply would not have a material adverse effect on the Seller, the Owners, the Trust and the Certificate Insurer.

      (c) This Agreement and the other Operative Documents to which the Seller is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

      (d) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Seller is a party.

      (e) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which litigation is likely to have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or is likely to have consequences that would materially and adversely affect its performance hereunder.

      (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

      (g) The statements contained in the Registration Statement which describe the Seller or matters or activities for which the Seller is responsible in accordance with the Operative Documents or which are attributable to the Seller therein are true and correct in all material respects. The Registration Statement does not contain any untrue statement of a material fact with respect to the Seller, or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      (h) Upon the receipt of each Mortgage Loan (including the related Note) and other items of the Trust Estate by the Trustee under this Agreement, the Trust will have good title to such Mortgage Loan (including the related Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others, except as set forth in item (ix) of
Schedule I (other than liens which will be simultaneously released).

      (i) Neither the Seller nor any affiliate thereof will report on any financial statement any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

      (j) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained to or by the Seller, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Seller of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

      (k) The origination practices used by the Seller or, to the Seller's knowledge, the respective originators of the Mortgage Loans with respect to such Mortgage Loans have been in all material respects, legal, proper, prudent and customary in the mortgage lending business in the jurisdiction in which the related Mortgaged Properties are located.

      (l) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency of the Seller, the Depositor or the Master Servicer.

      (m) The transfer, assignment and conveyance of the Notes and the Mortgages by the Seller hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

      (n) The transactions contemplated by this Agreement are in the ordinary course of business of the Seller.

      It is understood and agreed that the representations and warranties set forth in this Section 3.03 shall survive delivery of the respective Mortgage Loans to the Trustee.

      Upon discovery by any of the Master Servicer, the Seller, the Depositor, the Certificate Insurer or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners or the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. The Seller hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, with respect to a breach of clause (h) above, the Seller may (or may cause an affiliate of the Seller to) on the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) substitute in lieu of any Mortgage Loan not in compliance with clause
(h) a Qualified Replacement Mortgage Loan and, if the outstanding principal amount of such Qualified Replacement Mortgage Loan as of the applicable Replacement Cut-Off Date is less than the Loan Balance of such Mortgage Loan as of such Replacement Cut-Off Date, deliver an amount equal to such difference together with the aggregate amount of (A) all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, to the extent unreimbursed to the Master Servicer and (B) all Delinquency Advances and Servicing Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan (a "Substitution Adjustment") to the Master Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the Master Servicer for deposit in the Collection Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Section 3.03, 3.04 or 3.06 shall be made unless the Seller obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the Trust as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Certificate Insurer and the Trustee. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this Section shall be repurchased or substituted for (subject to compliance with Sections 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion.

      Section 3.04 Covenants of Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations.

      (a) The Seller hereby makes the representations set forth on Schedule I hereto with respect to the Mortgage Loans.

      (b) Upon the discovery by the Seller, the Master Servicer, the Certificate Insurer, or the Trustee (i) that any of the statements set forth in Schedule I hereto were untrue as of the Startup Day with the result that the interests of the Owners or the Certificate Insurer are materially and adversely affected or
(ii) that statements set forth in clauses (ix), (x), (xiii), (xxxvi), (xl), or
(xli) of Schedule I hereto were untrue in any material respect as of the Startup Day, the party discovering such breach shall give prompt written notice to the other parties. Upon the earlier to occur of the Seller's discovery or its receipt of notice of breach from any one of the other parties, the Seller hereby covenants and warrants that it shall promptly cure such breach in all material respects or, subject to the last two sentences of Section 3.03, it shall on the second Monthly Remittance Date next succeeding such discovery or receipt of notice (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Seller a Qualified Replacement Mortgage Loan and deliver the Substitution Adjustment to the Master Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Collection Account. Other than as specified in Section 6.12 hereof, it is understood and agreed that the foregoing obligation of the Seller so to substitute for or purchase any Mortgage Loan shall constitute the sole remedy respecting a discovery of any such statement which is untrue in any material respect in this Section 3.04 available to the Owners, the Trustee and the Certificate Insurer.

      (c) In the event that any such repurchase results in a prohibited transaction tax, the Trustee shall (upon its actual knowledge of such event) promptly notify the Seller in writing thereof and the Seller will, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds. In the event that any Qualified Replacement Mortgage Loan is delivered by the Seller to the Trust pursuant to
Section 3.03, Section 3.04 or Section 3.06 hereof, the Seller shall be obligated to take the actions described in Section 3.04(b) with respect to such Qualified Replacement Mortgage Loan upon the discovery by any of the Owners, the Seller, the

Master Servicer, the Certificate Insurer, or the Trustee that the statements set forth in clause (ix), (x), (xiii), (xxxvi), (xl) or (xli) of Schedule I hereto are untrue in any material respect on the date such Qualified Replacement Mortgage Loan is conveyed to the Trust or that any of the other statements set forth in Schedule I hereto are untrue on the date such Qualified Replacement Mortgage Loan is conveyed to the Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage Loan are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the statements in Schedule I hereto referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage Loan is conveyed to the Trust or the related Replacement Cut-Off Date, as appropriate.

      (d) It is understood and agreed that the covenants set forth in this
Section 3.04 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgage Loans) to the Trustee.

      (e) The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the purchase or repurchase of, or substitution for, any Mortgage Loan pursuant to this Article III or the eligibility of any Mortgage Loan for the purpose of this Agreement.

      Notwithstanding the fact that a representation contained in Schedule I hereto may be limited to the Seller's knowledge, such limitation shall not relieve the Seller of its purchase obligation under the terms of this Section 3.04, or its obligations under Section 6.12 hereof.

      Section 3.05 Conveyance of the Mortgage Loans and Qualified Replacement Mortgage Loans.

      (a) On the Startup Day the Seller, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys to the Depositor and the Depositor, concurrently with the execution and delivery hereof, transfers, assigns, sets over and otherwise conveys, without recourse, to the Trustee for the benefit of the Owners all of their respective right, title and interest in and to the Trust Estate; provided, however, that the Seller reserves and retains all of its right, title and interest in and to (i) principal (including Prepayments) and interest collected on each Mortgage Loan on or prior to the Cut-Off Date (other than, with respect to Actuarial Loans, Scheduled Payments collected on or prior to the Cut-Off Date and due after the Cut-Off Date) and (ii) with respect to Actuarial Loans, Scheduled Payments due on or prior to the Cut-Off Date. The transfer by the Depositor of the Mortgage Loans set forth on the Schedules of Mortgage Loans to the Trustee on behalf of the Trust is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

      It is intended that the sale, transfer, assignment and conveyance herein contemplated constitute a sale of the Mortgage Loans conveying good title thereto free and clear of any liens and encumbrances from the Seller to the Depositor and from the Depositor to the Trust and that the Mortgage Loans not be part of the Depositor's or the Seller's estate in the event of insolvency. In the event that such conveyance is deemed to be a loan, the parties intend that the Seller shall be deemed to have granted to the Depositor and the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

      In connection with such sale, transfer, assignment, and conveyance from the Seller to the Depositor, the Seller has filed, in the appropriate office or offices in the States of New York, California, Illinois, Georgia, Utah and Missouri, a UCC-1 financing statement executed by the Seller as debtor, naming the Depositor as secured party and the Trustee as assignee and listing the Mortgage Loans and the other property described above as collateral. The characterization of the Seller as debtor and the Depositor as secured party on such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Seller's entire right, title and interest in and to the Trust Estate. In connection with such filing, the Seller agrees that it shall cause to be filed all necessary continuation statements and amendments thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Owners' and the Certificate Insurer's interest in the Trust Estate.

      In connection with such sale, transfer, assignment, and conveyance from the Depositor to the Trustee, the Depositor has filed, in the appropriate office or offices in the States of New York, California, Illinois, Georgia, Utah and Missouri, a UCC-1 financing statement executed by the Depositor as debtor, naming the Trustee as secured party and listing the Mortgage Loans and the other property described above as collateral. The characterization of the Depositor as debtor and the Trustee as secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Depositor's entire right, title and interest in and to the Trust Estate. In connection with such filing, the Depositor agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Owners' and the Certificate Insurer's interest in the Trust Estate.

      (b) In connection with the transfer and assignment of the Mortgage Loans, the Depositor agrees to:

           (i) deliver without recourse to the Trustee on the Startup Day with respect to each Mortgage Loan, (A) the original Mortgage Note, endorsed by the Seller or the last endorsee of such Mortgage Loan, without recourse, in the following form: "Pay to the order of ________________________ without recourse", with all intervening endorsements necessary to show a complete chain of endorsement from the originator to the Seller or last endorsee (or a lost note affidavit in the form of Exhibit I); (B) the original recorded Mortgage; (C) a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of, and transfer to the assignee thereof under, the Mortgage to which such assignment relates); (D) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage from the originator to the Seller or last endorsee; (E) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; (F) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Startup Day; and (G) the original certificate of title to each manufactured home, noting the Trustee as lienholder thereon; and

           (ii) deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor, within one year after the Startup
      Day).

      With respect to each Mortgage Loan, the Master Servicer shall, within six
(6) months of the Startup Day, cause to be recorded with respect to each Mortgage Loan the original assignment of Mortgage referred to in clause (i)(C) above and shall, within five Business Days after receipt thereof, deliver or cause to be delivered to the Trustee such original recorded assignment of Mortgage, except in the states for which a legal opinion is delivered to the Trustee and the Certificate Insurer as provided below and is approved by the Certificate Insurer. In regard to those states in which Mortgaged Properties are located, the Master Servicer shall have the right to deliver to the Trustee and the Certificate Insurer a legal opinion providing that the recordation of the assignment of Mortgage in one or more of such states is not necessary under applicable state law to transfer the related Mortgage Loan to the Trust; provided such legal opinion is made and delivered within six (6) months of the Startup Day, and is in form and substance reasonably acceptable to the Certificate Insurer. Upon approval of such opinion by the Certificate Insurer, the Master Servicer will not be required to record the related assignments of Mortgages. All assignments of Mortgages shall be delivered to the Trustee in recordable form at the time of closing, and in such states where no opinion is so rendered, or is rendered and is deemed to be unacceptable to the Certificate Insurer, recording of such assignments of Mortgages will be required. Notwithstanding the preceding provisions allowing for nonrecordation of assignments of Mortgage in certain states, if an Event of Default has occurred as to a party other than the Certificate Insurer as provided in Article 5 of the Insurance Agreement, or an event set forth in Section 8.20 of this Agreement has occurred, the Master Servicer shall be required to record all assignments of Mortgage in those states where an opinion has not been previously delivered and approved.

      Notwithstanding anything to the contrary contained in this Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

      The Depositor hereby appoints the Master Servicer its attorney-in-fact for the purpose of, and with full power in, preparing, executing and recording, on its behalf, all assignments of Mortgages in the event that the Depositor fails to do so on a timely basis.

      Copies of all Mortgage assignments received by the Trustee shall be retained in the related File.

      All recordings required pursuant to this Section 3.05 shall be prepared and recorded by the Master Servicer and shall be accomplished at the expense of the Master Servicer.

      (c) In the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Startup Day, the Depositor, in lieu of the foregoing, will deliver within six (6) days after the Startup Day to the Trustee a certification of an Authorized Officer of the Depositor in the form set forth in Exhibit D.

      (d) The Seller shall transfer, assign, set over and otherwise convey, without recourse, to the Trustee all right, title and interest of the Seller in and to any Qualified Replacement Mortgage Loan delivered to the Trustee on behalf of the Trust by the Seller pursuant to Section 3.03, 3.04 or 3.06 hereof and all its right, title and interest to principal and interest on such Qualified Replacement Mortgage Loan after the applicable Replacement Cut-Off Date; provided, however, that the Seller shall reserve and retain all right, title and interest in and to (i) payments of principal and interest received on such Qualified Replacement Mortgage Loan on or prior to the applicable Replacement Cut-Off Date (other than, with respect to Actuarial Loans, Scheduled Payments collected on or prior to the applicable Replacement Cut-Off Date and due after the applicable Replacement Cut-Off Date) and (ii) with respect to Actuarial Loans, Scheduled Payments due on or prior to the applicable Replacement Cut-Off Date.

      (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage Loan therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, on the Seller's order, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest in and to principal and interest on such released Mortgage Loan after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest on such released Mortgage Loan on or prior to the applicable Replacement Cut-Off Date.

      (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage Loan to the Trustee on behalf of the Trust, the Seller agrees to (i) deliver without recourse to the Trustee on the date of delivery of such Qualified Replacement Mortgage Loan the documents set forth in Section 3.05(b)(i) and (ii) deliver the original Qualified Replacement Mortgage Loan, together with original or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Seller (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage Loan).

      (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage Loan, the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage Loan and on the order of the Seller (i) the original Note relating thereto, endorsed in blank, (ii) the original Mortgage so released and all assignments relating thereto, including an assignment of such Mortgage to the Seller and (iii) such other documents as constituted the File with respect thereto.

      (h) If a Mortgage assignment is lost or is returned from the recorder's office unrecorded due to a defect therein, the Seller shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause such substitute or cured assignment to be duly recorded.

      Section 3.06 Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee.

      (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by the Seller or the Depositor in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee agrees, for the benefit of the Owners and the Certificate Insurer, to review such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Replacement Mortgage Loan, within 45 days after the assignment thereof) and to deliver to the Depositor, the Seller, the Master Servicer and the Certificate Insurer a certification in the form attached hereto as Exhibit F (a "Pool Certification") to the effect that, as to each Mortgage Loan listed in the Schedules of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to
Section 3.05(b)(i) of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in (i), (ii) and (viii) of the definition of the Schedules of Mortgage Loans, accurately reflects the information set forth in the File, subject, in each case, to such exceptions as provided in Section 3.06(b). The Trustee shall have no responsibility for reviewing any File except as expressly provided in this Section 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be and, where applicable, that it purports to be recorded. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

      (b) If the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Mortgage Loans identified in the Schedules of Mortgage Loans, or that any Mortgage Loan does not conform to the description thereof as set forth in the Schedules of Mortgage Loans, the Trustee shall promptly so notify the Depositor, the Seller, the Certificate Insurer and the Owners. In performing any such review, the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by the Seller pursuant to Section 3.05(b)(i) is limited solely to confirming that the documents listed in Section 3.05(b)(i) have been executed and received, relate to the Files identified in the Schedules of Mortgage Loans and conform to the description thereof in the Schedules of Mortgage Loans. The Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 30 days after the Trustee's notice to it respecting such defect the Seller has not remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Certificate Insurer, the Seller will (or will cause an affiliate of the Seller to) on the next succeeding Monthly Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage Loan and deliver the Substitution Adjustment to the Master Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Collection Account.

      (c) In addition to the foregoing, the Trustee also agrees to make a review during the 12th month after the Startup Day indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Trustee shall provide to the Certificate Insurer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.


                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

      Section 4.01   Issuance of Certificates.

      On the Startup Day, upon the Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

      Section 4.02   Sale of Certificates.

      At 11:00 a.m. New York City time on the Startup Day (the "Closing"), at the offices of Brown & Wood LLP, One World Trade Center, New York, New York (or at such other location acceptable to the Seller), the Seller will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and in payment therefor, the Trustee will deliver (i) to the Depositor the Class A Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co., or in such other names as the Underwriters shall direct and (ii) to the respective registered owners thereof, a Class R Certificate with a Percentage Interest equal to 99.999%, registered in the name of the Seller, and a Class R Certificate with a Percentage Interest equal to .001%, registered in the name of the Trustee. The Depositor will deliver to the

Underwriters the Class A Certificates against payment of the purchase price thereof by wire transfer of immediately available funds to the Depositor.

                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

      Section 5.01   Terms.

      (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates to "principal" and "interest", no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee on behalf of the Owners of the Class A Certificates with respect to the Certificate Insurance Policies). Subject to Section 8.09, the Certificates are payable solely from payments received on or with respect to the Mortgage Loans, moneys in the Collection Account, earnings on moneys and the proceeds of property held as a part of the Trust Estate and, with respect to the Class A Certificates upon the occurrence of certain events, from Insured Payments. Each Certificate entitles the Owner thereof to receive monthly on each Distribution Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Mortgage Loans (and, with respect to the Owners of the Class A Certificates, Insured Payments deposited in the Distribution Account), pro rata in accordance with such Owner's Percentage Interest.

      (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement and the related Certificate Insurance Policy, whether or not such Certificate is ever returned to the Trustee, except to the extent of a Reimbursement Amount on such Class of Certificates, in which case the Certificate Insurer will be subrogated to the rights of such Owner and the Class of Certificate will not be deemed cancelled.

      Section 5.02   Forms.

      The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates and the Class R Certificates shall be in substantially the forms set forth in Exhibits A and C hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Trustee's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Trustee executing such Certificates, as evidenced by his execution thereof.

      Section 5.03   Execution, Authentication and Delivery.

      Each Certificate shall be executed on behalf of the Trust, by the manual or facsimile signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual or facsimile signature of one of the Trustee's Authorized Officers.

      Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

      The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

      No Certificate shall be valid until executed and authenticated as set forth above.

      Section 5.04   Registration and Transfer of Certificates.

      (a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Certificate Insurer, the Owners and the Trustee shall have the right to inspect the Register during the Trustee's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

      (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount or Percentage Interest of the Certificate so surrendered.

      (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate original principal amount or percentage interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

      (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

      (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed, by the Owner thereof or his attorney duly authorized in writing.

      (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

      (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Class A Certificate of such Class. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

      On the Startup Day, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates shall be issued in denominations of no less than $25,000 and multiples of $1,000 in excess thereof (except that one certificate in each class may be issued in an amount less than $25,000 or in an integral multiple other than $1,000).

      The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

      With respect to the Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Certificate Insurer, the Depositor, the Master Servicer, the Seller and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Certificate Insurer, the Master Servicer, the Seller and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates,
(ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

      Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of principal and interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

      (h) In the event that (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the Voting Rights evidenced by the Class A Certificates advise the Trustee and the Depository through the Direct Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of beneficial owners, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Depositor may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Depositor and at the Depositor's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

      (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates and all notices with respect to such Class A Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

      Section 5.05   Mutilated, Destroyed, Lost or Stolen Certificates.

      If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee and the Certificate Insurer harmless, then, in the absence of notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

      Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

      Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

      Section 5.06   Persons Deemed Owners.

      The Certificate Insurer, the Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and none of the Certificate Issuer, the Trustee or any agent of the Trustee shall be affected by notice to the contrary.

      Section 5.07   Cancellation.

      All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

      Section 5.08   Limitation on Transfer of Ownership Rights.

      (a) No sale or other transfer of record or beneficial ownership of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer or registration of transfer, or register the transfer, of any Class R Certificate or authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit H. Each holder of a Class R Certificate, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a).

      (b) No other sale or other transfer of record or beneficial ownership of a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within three years from the Startup Day, (i) the Trustee shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Depositor, the Registrar, the Trustee and the Certificate Insurer in the event that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee, the Trust Estate, the Registrar, the Master Servicer, the Seller, the Depositor or the Certificate Insurer, and
(ii) the Trustee shall require the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Depositor, the Registrar, the Trustee and the Certificate Insurer (which may be in substantially the same form as Exhibit N attached hereto) certifying to the Trustee, the Certificate Insurer, the Registrar and the Depositor the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Estate, the Certificate Insurer, the Registrar, the Master Servicer, the Seller or the Depositor. The Owner of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer, the Depositor, the Servicer, the Registrar and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      (c) No transfer of a Class R Certificate shall be made unless the Registrar and Trustee shall have received either: (i) a representation letter from the transferee of such Class R Certificate, acceptable to and in form and substance satisfactory to the Registrar (which may be in substantially the same form as Exhibit O attached hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or other arrangement subject to Section 406 of ERISA or a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), or is not acting on behalf of any Plan and is not using the assets of any Plan to effect such transfer or in the case of an insurance company purchasing such Certificates, with funds from its general account, the transfer is covered by the Prohibited Transaction Class Exemption 95-60 or (ii) in the event that any Class R Certificate is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such transfer, an opinion of counsel, acceptable to and in form and substance satisfactory to the Depositor, the Trustee, the Certificate Insurer and the Registrar, which opinion of counsel shall not be at the expense of the Trustee or the Trust, to the effect that the purchase or holding of any Class R Certificates will not result in the assets of the Trust being deemed to be "plan assets," will not cause the Trust to be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code, and will not subject the Depositor, Seller, Registrar, Master Servicer, Certificate Insurer or the Trustee to any obligation or liability in addition to those expressly undertaken under this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee and the Certificate Insurer of an opinion of counsel as described above shall be null and void and of no effect.

      (d) No sale or other transfer of any Class A Certificate may be made to an affiliate of the Seller unless the Trustee and the Certificate Insurer shall have been furnished with an opinion of counsel, at the expense of the Seller acceptable to the Certificate Insurer and the Trustee experienced in federal bankruptcy matters to the effect that such sale or transfer would not adversely affect the character of the conveyance of the Mortgage Loans to the Trust as a sale. To the extent any payment to an Owner of a Class A Certificate constitutes an Insured Payment, such payment will not be made to the Seller, the Depositor or the Master Servicer or any Sub-Servicer. The Class R Certificate issued to the Trustee on the Startup Day may not be transferred or sold to any Person, except to a Person who accepts the appointment of Tax Matters Person pursuant to
Section 11.18 hereof.

      Section 5.09   Assignment of Rights.

      An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.


                                   ARTICLE VI

                                    COVENANTS

      Section 6.01   Distributions.

      On each Distribution Date, the Trustee will withdraw amounts from the Distribution Account and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check or draft mailed on each Distribution Date or (ii) if requested by any Owner of (A) a Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Certificate having an original principal balance of not less than $1,000,000 or (B) a Class R Certificate having a Percentage Interest of not less than 10% in writing not later than five Business Days prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Distribution Date, in each case to each Owner of record on the immediately preceding Record Date.

      Section 6.02   Money for Distributions to Be Held in Trust; Withholding.

      (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Distribution Account or from Insured Payments shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Distribution Account for payments of Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

      (b) Whenever the Trustee has appointed one or more Paying Agents pursuant to Section 11.15 hereof, the Trustee will, on the Business Day immediately preceding each Distribution Date, cause to be deposited with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Distribution Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

      (c) The Trustee may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      (d) Each Paying Agent, including the Trustee on behalf of the Trust, shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

      (e) Any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Class A Certificate and remaining unclaimed by the Owner of such Class A Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Owners of the Class R Certificates; and the Owner of such Class A Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates for payment thereof (but only to the extent of the amounts so paid to the Owners of the Class R Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such payment, may, at the expense of the Trust, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Owners of the Class R Certificates. The Trustee shall, at the direction of the Owners of a majority of the Percentage Interest in the Class R Certificates also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

      Section 6.03   Protection of Trust Estate.

      (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer and, upon request of the Certificate Insurer or, with the consent of the Certificate Insurer, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor or the Certificate Insurer, to:

        (i) more effectively hold in trust all or any portion of the Trust Estate;


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       (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

      (iii)       enforce any of the Mortgage Loans; or

       (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners and the Certificate Insurer represented thereby, in such Trust Estate against the claims of all Persons and parties.

      The Trustee shall send copies of any request received from the Certificate Insurer or the Depositor to take any action pursuant to this Section 6.03 to the other parties hereto.

      (b) The Trustee shall have the power to enforce, and shall enforce, the obligations and rights of the other parties to this Agreement, and of the Certificate Insurer or the Owners, by action, suit or proceeding at law or in equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Certificate Insurer as such rights are set forth in this Agreement; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates; provided, further, however, that if there is a dispute with respect to payments under the Certificate Insurance Policies, the Trustee's sole responsibility is to the Owners.

      (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties hereunder, or adversely affect its rights and immunities hereunder.

      Section 6.04   Performance of Obligations.

      The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

      The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g).

      Section 6.05   Negative Covenants.

      The Trustee will not permit the Trust to:

        (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

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



       (ii) claim any credit on, or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

      (iii) incur, assume or guaranty any indebtedness of any Person except pursuant to this Agreement;

       (iv) dissolve or liquidate in whole or in part, except pursuant to
      Article IX hereof; or

        (v) (A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

      Section 6.06   No Other Powers.

      The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

      Section 6.07   Limitation of Suits.

      No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policies, or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

      (1) such Owner has previously given written notice to the Depositor, the Certificate Insurer and the Trustee of such Owner's intention to institute such proceeding;

      (2) the Owners of not less than 25% of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class R Certificates, shall have made written request to the Trustee to institute such Proceeding in its own name as Trustee establishing the Trust;

      (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

      (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;


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


      (5) as long as any Class A Certificates are Outstanding, the Certificate Insurer consented in writing thereto (unless the Certificate Insurer is the party against whom the proceeding is directed); and

      (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

      In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to clauses (1)-(6) of this Section 6.07, the Certificate Insurer in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement (unless the Certificate Insurer is the party against whom the proceeding is directed).

      Section 6.08   Unconditional Rights of Owners to Receive Distributions.

      Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or, subject to Section 6.07, to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

      Section 6.09   Rights and Remedies Cumulative.

      Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 6.10   Delay or Omission Not Waiver.

      No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement with respect to any event described in Section 8.20(a) or

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(b) shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer or the Owners, as the case may be.

      Section 6.11   Control by Owners.

      The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and
Section 8.20 hereof, provided that:

      (i) such direction shall not be in conflict with any rule of law or with this Agreement;

      (ii) the Trustee shall have been provided with indemnity satisfactory to it; and

      (iii)the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

      Section 6.12   Indemnification.

      The Depositor agrees to indemnify and hold the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer and any Owner may sustain in any way related to the negligent or willful failure of the Depositor to perform its duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Trustee, the Certificate Insurer and each Owner if such a claim is made by a third party with respect to this Agreement, and the Depositor shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Seller, the Trustee, the Certificate Insurer and/or any Owner in respect of such claim. The Trustee shall reimburse the Depositor from amounts distributable pursuant to
Section 7.03(c)(iii)(G) for all amounts advanced by it pursuant to the preceding sentence, except when the claim relates directly to the failure of the Depositor to perform its duties in compliance with the terms of this Agreement based upon an opinion of counsel (at the expense of the Depositor) delivered to the Trustee and the Certificate Insurer. In addition to the foregoing, the Seller agrees to indemnify and hold the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs, fees and expenses that the Trustee, the Certificate Insurer and any Owner may sustain in any way related to the breach by the Seller of its representations and

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warranties set forth in Section 3.04(a) hereof with respect to a Mortgage Loan if such Mortgage Loan is subject to the requirements of 12 C.F.R. ss. 226.32, as amended. The provisions of this Section 6.12 shall survive the termination of this Agreement and the resignation or removal of the Trustee hereunder and the payment of the outstanding Certificates.

      Section 6.13 Access to Owners' Names and Addresses. (a) Upon written request of the Master Servicer, the Trustee will provide to the Master Servicer, within 15 days after receipt of such request, a list of the names and addresses of all Owners of record as of the most recent Record Date. Upon written request by three or more Owners of the Class A Certificates who in aggregate hold Certificates that evidence not less than 25% of the aggregate Class A Certificate Principal Balance and such request is accompanied by a copy of the communication that such Owners propose to transmit, the Trustee or the Certificate Registrar will provide such Owners with a list of the names and addresses of all Owners of record as of the most recent Record Date.

      (b) Every Owner, by receiving and holding such list, agrees with the Trustee that the Trustee shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Owners hereunder, regardless of the source from which such information was derived.


                                   ARTICLE VII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

      Section 7.01   Collection of Money.

      Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement or the Certificate Insurance Policies, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Sub-Servicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.02(e) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

      Section 7.02   Establishment of Accounts.

      (a) The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain the Distribution Account, which is to be held as an Eligible Account by the Trustee on behalf of the Owners, the Trustee and the Certificate Insurer, as their interests may appear.

      (b)  [Reserved.]

      (c) On the Monthly Remittance Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it by the Master Servicer), with respect to the related Distribution Date, the amount that is to be on deposit in the Distribution

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


Account as of such Distribution Date for the Fixed Rate Group (disregarding the amount of any Insured Payments as well as any amounts that cannot be distributed to the Owners of the Class A Certificates, if any, by the Trustee as a result of a proceeding under the United States Bankruptcy Code), which amount will be equal to the sum of (x) the amount on deposit therein with respect to the Fixed Rate Group excluding the amount of any Total Monthly Excess Cashflow from the Fixed Rate Group included in such amount plus (y) any amount of Total Monthly Excess Cashflow from either Loan Group to be applied on such Distribution Date to the Group 1 Certificates. The amount described in clause (x) of the preceding sentence with respect to each Distribution Date is the "Group 1 Available Funds"; the sum of the amounts described in clauses (x) and (y) of the preceding sentence with respect to each Distribution Date is the "Group 1 Total Available Funds."

      (d) On the Monthly Remittance Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it by the Master Servicer), with respect to the related Distribution Date, the amount that is to be on deposit in the Distribution Account as of such Distribution Date for the Adjustable Rate Group (disregarding the amount of any Insured Payments as well as any amounts that cannot be distributed to the Owners of the Class A Certificates, if any, by the Trustee as a result of a proceeding under the United States Bankruptcy Code), which amount will be equal to the sum of (x) the amount on deposit therein with respect to the Adjustable Rate Group excluding the amount of any Total Monthly Excess Cashflow from the Adjustable Rate Group included in such amount plus (y) any amount of Total Monthly Excess Cashflow from either Loan Group to be applied on such Distribution Date to the Group 2 Certificates. The amount described in clause (x) of the preceding sentence with respect to each Distribution Date is the "Group 2 Available Funds"; the sum of the amounts described in clauses (x) and (y) of the preceding sentence with respect to each Distribution Date is the "Group 2 Total Available Funds." Collectively, the Group 1 Total Available Funds and the Group 2 Total Available Funds are the "Total Available Funds."

      Section 7.03   Flow of Funds.

      (a) With respect to the Fixed Rate Group, the Trustee shall deposit into the Distribution Account, without duplication, upon receipt, any Insured Payments relating to such Group, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to the Fixed Rate Group, all remittances made to the Trustee pursuant to Section 8.08(d)(ii) insofar as such assets relate to the Fixed Rate Group, and the Group 1 Monthly Remittance Amount, to the extent remitted by the Master Servicer.

      (b) With respect to the Adjustable Rate Group, the Trustee shall deposit to the Distribution Account, without duplication, upon receipt, any Insured Payments relating to such Group, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to the Adjustable Rate Group, all remittances made to the Trustee pursuant to Section 8.08(d)(ii) insofar as such assets relate to the Adjustable Rate Group and the Group 2 Monthly Remittance Amount, to the extent remitted by the Master Servicer.

      (c) With respect to the Distribution Account, on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers for each Mortgage Loan Group from amounts deposited therein pursuant to subsections (a) and (b), respectively, in the following order of

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


priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

      (i) first, on each Distribution Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Mortgage Loan Group and Distribution Date plus (y) any Subordination Reduction Amount with respect to such Mortgage Loan Group and Distribution Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Distribution Date) with respect to such Mortgage Loan Group in the following order of priority:

           (A) first, such Total Monthly Excess Cashflow with respect to each Mortgage Loan Group shall be allocated to the payment of the related Class A Distribution Amount pursuant to clauses
                (iii)(C) or (iii)(D), as applicable, below on such Distribution Date with respect to the related Mortgage Loan Group in an amount equal to the amount, if any, by which (x) the related Class A Distribution Amount (calculated for this purpose only by reference to clause (b) of the definition of the Group 1 Principal Distribution Amount or Group 2 Principal Distribution Amount, as the case may be, and without any Subordination Increase Amount with respect to the related Mortgage Loan Group) for such Distribution Date exceeds (y) the Available Funds with respect to such Mortgage Loan Group for such Distribution Date (the amount of such difference being the "Group 1 Available Funds Shortfall" with respect to the Fixed Rate Group, and the "Group 2 Available Funds Shortfall" with respect to the Adjustable Rate Group);

           (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocation described in clause (A) above shall be allocated against any Available Funds Shortfall with respect to the other Mortgage Loan Group;

           (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A) and (B) above shall be disbursed to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount with respect to the related Mortgage Loan Group; and

           (D) fourth, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses (A), (B) and (C) above shall be disbursed to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Mortgage Loan Group;

      (ii) second, on each Distribution Date, the Trustee shall apply the amount, if any, of the Total Monthly Excess Cashflow with respect to a Mortgage Loan Group on a Distribution Date remaining after the allocations described in clause (i) above (the

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


           "Net Monthly Excess Cashflow") for such Mortgage Loan Group and Distribution Date in the following order of priority:

           (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the related Class A Distribution Amount pursuant to clause (iii)(D) below, any Subordination Deficiency Amount with respect to the related Mortgage Loan Group as of such Distribution Date;

           (B) second, any Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the related Class A Distribution Amount pursuant to clause (iii)(D) below, the Subordination Deficiency Amount, if any, with respect to the other Mortgage Loan Group; and

           (C) third, any Net Monthly Excess Cashflow remaining after the applications described in clauses (A) and (B) above shall be paid to the Master Servicer to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances;

      (iii)third, following the making by the Trustee of all allocations, transfers and disbursements described above under this subsection
           (c), from amounts (including any related Insured Payment, the proceeds of which will be applied solely to the payment of the amount specified in clauses (C) and (D) below) then on deposit in the Distribution Account with respect to the related Mortgage Loan Group, the Trustee shall distribute:

           (A) to the Certificate Insurer, on each Distribution Date for the related Mortgage Loan Group, beginning with the Distribution Date which occurs in April 1999, the prorated Insurance Premium Amount determined by the relative Certificate Principal Balance of the related Classes of Class A Certificates for such Distribution Date;

           (B) to the Trustee, the Trustee Fees with respect to such Mortgage Loan Group then due;

           (C) to the Owners of the Class A Certificates of the related Mortgage Loan Group, the Group 1 Current Interest or Group 2 Current Interest, as applicable, on a pro rata basis without any priority among such Class A Certificates, until the applicable Class A Certificate Termination Date;

           (D) to the Owners of the related Class of Class A Certificates, (I) the Group 1 Principal Distribution Amount shall be distributed as follows: (a) first, to Owners of Class A-5 Certificates, in an amount equal to the Class A-5 Lockout Distribution Amount,
                (b) second, to the Owners of the Class A-1

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


                Certificates until the Class A-1 Certificate Termination Date,
                (c) third, to the Owners of the Class A-2 Certificates until the Class A-2 Certificate Termination Date, (d) fourth, to the Owners of the Class A-3 Certificates until the Class A-3 Certificate Termination Date, (e) fifth, to the Owners of the Class A-4 Certificates until the Class A-4 Certificate Termination Date and (f) sixth, to the Owners of the Class A-5 Certificates until the Class A-5 Certificate Termination Date and (II) the Group 2 Principal Distribution Amount shall be distributed as follows: (a) first, to the Owners of the Class A-7 Certificates, in an amount equal to the Class A-7 Lockout Distribution Amount, (b) second, to the Owners of the Class A-6 Certificates until the Class A-6 Certificate Termination Date and (c) third, to the Owners of the Class A-7 Certificates until the Class A-7 Certificate Termination Date;

           (E) to the Owners of the Class A-6 Certificates, the Basis Risk Carryover Amount outstanding on such Distribution Date;

           (F) to the Owners of the related Class of Class A Certificates, any Net Prepayment Interest Shortfalls or the interest portion of reductions due to the Relief Act incurred by such Class of Certificates which remain outstanding on such Distribution Date, on a pro rata basis among such Classes of Certificates;

           (G) to the Depositor and the Master Servicer to the extent of costs, expenses and liabilities incurred pursuant to Sections 6.12 and 8.05, respectively;

           (H) to the Owners of the Class R Certificates, any amounts remaining in the Distribution Account.

      (d) Notwithstanding Section 7.03(c) above, on any Distribution Date during the continuance of any Certificate Insurer Default:

           (i) Any amounts otherwise payable to the Certificate Insurer as Insurance Premium Amounts or Reimbursement Amounts shall be retained in the Distribution Account as Total Available Funds;

           (ii) If there is a Subordination Deficit for the Fixed Rate Group, then the Group 1 Principal Distribution Amount for such Distribution Date shall be distributed pro rata to the Owners of any Outstanding Group 1 Certificates on such Distribution Date; and

           (iii)If there is a Subordination Deficit for the Adjustable Rate Group, then the Group 2 Principal Distribution Amount for such Distribution Date shall be distributed pro rata to the Owners of any Outstanding Group 2 Certificates on such Distribution Date.


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


      (e) Notwithstanding clause (c)(iii) above, the aggregate amounts distributed on all Distribution Dates to the Owners of the Class A Certificates on account of principal pursuant to clause (c)(iii)(D) shall not exceed the original Certificate Principal Balance of the related Certificates.

      (f) Upon receipt of Insured Payments from the Certificate Insurer on behalf of the Owners of the Class A Certificates, the Trustee shall deposit such Insured Payments in the Distribution Account and shall distribute such Insured Payments, or the proceeds thereof, (i) in the case of the Group 1 Certificates, through the Distribution Account to the Owners of such Certificates and (ii) in the case of the Group 2 Certificates, through the Distribution Account to the Owners of such Certificates.

      (g) Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with moneys received pursuant to the terms of a Certificate Insurance Policy shall not be considered payment of such Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section
7.03. The Depositor, the Master Servicer and the Trustee acknowledge, and each Owner by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer, the Trustee or the Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates to the Owners of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Owners and (b) the Certificate Insurer shall be paid such principal and interest only from the sources and in the manner provided herein for the payment of such principal and interest. In the event that the Owners of the Class A Certificates shall have received the full amount of the Class A Distribution Amount for such Distribution Date, the Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 7.03(c)(i) hereof. The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to the Owners of the related Class A Certificates as set forth in
Section 7.03(c)(iii).

      It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to receive all or any portion of Reimbursement Amounts unless on such Distribution Date the Owners of the Class A Certificates shall also have received the full amount of the Class A Distribution Amount for such Distribution Date.

      The rights of the Owners to receive distributions from the proceeds of the Trust Estate, and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Class R Certificates to receive distributions in respect of the Class R Certificates, and all ownership interests of the Owners of the Class R Certificates in and to such distributions, shall be subject and subordinate to the preferential rights of the holders of the Class A Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this

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Agreement to the contrary, the Owners of the Class R Certificates shall not be required to refund any amount properly distributed on the Class R Certificates pursuant to this Section 7.03.

      Section 7.04   [Reserved]

      Section 7.05   Investment of Accounts.

      (a) Consistent with any requirements of the Code, all or a portion of the Distribution Account held by the Trustee for the benefit of the Owners shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners and the Certificate Insurer, as directed in writing by the Master Servicer, in one or more Permitted Investments bearing interest or sold at a discount. If the Master Servicer shall have failed to give investment directions to the Trustee then the Trustee shall invest in money market or common trust funds described in Section 7.07(h) to be redeemable without penalty no later than the Business Day immediately preceding the next Distribution Date. The bank serving as Trustee or any affiliate thereof may be the obligor on or investment manager of any investment which otherwise qualifies as an Permitted Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date.

      (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

      (c) Subject to Section 10.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Permitted Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

      (d) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt, and any loss resulting from such investments shall be charged to such Account, as appropriate, subject to the provisions of Section 7.05(e) and Section 8.08(b) requiring that the Master Servicer contribute funds in an amount equal to such loss into the Distribution Account or the Collection Account, as applicable, and permitting the Master Servicer to retain or receive all income or gain with respect to investments of funds on the Distribution Account or the Collection Account, as applicable.

      (e) Any investment earnings on funds held in the Distribution Account shall be for the account of the Master Servicer and may only be disbursed by the Trustee from the Distribution Account to the Master Servicer following maturity of the related investments. Prior to each Distribution Date, the Master Servicer shall deposit into the Distribution Account the net amount of any investment losses on such funds during the period from and after the related Monthly Remittance Date to but not including such Distribution Date. Any references herein to amounts on deposit in the Distribution Account shall refer to amounts net of such investment earnings.


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      Section 7.06   Payment of Trust Expenses.

      (a) The Trustee shall make demand on the Master Servicer to pay the amount of the reasonable expenses of the Trust (other than payments of premiums to the Certificate Insurer) (including Trustee's fees and expenses not covered by
Section 7.03(c)(iii)(B)) and the Master Servicer shall promptly pay such reasonable expenses directly to the Persons to whom such amounts are due.

      (b) The Master Servicer shall pay directly the reasonable fees and expenses of counsel to the Trustee.

      Section 7.07   Permitted Investments.

      The following are Permitted Investments:

      (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

      (b) Consolidated senior debt obligations of any Federal Home Loan Banks;

      (c) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's and P-1 or better by Moody's;

      (d) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB or better by Standard & Poor's) which has combined capital, surplus and undivided profits of at least $50,000,000 and which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

      (e) Investment agreements approved by the Certificate Insurer provided:

           1. The agreement is with a bank or insurance company which has an unsecured, uninsured and unguaranteed senior debt obligation rated Aa2 or better by Moody's and AA or better by Standard & Poor's, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed senior debt obligation meeting such rating requirements, and

           2. Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and



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           3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

           4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

           5. The Trustee receives an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank;

      (f) Repurchase agreements collateralized by securities described in (a) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's and A-1+ or AA, respectively, or better by Standard & Poor's, provided:

           1. A master repurchase agreement or specific written repurchase agreement governs the transaction, and

           2. The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank, (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, or (c) a bank approved in writing for such purpose by the Certificate Insurer, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee, and

           3. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq., in such securities is created for the benefit of the Trustee, and

           4. The repurchase agreement has a term of thirty days or less and such broker/dealer or bank will value the collateral securities, and notify the Trustee of such valuation, no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation, and

           5. The fair market value of the collateral securities (as determined by such broker/dealer or bank, with notice thereof to the Trustee) in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%;

      (g) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of Standard & Poor's and Moody's; and

(h) Investments in no load money market or common trust funds rated AAAm or AAAm-G by Standard & Poor's and Aaa by Moody's;

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provided that no instrument described above shall be a Permitted Investment if
(a) such instrument evidences the right to receive only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all Permitted Investments in the Collection Account must mature at par one Business Day prior to the next succeeding Monthly Remittance Date or be payable on demand and all Permitted Investments in the Distribution Account must mature at par one Business Day prior to the next succeeding Distribution Date or be payable on demand and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

      Section 7.08   Accounting and Directions by Trustee.

      On the second Business Day prior to each Distribution Date occurring on or prior to the latest to occur of the Class A-1 Certificate Termination Date, Class A-2 Certificate Termination Date, Class A-3 Certificate Termination Date, Class A-4 Certificate Termination Date, Class A-5 Certificate Termination Date, Class A-6 Certificate Termination Date and Class A-7 Certificate Termination Date, the Trustee shall determine, no later than 12:00 noon New York time on such date, whether an Insured Payment will be required to be made by the Certificate Insurer on the following Distribution Date. If the Trustee determines that an Insured Payment will be required to be made by the Certificate Insurer on the following Distribution Date, then no later than 12:00 noon on the second Business Day immediately preceding the related Distribution Date the Trustee shall furnish the Certificate Insurer and the Depositor with a completed Notice in the form set forth as Exhibit A to the applicable Certificate Insurance Policy. The Notice shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to such Certificate Insurance Policy.

      Section 7.09   Reports by Trustee to Owners and Certificate Insurer.

      (a) On each Distribution Date the Trustee shall report in writing to the Depositor, each Owner, the Certificate Insurer, the Underwriters, Standard & Poor's and Moody's:

        (i) the amount of the related distribution to Owners of each Class of Certificates allocable to principal, separately identifying by Mortgage Loan Group the amount of any Prepayments included therein, any principal portion of any Carry Forward Amount included in such distribution and any remaining principal portion of any Carry Forward Amount after giving effect to such distribution;

       (ii) the amount of such distribution to Owners of each Class of Certificates allocable to interest, any Compensating Interest, any interest portion of any Carry Forward Amount included in such distribution, any remaining interest portion of any Carry Forward Amount after giving effect to such distribution, any amount paid on account of any outstanding Basis Risk Carryover Amount and any remaining Basis Risk Carryover Amount after giving effect to such distribution;

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      (iii) the Certificate Principal Balance of each Class of Class A
      Certificates after giving effect to the distribution of principal on such Distribution Date;

       (iv) the aggregate Loan Balance of the Mortgage Loans in each Mortgage Loan Group for the following Distribution Date;

        (v) the related amount of the Servicing Fees, Insurance Premium Amount and Trustee Fee paid to or retained by the Master Servicer or paid to the Certificate Insurer or the Trustee;

       (vi) the Pass-Through Rate for each Class of Class A Certificates with respect to the current Accrual Period;

      (vii) the amount of Delinquency Advances included in the distribution on such Distribution Date, the amount of Servicing Advances made during the related Prepayment Period and the aggregate amount of Delinquency Advances and Servicing Advances, stated separately, outstanding as of the close of business of such Distribution Date;

      (viii) the number and aggregate Loan Balance of Mortgage Loans by Mortgage Loan Group (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 59 days, (3) 60 to 89 days and (4) 90 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 59 days,
      (3) 60 to 89 days and (4) 90 or more days, as of the close of business on the last day of the related Due Period and, with respect to the Actuarial Loans, not collected by the related Determination Date;

       (ix) with respect to any Mortgaged Properties that became REO Properties during the related Due Period, the aggregate Loan Balance of the related Mortgage Loans as of the last day of the related Due Period preceding such Distribution Date (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the related Prepayment Period and, with respect to Actuarial Loans, amounts due on or before the last day of the related Due Period and in the Collection Account as of the related Determination Date);

        (x) the total number and principal balance of any REO Properties as of the last day of the related Due Period preceding such Distribution Date (taking into account Net Liquidation Proceeds and, with respect to the Actuarial Loans, amounts due on or before the last day of the related Due Period and in the Collection Account as of the related Determination
      Date);

       (xi) the amount of any Insured Payment included in the amounts distributed to the holders of each Class of the Class A Certificates on such Distribution Date;

      (xii) the aggregate Loan Balance of all Mortgage Loans and the aggregate Loan Balance of the Mortgage Loans in each Mortgage Loan Group after giving effect to any payment of principal on such Distribution Date;

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



      (xiii) the Subordinated Amount and Subordination Deficit for each Mortgage Loan Group, if any, remaining after giving effect to all distributions and transfers on such Distribution Date and the Specified Subordinated Amount for each Mortgage Loan Group;

      (xiv) the total of any Substitution Adjustments or Loan Purchase Price amounts included in such distribution with respect to each Mortgage Loan Group;

       (xv) the weighted average Mortgage Rate and the weighted average remaining term to maturity of the Mortgage Loans with respect to each Mortgage Loan Group;

      (xvi) the largest Loan Balance outstanding with respect to each Mortgage Loan Group;

      (xvii) the Group 1 Available Funds, the Group 1 Total Available Funds, the Group 2 Available Funds and the Group 2 Total Available Funds; and

      (xviii) such other information as the Certificate Insurer may reasonably request with respect to delinquent Mortgage Loans.

      In addition, an Owner may, by facsimile to the Trustee at (312) 407-1708, request on a quarterly basis such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the holders of the Class A Certificates in computing their market discount.

      The Master Servicer shall provide to the Trustee the information described in Section 8.08(d)(ii) and in clause (b) below no later than 12:00 noon, New York time, on the second Business Day following the Determination Date to enable the Trustee to perform its reporting obligations under this Section, and such obligations of the Trustee under this Section are conditioned upon such information being received and the information provided shall be based solely upon information contained in the monthly servicing report provided by the Master Servicer to the Trustee pursuant to Section 8.08(d)(ii) hereof.

      (b) The Master Servicer shall furnish to the Trustee and to the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, as may be necessary, reasonable, or appropriate with respect to the Trustee or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee or the Certificate Insurer may reasonably require.

      Section 7.10   Reports by Trustee.

      (a) The Trustee shall, at the request of the Depositor, the Seller or the Certificate Insurer, transmit promptly to the Depositor, the Seller and the Certificate Insurer copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Master Servicer and shall notify the

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Depositor, the Seller and the Certificate Insurer if any Monthly Remittance
Amount has not been received by the Trustee when due.

      (b) The Trustee shall report to the Certificate Insurer and each Owner with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the statements set forth in Section 3.04(b) hereof are inaccurate.

      Section 7.11   Preference Payments.

      The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Certificate Insurer of (i) a certified copy of such order, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owners relating to or arising under the Class A Certificates against the debtor which made such Preference Amount or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Trustee or any Owner of Class A Certificate directly (unless an Owner of a Class A Certificate has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trustee for distribution to such Owner upon proof of such payment reasonably satisfactory to the Certificate Insurer).

      Each Owner of a Class A Certificate, by its purchase of Class A Certificates, the Master Servicer and the Trustee hereby agree that the Certificate Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Master Servicer, the Trustee and the Owner of each Class A Certificate in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

      Each Owner of a Class A Certificate will promptly notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.



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                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

      Section 8.01   Master Servicer and Sub-Servicers.

      Acting directly or through one or more Sub-Servicers as provided in
Section 8.03, the Master Servicer shall service and administer the Mortgage Loans as described below and with reasonable care, and using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others (the "Servicing Standard"), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. In performing such servicing functions the Master Servicer shall (i) take into account the non-conforming credit quality of the Mortgagors under the Mortgage Loans, (ii) follow the policies and procedures that it would apply to similar loans held for its own account, unless such policies and procedures are not generally in accordance with standard industry practices, in which case the Master Servicer shall service the loans generally in accordance with standard industry practices applicable to servicing similar loans, and (iii) comply with all applicable laws and follow collection practices with respect to the related Mortgage Loans that are in all material respects legal, proper and prudent. Each of CSC and Fairbanks currently uses the FNMA Guide and the BFC Investor Guide as its servicing manual. To the extent the Master Servicer enters into a Sub-Servicing Agreement with any additional servicer pursuant to Section 8.03 of this Agreement, the Master Servicer shall provide the Certificate Insurer with a copy of the servicing manual or procedures for each additional Sub-Servicer within thirty days from the date of such Sub-Servicing Agreement.

      Subject to Section 8.03 hereof, the Master Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Master Servicer from any of its obligations under this Agreement. Subject to the related Sub-Servicing Agreement, such Sub-Servicer shall have all the rights and powers of the Master Servicer with respect to such Mortgage Loans under this Agreement.

      Without limiting the generality of the foregoing, but subject to Sections
8.13 and 8.14, the Master Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in the name of the Trustee; provided, however, that to the extent any instrument described in clause (i) preceding would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio, the Master Servicer shall, prior to executing and delivering such instrument, obtain the prior written consent of the Certificate Insurer, and provided further, that Section 8.14(a) shall constitute an authorization from the Trustee to the

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Master Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). The Trustee shall execute any documentation furnished to it by the Master Servicer for recordation by the Master Servicer in the appropriate jurisdictions as shall be necessary to effectuate the foregoing. Subject to Sections 8.13 and 8.14, the Trustee shall execute any authorizations and other documents as the Master Servicer or such Sub-Servicer shall reasonably request that are furnished to the Trustee to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

      The Master Servicer shall give prompt notice to the Trustee and the Certificate Insurer of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

      Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 8.09(b) hereof.

      Notwithstanding any other provision contained herein, with respect to the Actuarial Loans, payments due other than on the first day of a month are deemed to be due on the first day of the month for all purposes hereunder.

      Section 8.02   Collection of Certain Mortgage Loan Payments.

      The Master Servicer shall use reasonable efforts to collect or caused to be collected all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policy, follow collection procedures for all Mortgage Loans in accordance with the Servicing Standard. Consistent with the foregoing, the Master Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain hereunder as servicing compensation. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Note, the Master Servicer shall nonetheless make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and Delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 8.09(a) hereof. The Master Servicer may waive, modify or vary the terms of the Mortgage Loans in accordance with the Servicing Standard; provided, however, that the Master Servicer may not waive, modify or vary the terms of any Mortgage Loan to (A) decrease the interest rate on the Mortgage Loan, (B) forgive the payment of principal or interest (except with respect to liquidation of such Mortgage Loan) or (C) extend the maturity date of such Mortgage Loan, unless, (i) the related Mortgagor is in default under such Mortgage Loan or such default is, in the reasonable judgment of the Master Servicer, reasonably foreseeable, (ii) the amendment, modification or waiver is recorded with the appropriate recording office with proof of such recording provided to the Certificate Insurer by the Master Servicer promptly upon receipt by the Master Servicer, and (iii) all costs and expenses associated with such

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amendment, modification or waiver, including any recording costs, are paid by the Master Servicer out of its own funds. In addition, if the aggregate principal balance of the Mortgage Loans with respect to such waivers, modifications or variations which have been granted equals or exceeds 3% of the Original Aggregate Loan Balance of the Mortgage Loans, any further waivers, modifications or variations shall require the Certificate Insurer's prior written consent. The Certificate Insurer shall respond to any written request of the Master Servicer for a waiver, modification or variation of a Mortgage Loan within two weeks of the date of such written request.

      Section 8.03 Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

      The Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with one or more institutions that are in compliance with the laws of each state necessary to enable each of them to perform their obligations under such Sub-Servicing Agreements and (w) is Fairbanks or (x) is CSC or (y)(i) has been designated an approved seller-servicer by FHLMC or FNMA and (ii) has equity of at least $1,500,000, as determined in accordance with generally accepted accounting principles or (z) is a Master Servicer Affiliate. The Master Servicer shall give notice to the Trustee, the Certificate Insurer and the Rating Agencies of the appointment of any Sub-Servicer. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Each Sub-Servicer shall be required to service the Mortgage Loans in accordance with this Agreement and any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Sub-Servicing Agreement shall provide that a successor Master Servicer shall have the option to terminate such agreement without payment of any termination fees if the original Master Servicer is terminated or resigns.

      Section 8.04   Successor Sub-Servicers.

      The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 8.03.

      Section 8.05   Liability of Master Servicer; Indemnification.

      (a) The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement.

      (b) The Master Servicer (except the Trustee if it is required to succeed the Master Servicer hereunder) agrees to indemnify and hold the Trustee (including its directors, officers, employees, agents and affiliates), the Certificate Insurer and each Owner harmless against any and

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all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee, the Certificate Insurer and each Owner if a claim is made by a third party with respect to this Agreement, and the Master Servicer shall assume (with the consent of the Trustee and the Certificate Insurer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trustee, the Certificate Insurer and/or Owner in respect of such claim. The Trustee shall reimburse the Master Servicer from amounts distributable pursuant to Section 7.03(c)(iii)(G) for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Master Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement based upon an opinion of counsel (at the expense of the Master Servicer) delivered to the Trustee and the Certificate Insurer. The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee, the termination of this Agreement, the resignation or removal of the Master Servicer and the payment of the outstanding Certificates.

      (c) None of the Depositor, the Master Servicer, or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Estate or the Owners for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or Master Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

      The Depositor, the Master Servicer, and any director, officer, employee or agent of the Depositor or the Master Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. Pursuant to Section 7.03(c)(iii)(G), the Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Estate against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Master Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard or its respective obligations or duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Owners hereunder.

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      Section 8.06   No Contractual Relationship Between Sub-Servicers,
Trustee or the Owners.

      Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.07.

      Section 8.07 Assumption or Termination of Sub-Servicing Agreements by Trustee.

      In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer shall be assumed simultaneously by the Trustee without act or deed on the part of the Trustee; provided, however, that the successor Master Servicer may terminate the applicable Sub-Servicer as provided in Section 8.03.

      The terminated Master Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

      Section 8.08   Collection Account.

      (a) The Master Servicer shall establish and maintain or cause to be established and maintained the Collection Account to be held as an Eligible Account on behalf of the Trustee for the benefit of the Owners and the Certificate Insurer. The Collection Account shall be entitled "The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement dated as of January 1, 1999" and shall be initially established at Mellon Bank, N.A. The Master Servicer shall notify the Trustee (who will in turn notify the Owners) and the Certificate Insurer if there is a change in the name, account number or institution holding the Collection Account.

      Subject to subsection (c) below, the Master Servicer shall deposit or cause to be deposited all receipts pursuant to subsection (c) below and related to the Mortgage Loans to the Collection Account on a daily basis (but no later than the second Business Day after receipt).

      (b) All funds in the Collection Account shall be held (i) uninvested or
(ii) invested in Permitted Investments. Any investments of funds in the Collection Account shall mature or be withdrawable at par no later than one Business Day prior to the immediately succeeding Monthly Remittance Date. The Collection Account shall be held in trust in the name of the Trustee for the benefit of the Owners. Any investment of funds in the Collection Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account), on behalf of the Trustee, shall (and Trustee

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hereby designates the Master Servicer as the Person that shall) (i) be the
"entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 8.08(b), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the Uniform Commercial Code, and "control" of any Permitted Investment by the Master Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the Uniform Commercial Code. Any investment earnings on funds held in the Collection Account shall be for the account of the Master Servicer and may only be withdrawn from the Collection Account by the Master Servicer immediately following the remittance of the Monthly Remittance Amount (and the Total Monthly Excess Spread included therein) by the Master Servicer. Prior to each Monthly Remittance Date, the Master Servicer shall deposit into the Collection Account the net amount of any investment losses on such funds during the related Due Period. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

      (c) The Master Servicer shall deposit into the Collection Account no later than the second Business Day after receipt all principal and interest collections on the Mortgage Loans received after the Cut-Off Date (other than Scheduled Payments on Actuarial Loans due on or prior to the Cut-Off Date) including any Prepayments, Curtailments and Net Liquidation Proceeds, other recoveries or amounts related to the Mortgage Loans received by the Master Servicer and any income from REO Properties, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Master Servicer as permitted by Section 8.15 hereof, (ii) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Mortgage Loan immediately prior to liquidation, plus
(II) accrued and unpaid interest on such Mortgage Loan (net of the Servicing
Fee) to the date of such liquidation, (iii) reimbursements for Delinquency Advances from late collections or Liquidation Proceeds on the Mortgage Loans which gave rise to such Delinquency Advances, and (iv) reimbursements for amounts deposited in the Collection Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid.

      (d) (i) The Master Servicer may make withdrawals for its own account from the amounts on deposit in the Collection Account, with respect to each Mortgage Loan Group, for the following purposes:

      (A) to withdraw investment earnings on amounts on deposit in the Collection Account:

      (B) to the extent not reimbursed or paid pursuant to any other clause of this Section 8.08(d)(i), to reimburse or pay the Master Servicer, the Trustee and/or the Depositor for unpaid items incurred by or on behalf of such Person pursuant to any provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Estate, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (B) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

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      (C)  to withdraw amounts that have been deposited to the Collection
           Account in error;

      (D) to reimburse itself for unreimbursed Delinquency Advances with respect to Simple Interest Loans from Excess Interest pursuant to
           Section 8.09(a); and

      (E) to clear and terminate the Collection Account following the termination of the Trust pursuant to Article IX.

      (ii) The Master Servicer shall (a) remit to the Trustee for deposit in the Distribution Account by wire transfer, or otherwise make funds available in immediately available funds, without duplication, the Monthly Remittance Amount allocable to a Due Period not later than the related Monthly Remittance Date and Loan Purchase Prices and Substitution Adjustments two Business Days following the related purchase or substitution, and (b) no later than by 12:00 noon, New York time on the second Business Day after the Determination Date immediately preceding the related Distribution Date, deliver to the Trustee and the Certificate Insurer a monthly servicing report via electronic medium, with respect to each Mortgage Loan Group, containing the following information: (i) principal and interest collected, Liquidated Loans, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Mortgage Loans and (ii) the information described in Section 7.09(b). In addition, the Master Servicer shall inform the Trustee and the Certificate Insurer on each Monthly Remittance Date, with respect to each Mortgage Loan Group, of the amounts of any Loan Purchase Prices or Substitution Adjustments so remitted during the related Due Period.

      Section 8.09   Delinquency Advances and Servicing Advances.

      (a) Subject to the second paragraph of this subsection (a), the Master Servicer will be obligated on each Monthly Remittance Date to remit to the Trustee from its own funds for deposit into the Distribution Account an amount equal to interest on the Mortgage Loans due during the related Due Period (net of the Servicing Fee) but uncollected (i) with respect to Simple Interest Loans, as of the end of the related Due Period, and (ii) with respect to Actuarial Loans, as of the related Determination Date (such amount, a "Delinquency Advance"). For purposes of calculating the amount of Delinquency Advances for the Simple Interest Loans or Excess Interest for reimbursement of such Delinquency Advances for a Mortgage Loan Group, the amount "due" during the Due Period will be deemed to be 30 days' interest at the weighted average Mortgage Rate for the Simple Interest Loans in such Mortgage Loan Group. Delinquency Advances are recoverable from (i) late collections on the Mortgage Loan which gave rise to the Delinquency Advance, (ii) Liquidation Proceeds for the Mortgage Loan which gave rise to such Delinquency Advance, (iii) with respect to Simple Interest Loans, Excess Interest for the related Mortgage Loan Group and (iv) pursuant to Section 7.03(c)(ii)(C).

      Notwithstanding the foregoing, the Master Servicer shall not be obligated to make a Delinquency Advance as to any Mortgage Loan if the Master Servicer determines that such Delinquency Advance, if made, would be a Nonrecoverable Advance. The Master Servicer shall give written notice of such determination to the Trustee and the Certificate Insurer; and the Trustee shall promptly furnish a copy of such notice to the Owners; provided, that the Master Servicer shall

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be entitled to recover any unreimbursed Delinquency Advances from the aforesaid
Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement.

        (b) The Master Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations (each such expenditure, a "Servicing Advance") including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of REO Property and (iv) advances required by Section 8.13(a), but the Master Servicer shall not be obligated to make any such Servicing Advance if the Master Servicer determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans or, if not recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan and (y) as provided in Section 7.03(c)(ii)(C). The Master Servicer shall be entitled to recover the Servicing Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement. Except as provided in the previous sentence, in no case may the Master Servicer recover Servicing Advances from the principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan except as provided in
Section 7.03(c)(ii)(C).

      Section 8.10   Compensating Interest; Repurchase of Mortgage Loans.

        (a) If, during any Prepayment Period, the aggregate Prepayment Interest Shortfalls exceed the aggregate Prepayment Interest Excesses, the Master Servicer shall deposit into the Collection Account on the related Monthly Remittance Date an amount equal to such difference but not in excess of one-half of the Servicing Fee for the related Due Period on the Mortgage Loans giving rise to such Prepayment Interest Shortfalls ("Compensating Interest"). Such amount shall be included in the Monthly Remittance to be made available to the Trustee on such Monthly Remittance Date.

        (b) The Master Servicer, and in the absence of the exercise thereof by the Master Servicer, the Certificate Insurer, has the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer pursuant to Section 8.13; provided, however, that
(i) the Master Servicer or the Certificate Insurer, as the case may be, may not purchase any such Mortgage Loan unless the Master Servicer or the Certificate Insurer, as the case may be, has delivered to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Master Servicer or the Certificate Insurer, as the case may be, and the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the Trust as a REMIC. Any such Mortgage Loan so purchased shall be purchased by the Master Servicer or the Certificate Insurer as the case may be on a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Collection Account and the Master Servicer shall provide the Certificate Insurer and the Trustee with a Liquidation Report in the form of Exhibit L hereto with respect to each such Mortgage Loan.

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      (c) The Net Liquidation Proceeds from the disposition of any REO Property shall be deposited in the Collection Account and remitted to the Trustee as part of the Monthly Remittance Amount remitted by the Master Servicer to the Trustee for the Prepayment Period in which such liquidation occurred.

      Section 8.11   Maintenance of Insurance.

      (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use its reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances), to the extent the Trustee as mortgagee has an insurable interest, (A) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, (ii) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien) or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer and (iii) the full insurable value of such Mortgaged Property, and (B) such other insurance as provided in the related Mortgage Loan. The Master Servicer shall maintain fire and hazard insurance with extended coverage from a Qualified Insurer on each REO Property in an amount which is at least equal to 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. The Master Servicer shall maintain, from a Qualified Insurer, with respect to each REO Property, such other insurance as provided in the related Mortgage Loan. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration and repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 8.08(c), subject to withdrawal pursuant to Section 8.08(d). Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Owners, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Mortgage, Note or other Mortgage Loan documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer will use its reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain or will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the least of (i) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the Flood Disaster Protection Act of 1973 (assuming that the area in which such property is located is participating in

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such program) and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If an REO Property is located in a federally designated special flood hazard area, the Master Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentences. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Master Servicer shall either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the servicing standard set forth in
Section 8.01; provided, however, that the Master Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. Costs of the Master Servicer of maintaining insurance policies pursuant to this Section 8.11 shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable to the Master Servicer.

      The Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Owners, claims under each related insurance policy maintained pursuant to this Section 8.11 in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

      The Master Servicer shall require that all insurance policies required hereunder shall name the Trustee, the Master Servicer or the applicable Sub-Servicer as loss payee and that all such insurance policies require that 30 days' notice be given to the Master Servicer before termination to the extent required by the related Mortgage, Note, or other Mortgage Loan documents.

      (b) (i) If the Master Servicer obtains and maintains a blanket insurance policy with a Qualified Insurer at its own expense insuring against fire and hazard losses or other required insurance on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations concerning the maintenance of such insurance coverage set forth in Section 8.11(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that (A) there shall not have been maintained on one or more of the related Mortgaged Properties a policy otherwise complying with the provisions of Section 8.11(a), and (B) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Master Servicer hereunder, the Master Servicer agrees to prepare and present, in a timely fashion in accordance with the terms of such policy, on behalf of itself, the Trustee and Owners, claims under any such blanket policy which it maintains and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

      (ii) If the Master Servicer causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which policy is issued by a Qualified Insurer and provides no less coverage in scope and amount for such Mortgaged Property or REO Mortgaged Property than the insurance required to be maintained pursuant to Section 8.11(a), the Master Servicer shall conclusively be deemed to have satisfied its obligations to maintain insurance pursuant to Section

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8.11(a). Such policy may contain a deductible clause, in which case the Master
Servicer shall, in the event that (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 8.11(a), and (B) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible.

      Section 8.12   Due-on-Sale Clauses; Assumption and Substitution
Agreements.

      When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent an Authorized Officer thereof has actual knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or if the Master Servicer reasonably believes in good faith it is not in the best interests of the Trust. An opinion of counsel at the expense of the Master Servicer delivered to the Trustee, the Depositor and the Certificate Insurer to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Master Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Certificate Insurer. The Trustee shall execute any agreements presented to it by, and at the request of, the Master Servicer to effectuate the foregoing. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the File to which it relates) which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven, except to the extent permitted by
Section 8.02. Any fee collected by the Master Servicer or any Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.


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      Notwithstanding the foregoing paragraph or any other provision of this
Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

      Section 8.13   Realization upon Defaulted Mortgage Loans; Inspection.

(a) The Master Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to Section 8.10(b). Subject to
Section 8.09, in connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs and consistent with the Servicing Standard, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.09(b) hereof. The Master Servicer shall sell any REO Property by the close of the third taxable year following the taxable year in which it is acquired by the Trust (the "REO Sale Deadline"), at such price as the Master Servicer deems necessary to comply with this covenant unless, either (i) at least 61 days prior to the REO Sale Deadline, the Trustee has requested an extension of time from the IRS in which to dispose of such property (an "REO Extension"), or (ii) the Master Servicer obtains for the Certificate Insurer, Trustee and the Master Servicer an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee, addressed to the Certificate Insurer, the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property for any longer period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust or any REMIC therein as defined in Section 860F of the Code or cause the Trust or any REMIC therein to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding.

      Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any income from "non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on or under a Mortgaged Property in determining whether to foreclose

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upon or otherwise comparably convert the ownership of such Mortgaged Property.
The Master Servicer shall not take any such action with respect to any Mortgaged Property known by the Master Servicer to contain such wastes or substances or to be within one mile of the site of such wastes or substances, without the prior written consent of the Certificate Insurer.

      (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan and in accordance with the Servicing Standard, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan (exclusive of any possibility of a deficiency judgment), whereupon such Mortgage Loan shall become a "Liquidated Loan". After a Mortgage Loan has become a Liquidated Loan, the Master Servicer shall promptly prepare and forward to the Depositor, the Trustee and the Certificate Insurer a report detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith, such report in the form attached hereto as Exhibit L.

      (c) The Master Servicer shall not acquire any personal property pursuant to this Section 8.13 unless either: (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Master Servicer; or (ii) the Master Servicer shall have obtained an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee addressed to the Certificate Insurer, the Trustee and the Master Servicer, to the effect that the holding of such personal property as part of the Trust will not cause the imposition of taxes on a Prohibited Transaction or cause the Trust Fund to fail to qualify as a REMIC under the REMIC provisions.

      Section 8.14   Trustee to Cooperate; Release of Files.

      (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee a completed "Request for Release of Documents" which shall be attached hereto as Exhibit M. Upon receipt of such Request for Release of Documents, the Trustee shall promptly release the related File, in trust to
(i) the Master Servicer or (ii) such other party identified in the related Request for Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer is authorized to give, as attorney-in-fact for the Trustee as the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Master Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

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      (b) From time to time and as appropriate in the servicing of any Mortgage
Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Master Servicer and delivery to the Trustee of a Request for Release signed by an Authorized Officer of the Master Servicer, release the related File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer; provided that there shall not be released and unreturned at any one time more than 10% of the entire number of Files. Such receipt shall obligate the Master Servicer to return the File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee to the Master Servicer.

      (c) The Master Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations,
(iii) removal, demolition or division of properties subject to Mortgages and
(iv) second mortgage subordination agreements. No application for approval shall be considered by the Master Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans and any increase in the Loan-to-Value Ratio shall not exceed 15% unless approved in writing by the Certificate Insurer; and
(z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of an Officer's Certificate executed on behalf of the Master Servicer setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Master Servicer the consent or partial release so requested by the Master Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by the Master Servicer pursuant to this paragraph. The Master Servicer shall notify the Certificate Insurer and the Rating Agencies if an application is approved under clause (y) above without approval in writing by the Certificate Insurer.

      Section 8.15   Servicing Compensation.

      As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan from payments received with respect to the Mortgage Loans. The Master Servicer shall be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Prepayment Interest Excess (to the extent not used to offset Prepayment Interest Shortfalls), Net Liquidation Proceeds not required to be deposited in the Collection Account pursuant to Section 8.08(c)(ii) (to the extent not required to be paid to the related Mortgagor under the related Mortgage Loan or applicable law) and similar items, to the extent collected from Mortgagors.


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      Section 8.16   Annual Statement as to Compliance.

      The Master Servicer, at its own expense, will deliver to the Trustee, the Certificate Insurer and the Rating Agencies, on or before March 31 of each year, commencing in 2000, an Officer's Certificate stating, as to each signer thereof,
(i) that a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, (ii) that to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default, and (iii) the Master Servicer's short-term commercial paper rating.


      Section 8.17   Annual Independent Certified Public Accountants' Reports.

      (a) On or before March 31 of each year, commencing in 2000, the Master Servicer, at its own expense (or if the Trustee is then acting as Master Servicer, at the expense of the Depositor, which in no event shall exceed $1,000 per annum), shall cause to be delivered to the Trustee, the Certificate Insurer and the Rating Agencies a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer and dated as of the date of the Master Servicer's audit for its most recent fiscal year, stating that such firm has examined the Master Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

      (b) As long as Block Financial Corporation is acting as Master Servicer, all references in subsection (a) above to the "Master Servicer" shall be deemed to be references to each Sub-Servicer.

      (c) The Master Servicer shall, on behalf of the Trust, prepare, sign and file with the Securities and Exchange Commission any and all reports, statements and information respecting the Trust which the Master Servicer or the Trustee determines are required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor shall file with the Securities and Exchange Commission, within fifteen days of the Startup Day, a Current Report on Form 8-K together with this Agreement.

      Section 8.18 Access to Certain Documentation and Information Regarding the Mortgage Loans.

      The Master Servicer shall provide to the Trustee, the Certificate Insurer and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

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      Section 8.19   Merger or Consolidation of the Master Servicer;
Assignment.

      Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Delaware and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      The Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer and shall be deemed to have assumed all of the liabilities of the Master Servicer hereunder, if each of the Rating Agencies has confirmed in writing that such merger, consolidation or transfer and succession shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

      Section 8.20   Removal of Master Servicer; Resignation of Master
Servicer.

      (a) The Certificate Insurer (or the Owners, with the consent of the Certificate Insurer pursuant to Section 6.11 hereof) may direct the Trustee to remove the Master Servicer upon the occurrence of any of the following events:

        (i) The Master Servicer shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (B) admit in writing its inability to pay its debts generally as they become due, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, (E) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or
      (F) take corporate action for the purpose of effecting any of the foregoing; or

       (ii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue

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      undismissed or pending and unstayed for any period of seventy-five (75)
      consecutive days; or

      (iii) The Master Servicer shall fail to perform in any material respect any one or more of its obligations hereunder and shall continue in default thereof for a period of thirty (30) days (or with respect to a failure by the Master Servicer to remit the Monthly Remittance Amount to the Trustee as provided in Section 8.08(d)(ii)(a) which failure continues unremedied for two Business Days following the receipt of written notice by an Authorized Officer of such servicer from the Trustee or from any Owner) after the earlier of (A) actual knowledge of an officer of the Master Servicer or (B) receipt of notice from the Trustee or the Certificate Insurer of said failure; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

       (iv) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.02 which materially and adversely affects the interests of the Owners or the Certificate Insurer for a period of sixty (60) days after the earlier of the Master Servicer's discovery or receipt of notice thereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

        (v) The merger, consolidation or other combination of the Master Servicer with or into any other entity, unless such merger, consolidation or other combination is in accordance with Section 8.19; or

       (vi) The breach by the Seller, as long as the Seller is an affiliate of the Master Servicer, of the covenant to (A) substitute a Qualified Replacement Mortgage Loan and deliver the Substitution Adjustment to the Master Servicer for deposit in the Collection Account or (B) purchase a Mortgage Loan, pursuant to Section 3.04(b).

      (b) The Certificate Insurer may instruct the Trustee to remove the Master Servicer upon (i) the failure by the Master Servicer to make any required Servicing Advance when due or (ii) the failure of the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest when due.

      The Certificate Insurer may also remove the Master Servicer upon the failure of the Master Servicer to satisfy the Servicer Termination Test.

      (c) If any event described in subsection (b) above occurs and is continuing, the Certificate Insurer may terminate the Master Servicer in accordance with this Section and the Trustee shall act as successor Master Servicer.


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      The Certificate Insurer agrees to use its best efforts to inform the
Trustee of any materially adverse information regarding the Master Servicer's servicing activities that comes to the attention of the Certificate Insurer from time to time.

      (d) If any event described in sections (a) and (b) above occurs and is continuing, the Certificate Insurer shall notify the Owners of the Class R Certificates in writing if the Certificate Insurer intends to terminate the Master Servicer in its capacity as Master Servicer under this Agreement.

      (e) The Master Servicer may assign its rights and delegate its duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee and the Certificate Insurer,
(B) shall be (I) an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or (II) a Person resulting from a merger, consolidation or succession that is permitted under
Section 8.19, and (C) shall execute and deliver to the Trustee and the Certificate Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the Certificate Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement from and after the date of such agreement; (ii) as evidenced by a letter from each Rating Agency delivered to the Trustee and the Certificate Insurer, each Rating Agency's rating or ratings of the Certificates in effect immediately prior to such assignment and delegation will not be qualified, downgraded or withdrawn as a result of such assignment and delegation; (iii) the Master Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 8.20(e); and (iv) the rate at which the Servicing Fee (or any component thereof) is calculated shall not exceed the rate in effect prior to such assignment and delegation. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer hereunder. The Master Servicer shall not resign from the obligations and duties imposed on it pursuant to this Agreement, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an independent opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer.

      (f) No removal or resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer (such successor Master Servicer to be reasonably approved by the Certificate Insurer) shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section.

      (g) Upon removal or resignation of the Master Servicer, the Master Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master

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Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

      (h) Any collections then being held by the Master Servicer prior to its removal and any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the successor Master Servicer.

      (i) Upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor servicer as described below, and (y) pending the appointment of a successor servicer as a result of soliciting such bids, shall serve as Master Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second mortgage loans and having equity of not less than $1,500,000 (or such lower level as may be acceptable to the Certificate Insurer), as determined in accordance with generally accepted accounting principles and acceptable to the Certificate Insurer and the Owners of the Class R Certificates (provided that if the Certificate Insurer and such Owners cannot agree within a reasonable period of time as to the acceptability of such successor Master Servicer, the decision of the Certificate Insurer shall control) as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor Master Servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fee, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15; provided, however, that if the Trustee acts as successor Master Servicer then the Master Servicer agrees to pay to the Trustee at such time that the Trustee becomes such successor Master Servicer a set-up fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Estate. The Trustee shall be obligated to serve as successor Master Servicer whether or not the fee described in the preceding sentence is paid by the Seller, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Seller.

      (j) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain servicing. The Trustee shall deduct from any sum received by the Trustee from the successor Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Master Servicer shall be paid by the Trustee to the removed Master Servicer at the time of such sale, transfer and assignment to the successor Master Servicer.

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      (k) The Trustee and such successor Master Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Collection Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Subject to subsection (j), if the Master Servicer resigns or is replaced hereunder, the Master Servicer agrees to reimburse the Trust, the Owners and the Certificate Insurer for the costs and expenses associated with the transfer of servicing to the replacement Master Servicer; provided, however, that the Master Servicer shall be responsible for making such reimbursement in an amount not to exceed the first $25.00 of such reimbursement for each Mortgage Loan then included in the Trust Estate; provided, further, that any reimbursement amount in excess of such first $25.00 for each such Mortgage Loan shall be paid 50% by the Master Servicer and 50% by the successor Master Servicer.

      (l) The Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all required Delinquency Advances and deposit them to the Collection Account which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee shall only be required to make Delinquency Advances (including the Delinquency Advances described in this clause (l)) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the Mortgage Loans. Notwithstanding the above, or anything in this Section to the contrary, the Trustee, if it becomes Master Servicer pursuant to this Section, shall have no responsibility or obligation (i) to repurchase or substitute any Mortgage Loan, (ii) for any representation or warranty of the Master Servicer hereunder, (iii) for any unsatisfied liability of the Master Servicer pursuant to Section 8.11, (iv) for losses on Permitted Investments directed by any other Master Servicer and (v) for any act or omission of either a predecessor or successor Master Servicer other than the Trustee.

      (m) The Trustee shall give notice to the Certificate Insurer, to the Mortgagors, to Moody's and to Standard & Poor's of the transfer of the servicing to the successor Master Servicer.

      (n) The Trustee shall give notice to the Certificate Insurer, the Owners, the Trustee, the Seller, Moody's and Standard & Poor's of the occurrence of any event described in paragraphs (a) or (b) above of which the Trustee is aware.



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Section 8.21    Inspections by Certificate Insurer; Errors and Omissions
Insurance.

      (a) Upon reasonable notice, the Trustee, the Certificate Insurer or any agents thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer during the Master Servicer's normal business hours with any of its officers or directors; provided, however, that the costs and expenses incurred by the Master Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Master Servicer.

      (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of the FNMA Guide or any successor provision thereof; provided, however, that if the Trustee shall become the Master Servicer, any customary insurance coverage that the Trustee maintains shall be deemed sufficient hereunder; provided, further, that in the event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Trustee shall promptly give such notice to the Certificate Insurer and the Owners. Upon the request of the Trustee or the Certificate Insurer, the Master Servicer shall cause to be delivered to such requesting Person a certified true copy of such fidelity bond or errors and omissions policy.


                                   ARTICLE IX

                              TERMINATION OF TRUST

      Section 9.01   Termination of Trust.

      The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates, from amounts other than those available under the Certificate Insurance Policy, of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the latest to occur of (a) the final payment or other liquidation of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (c) at any time when a Qualified Liquidation of both Mortgage Loan Groups included within the Trust is effected as described below and (d) the final payment to the Certificate Insurer of all amounts then owing to it. To effect a termination of this Agreement pursuant to clause (c) above, the Owners of a majority in Percentage Interest represented by the Class A Certificates then Outstanding shall (i) direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation for each of the Mortgage Loan Groups, as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the

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Trust created by this Agreement continue beyond the earlier of (i) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James's, living on the date hereof and (ii) the Latest Possible Maturity Date. The Trustee shall give written notice of termination of this Agreement to each Owner in the manner set forth in Section 11.05.

      Section 9.02 Termination upon Option of Owners of Class R Certificates and Master Servicer.

      (a) On any Monthly Remittance Date on or after the Optional Termination Date, the Class R Optionholder may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate on terms agreed upon between the Certificate Insurer and the Class R Optionholder at a price no less than the Minimum Termination Amount. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account for deposit to the Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The Master Servicer shall indemnify the Certificate Insurer for any claims under the Certificate Insurance Policies for the exercise of such option.

      (b) In addition to the foregoing, following the Optional Termination Date, on or after the first Monthly Remittance Date on which the aggregate of the Loan Balances of the Mortgage Loans is less than 5% of the Original Aggregate Loan Balance, the Master Servicer may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at terms agreed upon between the Certificate Insurer and the Master Servicer, at a price no less than the Minimum Termination Amount. The Master Servicer shall indemnify the Certificate Insurer for any claims under the Certificate Insurance Policies for the exercise of such option.

      (c) In connection with any such purchase, such Class R Optionholder or the Master Servicer, as applicable, shall adopt and the Trustee shall adopt, as to the Trust, a plan of complete liquidation for both of the Mortgage Loan Groups as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such purchase and liquidation constitutes, as to the Trust, a Qualified Liquidation. In addition, such Class R Optionholder, the Master Servicer or the Certificate Insurer, as applicable, shall provide to the Trustee an opinion of counsel acceptable to the Trustee to the effect that such purchase and liquidation does not constitute a preference payment pursuant to the United States Bankruptcy Code.

      (d) Promptly following any purchase described in this Section 9.02, the Trustee will release the Files to the Owners of such Class R Certificates or the Master Servicer, as the case may be, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof.


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      Section 9.03   Termination Auction.

      The Trustee shall, in accordance with the procedures and schedule set forth in Exhibit K hereto (the "Auction Procedures") and upon written notice from the Master Servicer, make a commercially reasonable effort to sell at fair market value in a commercially reasonable manner and upon commercially reasonable terms, by conducting an auction (the "Termination Auction") of the Mortgage Loans remaining in the Trust in order to effect a termination of the Trust on a date selected by the Trustee (the "Auction Date"), but in any case within ninety days following the Optional Termination Date. The Seller and the Master Servicer may, but shall not be required to, bid at the Termination Auction. The Trustee shall be entitled to retain counsel of its choice to represent it in the Termination Auction, and the fees and expenses of such counsel shall be paid by the Seller. The Trustee shall sell and transfer the Mortgage Loans to the highest bidder therefor at the Termination Auction provided that:

           (1) the Termination Auction has been conducted in accordance with the Auction Procedures;

           (2) the Trustee has received good faith bids for the Mortgage Loans from at least two prospective purchasers that are considered by the Trustee, in its sole discretion, to be competitive participants in the market for mortgage loans similar to the Mortgage Loans and willing and able purchasers of the Mortgage Loans; provided, that at least one of such prospective purchasers shall not be the Seller or an affiliate of the Seller;

           (3) a financial advisor selected by the Trustee, the fees of whom shall be an expense of the Seller, as advisor to the Trustee (in such capacity, the "Advisor"), shall have advised the Trustee in writing that at least two of such bidders are participants in the market for mortgage loans and are willing and able to purchase the Mortgage Loans (the Trustee may in its discretion select itself or an affiliate thereof as Advisor);

           (4) the highest bid in respect of the Mortgage Loans is not less than the aggregate fair market value of the Mortgage Loans (as determined by the Trustee in its sole discretion);

           (5) any bid submitted by the Seller or any affiliate thereof shall be independently verified and represented in writing by a qualified independent third party evaluator (which may include the Advisor or an investment banking firm) selected by the Trustee and may only be considered if such evaluator determines that the bid reasonably represents the fair market value of the Mortgage Loans;

           (6) the highest bid would result in proceeds from the sale of the Mortgage Loans which will be at least equal to the Minimum Termination Amount;

           (7) such sale and consequent termination of the Trust must constitute a "qualified liquidation" of the Trust under Section 860F of the Code, including the requirement that such qualified liquidation take place over a period not to exceed 90 days

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      (the Trustee may, in its discretion, require that the purchaser of such
      Mortgage Loans provide an opinion of counsel to that effect); and

           (8) the terms of the Termination Auction must be made available to all bidders and must stipulate that the Master Servicer be retained to service the Mortgage Loans on terms substantially similar to those in this Agreement.

      Provided that all of the conditions set forth in clauses (1) through (8) have been met, the Trustee shall sell and transfer the Mortgage Loans, without representation, warranty or recourse of any kind whatsoever, to such highest bidder in accordance with and upon completion of the Auction Procedures. The Trustee shall deposit the purchase price for the Mortgage Loans in the Distribution Account at least one Business Day prior to the fourth Distribution Date following the Optional Termination Date. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, the Trustee shall decline to consummate such sale and transfer. In such case, the Termination Auction shall be concluded and the Trustee shall be under no further duty to solicit bids for or otherwise to attempt to sell the Mortgage Loans. The Master Servicer shall indemnify the Certificate Insurer for any claim under the Certificate Insurance Policies due to the exercise of this sale right.

      Section 9.04 Termination upon Loss of REMIC Status.

      (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal or, if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination
(i) the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code or (ii) the Master Servicer or the Certificate Insurer may notify the Trustee of the Master Servicer's or the Certificate Insurer's, as applicable, determination to purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the sum of (w) the greater of (I) 100% of the aggregate Loan Balances of the Mortgage Loans as of the day of purchase minus amounts remitted from the Collection Account representing collections of principal on the Mortgage Loans during the current Due Period, and (II) the fair market value of such Mortgage Loans (disregarding accrued interest), (x) one month's interest on such amount computed at the Adjusted Pass-Through Rate, (y) the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and the interest portion of any Delinquency Advances which the Master Servicer has theretofore failed to remit and (z) any Reimbursement Amounts due and owing to the Certificate Insurer.

      Upon receipt of such direction or notice, the Trustee shall notify the Owners of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interests of the Class R

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Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount at the Adjusted Pass-Through Rate, (b) the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and (c) the interest portion of any Delinquency Advances which the Master Servicer has theretofore failed to remit. If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period (i) in the event that neither the Master Servicer nor the Certificate Insurer have elected to purchase the Mortgage Loans, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Master Servicer or the Certificate Insurer, as applicable, has given the Trustee notice of the Master Servicer's or the Certificate Insurer's determination to purchase the Trust Estate, the Master Servicer or the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise then remaining in the Trust Estate for the price calculated as described in clause (ii) of the first paragraph of this Section 9.04(a). In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account for deposit to the Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

      (b) Following a Final Determination, the Owners of a majority of the Percentage Interests of the Class R Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer selected by the Owners of the Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount computed at the Adjusted Pass-Through Rate, (b) the aggregate amount of unreimbursed Delinquency Advances and (c) any Delinquency Advances which the Master Servicer has theretofore failed to remit and any Reimbursement Amounts due the Certificate Insurer. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account for deposit to the Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Owners of a majority of the Percentage Interests of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion. In connection with any such purchase, such Owners shall direct the

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Trustee to adopt a plan of complete liquidation as contemplated by Section
860F(a)(4) of the Code and shall provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation.

      Section 9.05   Disposition of Proceeds.

      The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Distribution Account; provided, however, that any amounts representing unreimbursed Delinquency Advances and Servicing Advances theretofore funded by the Master Servicer from the Master Servicer's own funds shall be paid by the Trustee to the Master Servicer from the proceeds of the Trust Estate.


                                   ARTICLE X

                                   THE TRUSTEE

      Section 10.01  Certain Duties and Responsibilities.

      (a) The Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

      (b) Notwithstanding the appointment of the Master Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Master Servicer, it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee, and that all parties hereto agree that, prior to any termination of the Master Servicer, the Master Servicer and, thereafter, the Trustee or any other successor Master Servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall, upon termination or resignation of the Master Servicer and pending the appointment of any other Person as successor Master Servicer, have the power and duty during its performance as successor Master Servicer:

        (i)  to collect Mortgagor payments;

       (ii)  to foreclose on defaulted Mortgage Loans;

      (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

       (iv) to deliver instruments of satisfaction pursuant to Section 8.14;

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        (v)  to enforce the Mortgage Loans; and

       (vi) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest.

      (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

        (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

       (ii) the Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction given pursuant to Section 6.11.

      (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

      (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

      (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

      (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.


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      (h) Upon the direction of the Certificate Insurer, the Trustee hereby agrees to oppose any attempt to treat the Mortgage Loans as the property of the estate of the Seller, the Master Servicer or the Depositor.

      (i) In connection with any offset defenses, or affirmative claim for recovery, asserted in legal actions brought by Mortgagors under one or more Mortgage Loans based upon provisions therein or upon other rights or remedies arising from any requirements of law applicable to the Mortgage Loans:

           (i) the Trustee is the holder of the Mortgage Loans only as trustee on behalf of the holders of the Certificates, and not as a principal or in any individual or personal capacity;

           (ii) subject to the other provisions of this Section 10.01, the Trustee shall not be personally liable for, or obligated to pay Mortgagors, any affirmative claims asserted thereby, or responsible to holders of the Certificates for any offset defense amounts applied against Mortgage Loan payments, pursuant to such legal actions;

           (iii)the Trustee will pay, solely from available Trust Estate money, affirmative claims for recovery by Mortgagors only pursuant to final judicial orders or judgments, or judicially-approved settlement agreements, resulting from such legal actions.

           (iv) the Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Mortgagors' legal actions to recover affirmative claims against holders of the Certificates; and

           (v) subject to Section 10.01(e), the Trustee will cooperate with and assist the Depositor, the Master Servicer, the Seller or holders of the Certificates in their defense of legal actions by third parties to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions.

      Section 10.02  Removal of Trustee for Cause.

      (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (1) the Trustee shall fail to distribute to the Owners entitled hereto on any Distribution Date amounts available for distribution in accordance with the terms hereof; provided, however, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder; or

           (2) the Trustee shall breach or fail in the performance of any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in

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      connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Seller, the Certificate Insurer, or by the Owners of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Class A Certificates then Outstanding, or, if there are no Class A Certificates then Outstanding, by the Owners of such Percentage Interests represented by Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

           (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

           (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

           (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing; or

           (6) the Trustee shall (i) delegate or assign the execution of its trusts or powers or the performance of its duties under Sections 7.02(c), 7.02(d), 7.03(c), 7.09 or 11.16 of this Agreement, or (ii) resume the execution of its trusts or powers or the performance of its duties under Sections 7.02(c), 7.02(d), 7.03(c), 7.09 or 11.16 of this Agreement after having previously delegated or assigned such execution or performance, in either case without the prior written consent of the Master Servicer.

      The Depositor shall give to the Certificate Insurer, Moody's and Standard & Poor's notice of the occurrence of any such event of which the Depositor is aware.

      (b) If any event described in paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer, the Master Servicer and the Owners of a majority of the Percentage Interests represented by the Class A Certificates or if there are no Class A Certificates then Outstanding by the Owners of a majority of the Percentage Interests represented by the Class R Certificates, may, whether or not the Trustee resigns pursuant to Section 10.09(b) hereof, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section
10.09 hereof.


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      (c) To the extent of any costs incurred in removing the Trustee which are not recovered from the former Trustee, such costs will be payable pursuant to
Section 2.05 hereof.

      Section 10.03  Certain Rights of the Trustee.

      Except as otherwise provided in Section 10.01 hereof:

      (a) the Trustee may rely and shall be protected in acting or refraining from acting based upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request or direction of the Depositor, the Seller, the Certificate Insurer, or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

      (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

      (d) the Trustee may consult with counsel, and the written advice of such counsel (selected in good faith by the Trustee) or any opinion of counsel delivered to the Trustee hereunder shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

      (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Certificate Insurer or the Owners pursuant to this Agreement, unless the Certificate Insurer or such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

      (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

      (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, attorneys or custodians; provided, however, that the Trustee shall not (i) delegate or assign the execution of any of its trusts or powers or the performance of its duties under Sections 7.02(c), 7.02(d), 7.03(c), 7.09 or
11.16 of this Agreement or (ii) resume the execution of any of its trusts or powers or the performance of its duties under Sections 7.02(c), 7.02(d), 7.03(c), 7.09 or 11.16 of this Agreement after having previously delegated or assigned such execution or performance, in either case without the prior written consent of the Master Servicer;


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      (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

      (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

      (j) pursuant to the terms of this Agreement, the Master Servicer is required to furnish to the Trustee from time to time certain information and to make various calculations which are relevant to the performance of the Trustee's duties under this Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by the Certificate Insurer or any Owner of a Certificate (either in writing or orally with prompt written or facsimile confirmation), that such information or calculations is or are incorrect, or
(ii) unless there is a manifest error in any such information; and

      (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

      Section 10.04  Not Responsible for Recitals or Issuance of Certificates.

      The recitals and representations contained herein and in the Certificates, except any such recitals and representations relating to the Trustee, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Mortgage Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Seller or the Master Servicer in respect of the Mortgage Loans or deposited into or withdrawn from the Collection Account by the Depositor, the Master Servicer or the Seller, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any Securities and Exchange Commission filings for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

      Section 10.05  May Hold Certificates.

      The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust, the Certificate Insurer, the Underwriters, the Seller, the Master Servicer and their affiliates

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with the same rights it would have if it were not Trustee, any Paying Agent,
Registrar or such other agent.

      Section 10.06  Money Held in Trust.

      Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Seller and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

      Section 10.07  Compensation and Reimbursement; No Lien for Fees.

      The Trustee shall receive compensation for fees and reimbursement for expenses pursuant to Section 2.05, Section 7.03(c)(iii)(B) and Section 7.06 hereof. The Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses.

      Section 10.08  Corporate Trustee Required; Eligibility.

      There shall at all times be a Trustee hereunder which shall be a corporation or association, organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by the United States of America or of such State of organization, acceptable to the Certificate Insurer and having a deposit rating of at least A- from Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's) and A2 by Moody's (or such lower rating as may be acceptable to Moody's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Master Servicer with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) or of the Certificate Insurer, resign promptly in the manner and with the effect hereinafter specified in this Article X.

      Section 10.09  Resignation and Removal; Appointment of Successor.

      (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

      (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Master Servicer and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Master Servicer shall promptly appoint

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


a successor trustee or trustees acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Seller, one copy of which instrument shall be delivered to the Trustee so resigning, one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. A copy of any such petition shall be promptly delivered to the Master Servicer. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee.

      (c) If at any time the Trustee shall cease to be eligible under Section
10.08 hereof and shall fail to resign after written request therefor by the Master Servicer or by the Certificate Insurer, the Certificate Insurer or the Master Servicer with the written consent of the Certificate Insurer may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

      (d) The Owners of a majority of the Percentage Interests represented by the Class A Certificates with the consent of the Certificate Insurer, or, if there are no Class A Certificates then Outstanding, by the Owners of a majority of the Percentage Interests represented by the Class R Certificates, may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor, to the Master Servicer and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Section 11.03 hereof.

      (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section 10.08 to serve as Trustee, the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed, one complete set to the successor Trustee so appointed.

      (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Master Servicer shall promptly appoint a successor trustee acceptable to the Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Master Servicer. If no successor trustee shall have been so appointed by the Master Servicer or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a

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successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

      (g) The Depositor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer, to the Rating Agencies and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

      Section 10.10  Acceptance of Appointment by Successor Trustee.

      Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

      Upon acceptance of appointment by a successor Trustee as provided in this Section, the Successor Trustee shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register.

      No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

      Section 10.11 Merger, Conversion, Consolidation or Succession to Business of the Trustee.

      Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under Section 10.08. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.


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      Section 10.12  Reporting; Withholding.

      (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

      (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in subsection (a) above, the Trustee shall prepare and timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under
Section 6050K of the Code, if applicable to REMICs. Furthermore, the Trustee shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code. The Trustee shall collect any forms or reports from the Owners it determines to be required under applicable federal, state and local tax laws.

      Section 10.13 Liability of the Trustee.

      The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees, affiliates or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Certificate Insurer, the Depositor, the Seller, the Master Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees, affiliates or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in the Distribution Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Depositor, the Seller and the Master Servicer covenant and agree to indemnify the Trustee (and its directors, officers, employees, affiliates or agents), and when the Trustee is acting as Master Servicer, the Master Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from the negligence or bad faith of the Trustee and the Depositor shall pay all amounts not otherwise paid pursuant to Sections 2.05 and 7.06 hereof. The Trustee and any director, officer, employee, affiliate or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.


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      Section 10.14  Appointment of Co-Trustee or Separate Trustee.

      Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Mortgaged Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the Certificate Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Section 8.20(a) shall have occurred and be continuing, the Trustee, subject to reasonable approval of the Certificate Insurer, alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.08 and no notice to Owners of the appointment of any co-Trustee or separate Trustee shall be required under
Section 10.09.

      Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

             (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

            (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

           (iii) The Master Servicer, the Certificate Insurer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of

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appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

      Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.


                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.01  Compliance Certificates and Opinions.

      Upon any application or request by the Depositor, the Seller, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, the Seller, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

      Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

           (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

           (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with in all material respects.


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      Section 11.02  Form of Documents Delivered to the Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, the Seller or the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor, the Seller or the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

      Section 11.03  Acts of Owners.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.


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      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

      (c) The ownership of Certificates shall be proved by the Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

      Section 11.04  Notices, etc. to Trustee.

      Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer, the Depositor or the Seller shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at the Corporate Trust Office.

      Section 11.05  Notices and Reports to Owners; Waiver of Notices.

      Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Master Servicer is removed or resigns or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

      Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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



      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

      Where this Agreement provides for notice to any Rating Agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

      Section 11.06  Rules by Trustee.

      The Trustee may make reasonable rules for any meeting of Owners.

      Section 11.07  Successors and Assigns.

      All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

      Section 11.08  Severability.

      In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 11.09  Benefits of Agreement.

      Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

      Section 11.10  Legal Holidays.

      In any case where the date of any Monthly Remittance Date, any Distribution Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Monthly Remittance Date, such Distribution Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.


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


      Section 11.11  Governing Law; Submission to Jurisdiction.

      (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

      (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against them or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

      (c) Each of the Depositor, the Seller and the Master Servicer hereby irrevocably appoints and designates the Trustee as its true and lawful attorney and duly authorized agent for acceptance of service of legal process with respect to any action, suit or proceeding set forth in paragraph (b) hereof. Each of the Seller and the Master Servicer agrees that service of such process upon the Trustee shall constitute personal service of such process upon it.

      (d) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Seller, the Master Servicer or the Certificate Insurer or any third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Mortgage Loans against any Mortgagor in the courts of any jurisdiction.

      Section 11.12  Counterparts.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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      Section 11.13  Usury.

      The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

      Section 11.14  Amendment.

      (a) The Trustee, the Depositor, the Seller and the Master Servicer may, at any time and from time to time, and without notice to or the consent of the Owners but with the consent of the Certificate Insurer, amend this Agreement, subject to the provisions of Sections 11.16 and 11.17, and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity or error, correcting or supplementing any provision hereof which may be inconsistent with any other provision herein, in the Prospectus or in the Prospectus Supplement, to evidence a succession to the Master Servicer, or adding provisions hereto which are not inconsistent with the provisions hereof; (ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust or upon the transferor of a Class R Certificate as a result of the ownership of any Class R Certificate by a Disqualified Organization, removing the restriction on transfer set forth in
Section 5.08(b) hereof, or (iii) to the extent necessary, complying with the requirements of the Code and the regulations proposed or promulgated thereunder including any amendments necessary to maintain REMIC status or avoiding, or minimizing the risk of, the imposition of any tax on the Trust Estate under the Code that would be a claim against the assets in the Trust Estate; or (iv) for any other purpose, provided that in the case of this clause (iv) the Person requesting such amendment delivers an opinion of counsel acceptable to the Trustee and the Certificate Insurer that such amendment will not adversely affect in any material respect the interest of the Owners. Notwithstanding anything to the contrary herein, no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, or (b) which affects in any the manner the terms or provisions of the Certificate Insurance Policy without the consent of not less than a majority of the aggregate Class Certificate Balance of the Classes of Certificates affected by such amendment, or (c) reduce the aforesaid percentages required to consent to any such amendments without the consent of the Owners of all Certificates then outstanding.


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


      (b) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Owner in the manner set forth in Section 11.05, and to the Rating Agencies.

      (c) The Certificate Insurer and the Rating Agencies shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

      Section 11.15  Paying Agent; Appointment and Acceptance of Duties.

      The Trustee is hereby appointed Paying Agent. The Trustee may, subject to the eligibility requirements for the Trustee set forth in Section 10.08 hereof, appoint one or more other Paying Agents or successor Paying Agents.

      Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

      Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

      (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Distribution Date among such Owners in the proportion specified by the Trustee; and

      (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

      Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days, written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

      In the event of the resignation or removal of any Paying Agent other than the Trustee, such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor or, if there be no successor, to the Trustee.

      Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer and the Owners by mailing notice thereof at their addresses appearing on the Register.


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      Section 11.16 REMIC Status.

      (a) The parties hereto intend that the Trust constitute, and that the affairs of the Trust shall be conducted so as to qualify as, a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee or such other person designated pursuant to Section 11.18 hereof shall act as agent for the Trust and as "tax matters person" (as defined in the REMIC Provisions) for the Trust and in such capacity it shall: (i) prepare or cause to be prepared and filed, in a timely manner, annual tax returns and any other tax return required to be filed by the Trust established hereunder using a calendar year as the taxable year for the Trust established hereunder; (ii) in the first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of the Trust, for it to be treated as a REMIC; (iii) prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to the Trust as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "Issue Price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of the Trust, except as provided under this Agreement; (v) represent the Trust in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority (the costs and expenses of such representation to be borne by (A) the Trustee, in the event such proceedings, examination or audit were initiated due to the negligence, negligent omission, willful misfeasance or reckless disregard of the Trustee in the performance of its duties hereunder, or (B) the Trust, in any other event), request an administrative adjustment as to a taxable year of the Trust, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust, and otherwise act on behalf of the Trust or any REMIC therein in relation to any tax matter involving the Trust or any REMIC therein; (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Class R Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury regulations thereunder; (vii) make available information necessary for the computation of any tax imposed (A) on transferors of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization; and (viii) acquire and hold the Tax Matters Person Residual Interest. The obligations of the Trustee or such other designated Tax Matters Person pursuant to this Section 11.16 shall survive the termination or discharge of this Agreement.

      (b) The Seller, the Depositor, the Trustee and the Master Servicer covenant and agree for the benefit of the Owners and the Certificate Insurer (i) to take no action which would result in the termination of "REMIC" status for the Trust, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code, subject to the exceptions set forth in Section 860F(a)(5) of the Code, and (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code.


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


      (c) The Trust shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

      (d) Except as otherwise permitted by Section 7.05(b), no Permitted Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

      (e) None of the Depositor, the Seller or the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

      (f) Notwithstanding the foregoing clauses (d) and (e), the Trustee, Depositor, Master Servicer or the Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for the Trust; provided, however, that such transaction is otherwise permitted under this Agreement.

      (g) Each of the Master Servicer, Trustee and Tax Matters Person agrees to indemnify the Trust for any tax, penalties, interest and any costs or expenses associated with any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority imposed on, or incurred by or on behalf of, the Trust as a result of its negligence.

      Section 11.17  Additional Limitation on Action and Imposition of Tax.

      Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the Trust, (i) sell any assets in the Trust Estate (notwithstanding the repurchase pursuant to a breach of representation and warranty), (ii) accept any contribution of assets after the Startup Day or
(iii) agree to any modification of this Agreement. To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of the Trust and use such income, to the extent necessary, to pay such tax; provided that, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Class A Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates. If any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the Owners of the Class R Certificates on a pro rata basis unless otherwise paid pursuant to Section 11.16(g) hereof. The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust unless otherwise paid pursuant to Section 11.16(g) hereof (but such authorization shall not prevent the

Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

      Section 11.18  Appointment of Tax Matters Person.

      A Tax Matters Person will be appointed for the Trust for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for the Trust shall be the Trustee as long as it owns a Class R Certificate. If the Trustee does not own a Class R Certificate, the Tax Matters Person may be any other entity that owns a Class R Certificate and accepts a designation hereunder as Tax Matters Person by delivering an affidavit in the form of Exhibit H. The Trustee shall notify any subsequent Trustee and the Master Servicer in writing of the name and address of another Person who accepts a designation as Tax Matters Person hereunder.

      Section 11.19  The Certificate Insurer.

      Any right conferred to the Certificate Insurer hereunder shall be suspended and shall run to the benefit of the Owners during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy. At such time as the Class A Certificates are no longer Outstanding hereunder and all Reimbursement Amounts due the Certificate Insurer have been paid in full, the Certificate Insurer's rights hereunder shall terminate.

      Section 11.20  [Reserved].

      Section 11.21  Third-Party Rights.

      The Trustee, the Seller, the Depositor, the Master Servicer and the Owners agree that the Certificate Insurer shall be deemed a third-party beneficiary as if it were a party hereto with the right to enforce the provisions hereof.

      Section 11.22  Notices.

      All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

      The Trustee:            The First National Bank of Chicago
                              One First National Plaza, Suite 0126
                              Chicago, Illinois  60670-0126
                              Attention: Corporate Trust Administration, Block
                                         Mortgage Finance Asset Backed
                                         Certificates, Series 1999-1
                              Tel:  312-407-0192
                              Fax: 312-407-1708

      The Depositor:          Block Mortgage Finance, Inc.
                              One Main Plaza
                              4435 Main Street, Suite 500
                              Kansas City, Missouri 64111
                              Attention: Vice President
                              Tel:  816-932-4960
                              Fax:  816-561-0673

      The Master Servicer:    Block Financial Corporation
                              One Main Plaza
                              4435 Main Street, Suite 500
                               Kansas City, Missouri 64111
                              Attention:  Mark Keller
                              Tel:  816-932-4913
                              Fax:  816-561-0673

      The Seller:             Companion Mortgage Corporation
                              One Main Plaza
                              4435 Main Street, Suite 500
                              Kansas City, Missouri 64111
                              Attention: Vice President
                              Tel:  816-932-4940
                              Fax:  816-561-0673

      The Rating Agencies:    Moody's Investors Service, Inc.
                              99 Church Street
                              New York, New York  10007
                              Tel:  212-553-0376
                              Fax:  212-553-7820

                              Standard & Poor's Ratings Services,
                              a division of The McGraw-Hill Companies
                              26 Broadway
                              New York, New York  10004
                              Tel:  212-208-8000
                              Fax:  212-208-0030

      Owners:                 As set forth in the Register.

      The Certificate
       Insurer:               MBIA Insurance Corporation
                              885 Third Avenue
                              New York, New York 10022
                              Attention:  Insured Portfolio Management--
                                          Structured Finance (IPM-SF)
                              Block Mortgage Finance Asset
                         Backed Certificates, Series 1999-1


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                     BLOCK MORTGAGE FINANCE, INC.,
                                     as Depositor

                                     By:  /s/ Bret G. Wilson
                                          -------------------------------
                                     Title:  President


                                     BLOCK FINANCIAL CORPORATION,
                                     as Master Servicer


                                     By:  /s/ Bret G. Wilson
                                          -------------------------------
                                     Title:  Vice President


                                     COMPANION MORTGAGE CORPORATION,
                                     as Seller


                                     By:  /s/ Bret G. Wilson
                                          ------------------------------
                                     Title:  President


                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Trustee


                                     By:  /s/ Jeffrey L. Kinney
                                          ------------------------------
                                     Title:  Vice President

                                   SCHEDULE I

             REPRESENTATIONS AND WARRANTIES AS TO THE MORTGAGE LOANS


     All percentages herein reflect the Mortgage Pool disclosed in the Prospectus Supplement. The actual percentages will vary based on the actual Mortgage Loans transferred to the Trust.

           (i) The information with respect to each Mortgage Loan set forth in the related Schedule of Mortgage Loans is true and correct as of the Cut-Off Date;

           (ii) All the original or certified documentation set forth in Section
     3.05 (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee on the Startup Day or as otherwise provided in Section 3.05 and is true and accurate in all material respects and does not omit to state a fact necessary to make the statements contained therein not misleading and the documents, instruments and agreements submitted by each Mortgagor for loan underwriting were not falsified and contain no untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

           (iii) Each Mortgage Loan being transferred to the Trust is a Qualified Mortgage;

           (iv) Each Mortgaged Property consists of a fee simple or leasehold estate in real property and is improved by a single (1 to 4) family residential dwelling, which may include condominiums and townhouses, small multifamily or mixed-use property or manufactured homes (provided that such manufactured home is attached to the property and the manufactured home is encumbered by and secured by a Mortgage) but shall not include co-operatives; provided, however, that as of the Cut-Off Date not more than 0.66% and 0.49% of the aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group and Adjustable Rate Group, respectively, are secured by condominiums, not more than 3.66% and 1.21% of the aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, are secured by manufactured homes and all of the Mortgage Loans secured in part by manufactured homes are "land and home contracts" (and the certificate of title for each manufactured home, noting the Trustee as lienholder, will be delivered to the Trustee), not more than 4.59% and 3.17% of the aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, are secured by 2 to 4 family residential dwellings, not more than 0.99% and 1.98% of the aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, are secured by units in planned unit developments.

           (v) As of the Cut-Off Date no Mortgage Loan in the Adjustable Rate Group has a Loan-to-Value Ratio greater than 100%. Each Mortgage Loan which is not a First Mortgage Loan has a combined Loan-to-Value Ratio not greater than 100%.

           (vi) Each Mortgage Loan is being master serviced by the Master Servicer and serviced by a Sub-Servicer;

           (vii) The Note related to each Mortgage Loan in the Fixed Rate Group bears a fixed Mortgage Rate of at least 7.00% per annum, and the Note related to each Mortgage Loan in the Adjustable Rate Group bears a current Mortgage Rate of at least 6.75% per annum. The weighted average Mortgage Rate of the Mortgage Loans in the Fixed Rate Group is at least 11.291% and the current weighted average Mortgage Rate of the Mortgage Loans in the Adjustable Rate Group is at least 10.118%;

           (viii) Each Note with respect to the Mortgage Loans will provide for a schedule of substantially level and equal monthly Scheduled Payments which are sufficient to amortize fully the principal balance of such Note on or before its maturity date (other than Notes representing not more than 40.67% and 5.67% of the aggregate Loan Balance as of the Cut-Off Date of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, which may provide for a "balloon" payment due at maturity, which maturity date is not more than 15 years from the date of origination);

           (ix) As of the Startup Day, each Mortgage is a valid, enforceable, perfected and subsisting first or second lien of record on the Mortgaged Property subject in the case of any Second Mortgage Loan only to a Senior Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion of title with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

           (x) Immediately prior to the transfer and assignment of the Mortgage Loans by the Seller to the Depositor and by the Depositor to the Trust herein contemplated, the Seller and the Depositor, as the case may be, held good, indefeasible and marketable title to, and was the sole owner of record and holder of, each Mortgage Loan (including the related Note) conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good, indefeasible and marketable title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others, except liens which will be released simultaneously with such transfer and assignment;

           (xi) As of the Cut-off Date, (a) none of the Mortgage Loans is more than 59 days Delinquent, (b) no more than 6.38% of the aggregate Loan Balance of Mortgage Loans as of the Cut-Off Date have been 30 days or more Delinquent more than once during the 12 months immediately preceding the Startup Day and (c) no more than 1.65% of the aggregate Loan Balance of Mortgage Loans as of the Cut-off Date have been 90 or more days Delinquent during the 12 months immediately preceding the Startup Day.

           (xii) There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

           (xiii) There is no valid and enforceable offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note;

           (xiv) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage (and no rights are outstanding as of the Cut-Off Date which could give rise to such liens) except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;

           (xv) Each Mortgage Loan at the time it was made complied in all material respects with applicable state, federal or local laws and regulations, including, without limitation, the federal Truth in Lending Act and other consumer protection laws, usury, equal credit opportunity, disclosure, real estate settlement procedures and recording laws;

           (xvi) With respect to each Mortgage Loan either (a) an attorney's opinion of title has been obtained but no title policy has been obtained (provided that no title policy has been obtained with respect to not more than 3.0% of the aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date), or (b) a lender's title insurance policy, issued in standard American Land Title Association form (or other state approved form) by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the original balance of such Mortgage Loan together, in the case of a Second Mortgage Loan, with the then-current principal balance of the mortgage note relating to the Senior Lien, insuring the mortgagee's interest (and any successors or assignees of such mortgagee) under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (ix) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Startup Day, such policy is valid and thereafter such policy shall continue in full force and effect;

           (xvii) Each Sub-Servicer, if any, is a qualified servicer as defined in Section 8.03 with respect to the Mortgage Loans serviced by it;

           (xviii) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (a) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (b) the minimum amount required to compensate for damage or loss on a replacement cost basis or (c) the full insurable value of the Mortgaged Property. All such insurance policies meet the originator's underwriting requirements and are of standard type and quality for the locale where the related property is located. All acts required to be performed to preserve the rights and remedies of the Trustee in any such insurance policies have been performed, including, without limitation, any necessary information of insurers and assignments of policies or interests therein;

           (xix) If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (a) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (b) the minimum amount required to compensate for damage or loss on a replacement cost basis or
     (c) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

           (xx) Each Mortgage and Note and any other agreement, if any, executed and delivered by the applicable Mortgagor in connection with each Mortgage Loan is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and, to the best of the Seller's knowledge, all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

           (xxi) As of the Cut-Off Day, no more than 0.53% and 0.56% of the aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, will be secured by Properties located within any single ZIP code area;

           (xxii) Each original Mortgage was recorded or is in the process of being recorded. There is only one originally executed Note or Lost Note Affidavit attached to a duplicate Note for each Mortgage Loan and each Mortgage and assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction where the property securing the Mortgage Loan is located;

           (xxiii) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Owners and the Certificate Insurer and which has been delivered to the Trustee. The substance of any such alteration or modification has been approved by the applicable title insurer, to the extent required on the applicable title insurance policy, and is reflected on the related Schedule of Mortgage Loans;

           (xxiv) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

           (xxv) The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

           (xxvi) No Mortgage Loan has a graduated payment feature, a buydown provision, shared appreciation feature, or other contingent interest feature;

           (xxvii) Each Mortgaged Property is located in the state identified in the respective Schedule of Mortgage Loans and consists of one or more parcels of real property with a residential dwelling, as that term is defined in item (iv) of this Schedule I, erected thereon;

           (xxviii) Each Mortgage contains a provision for the acceleration, subject to federal law, of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

           (xxix) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the respective Schedule of Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Note permits or obligates the Master Servicer to make future advances to the related Mortgagor at the option of the Mortgagor;

           (xxx) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each Mortgaged Property is undamaged by waste, fire, water, flood, earthquake or earth movement.

           (xxxi) All of the improvements which were included for the purposes of determining the Appraised Value of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, and are stated in the title insurance policy and affirmatively insured;

           (xxxii) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

           (xxxiii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Owners or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

           (xxxiv) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell all the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage;

           (xxxv) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and, to the best of the Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Master Servicer nor the Seller has waived any default, breach, violation or event of acceleration;

           (xxxvi) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

           (xxxvii) The maturity date of each Second Mortgage Loan is prior to the maturity date of the related first mortgage loan if such first mortgage loan provides for a balloon payment;

           (xxxviii) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement;

             (xxxix) Each Mortgage Loan was originated in accordance with the credit underwriting guidelines of the originator of such Mortgage Loan (except for certain exceptions to such credit underwriting guidelines approved by the originator in accordance with its established corporate policies), which credit underwriting guidelines conform in all material respects to the descriptions thereof set forth in the Prospectus or the Prospectus Supplement, as applicable;

                (xl) Each Mortgage Loan (other than the Mortgage Loans originated in connection with the Seller's "high LTV program") was originated based upon a full appraisal, which included an interior inspection of the subject property;

               (xli) The Mortgage Loans are representative of the Seller's portfolio of fixed and variable rate mortgage loans and the Mortgage Loans were not selected for inclusion in the Trust by the Seller on any basis intended to adversely affect the Trust or the Certificate Insurer;

              (xlii) As of the Cut-Off Date, no more than 7.27% and 4.73% of the aggregate Loan Balances of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, are secured by Mortgaged Properties that are non-owner occupied Mortgage Properties (investor-owned and vacation);

             (xliii) As of the Cut-Off Date, no more than 10.78% and 13.09% of the aggregate Loan Balances of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, were originated under programs requiring less than full documentation;

              (xliv) The Seller has no actual knowledge that there exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on any Mortgaged Property;

               (xlv) The Seller was properly licensed or otherwise authorized, to the extent required by applicable law, to originate or purchase each Mortgage Loan and the consummation of the transactions herein contemplated, including, without limitation, the receipt of interest by the Owners and the ownership of the Mortgage Loans by the Trustee as trustee of the Trust will not involve the violation of such laws and Companion Mortgage Corporation was in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property securing the Mortgage Loan is located;

              (xlvi) With respect to each Mortgaged Property subject to a ground lease (a) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (b) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; (c) the ground lease has been duly executed and recorded; (d) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (e) the ground rent payment is included in the borrower's monthly payment as an expense item;
     (f) the Trust has the right to cure defaults on the ground lease; and (g) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Mortgaged Property. As of the Cut-Off Date, the aggregate Loan Balance of the Mortgage Loans with related Mortgage Properties subject to ground leases does not exceed 5.0% of the aggregate Loan Balance of all of the Mortgage Loans;

             (xlvii) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid or are not yet delinquent, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet delinquent. No one other than the applicable Mortgagor has advanced funds, directly or indirectly, for the payment of any amount required under any Mortgage Loan;

            (xlviii) With respect to any Second Mortgage Loan, as of the Startup Day, the Seller has not received a notice of default of any first mortgage loan secured by any Mortgaged Property which has not been cured by a party other than the Seller;

              (xlix) All of the Mortgage Loans in the Adjustable Rate Group are in a first lien position;

                 (l) As of the Cut-Off Date, each Mortgage Loan has an outstanding balance of less than $665,212.81;

                (li) Each Mortgage Loan is secured by a Mortgage on Mortgaged Property which, at the time of origination of the related Mortgage Loan, had an appraised value of less than $955,000.00;

               (lii) No more than 12.03% of the aggregate Loan Balances of the Fixed Rate Group Mortgage Loans are in a second priority position;

              (liii) The weighted average margin of the Adjustable Rate Group Mortgage Loans is 6.823% and with respect to each Adjustable Rate Group Mortgage Loan, the applicable interest rate is adjusted in accordance with the terms of the Note and all required notices of interest rate adjustments have been sent to the Mortgagor on a timely basis, the computations of such adjustments were properly calculated and all interest rate adjustments have been made in accordance with all applicable law;

               (liv) The aggregate Loan Balance of all Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date is $180,000,091.43 and the aggregate Loan Balance of all Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date is $223,124,070.86;

               (lv) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (lvi) No more than 24.4% of the Original Aggregate Loan Balance consists of Simple Interest Loans and no more than 75.67% of the Original Aggregate Loan Balance consists of Actuarial Loans;

              (lvii) With respect to Second Mortgage Loans, either (a) no consent for the Second Mortgage Loan is required by the holder of the related first mortgage loan or (b) such consent has been obtained and delivered to the Trustee;

             (lviii) With respect to Second Mortgage Loans, the related first mortgage loan does not provide for negative amortization;

               (lix) As of the Cut-Off Date, no more than 5.13% of the aggregate Loan Balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date had interest rates that were within 0.125% of the fully indexed rate;

                (lx) The margins for the Mortgage Loans in the Adjustable Rate Group (which margins, when added to the applicable current indices, establish the interest rates applicable to such Mortgage Loans) ranges from 3.000% to 10.400%;

               (lxi)  No Mortgage Loan has a term in excess of 360 months;

              (lxii) No property securing a Mortgage Loan is damaged by water, fire, earthquake or earth movement, windstorm, flood, other types of water damage, tornado or other casualty so as to affect adversely the value of such property as security for such Mortgage Loan or the use for which the premises were intended. Each property securing a Mortgage Loan is in good repair;

             (lxiii) There is no Mortgage Loan as to which the first date upon which the applicable Mortgagor must make a payment on each Mortgage Loan is no later than 60 days after the Cut-Off Date;

              (lxiv) All information regarding a Mortgage Loan of which the Seller has knowledge that could reasonably be expected to affect adversely the value or marketability of any property securing such Mortgage Loan has been disclosed to the Certificate Insurer;

               (lxv) As of the Cut-Off Date, none of the Mortgage Loans is a retail installment contract for goods or services, which loans are either "consumer credit contracts" or "purchase money loans" as such terms are defined in 16 C.F.R. ss. 433.1; and

              (lxvi) As of the Cut-Off Date, no more than 27.98% of the aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group and 46.30% of the aggregate Loan Balance of the Mortgage Loans in the Adjustable Rate Group are Purchase Mortgage Loans, at least 5.06% of the aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group and at least 5.67% of the aggregate Loan Balance of the Mortgage Loans in the Adjustable Rate Group are Rate/Term Refinance Mortgage Loans and no more than 66.96% of the aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group and no more than 48.03% of the aggregate Loan Balance of the Mortgage Loans in the Adjustable Rate Group are Cashout/Refinance Mortgage Loans.

                                  SCHEDULE I-A

                   SCHEDULE OF FIXED RATE GROUP MORTGAGE LOANS








                                      I-A-1

                                  SCHEDULE I-B

                SCHEDULE OF ADJUSTABLE RATE GROUP MORTGAGE LOANS







                                      I-B-1

                                                                       EXHIBIT A

                                                            FORM OF  CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                             BLOCK MORTGAGE FINANCE
                    ASSET BACKED CERTIFICATES, SERIES 1999-1
                                   CLASS A-[ ]
                             ( % Pass-Through Rate)

  Representing Certain Interests in a Pool of [Fixed] [Adjustable] Rate Group
             Mortgage Loans Formed by Block Mortgage Finance, Inc.
                                and Serviced by

                           BLOCK FINANCIAL CORPORATION

     This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Block Mortgage Finance, Inc., Block Financial Corporation or Companion Mortgage Corporation, The First National Bank of Chicago or any of their affiliates. This Certificate represents a fractional ownership interest in the [Fixed] [Adjustable] Rate Group Mortgage Loans and certain other property held by the Trust.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No: A-[ ]-[ ]                                                              CUSIP
       $                 --------------------      ----------------------------
Original                 Date                      Final Scheduled
Certificate                                        Distribution
Principal                                          Date
Balance
                           CEDE & Co.
                           Registered Owner

Trustee Execution
THE FIRST NATIONAL BANK OF CHICAGO,
not personally but solely as Trustee for Block
Mortgage Finance Asset Backed Certificates,
Series 1999-1

By:__________________________________
Name: _______________________________
Title: ______________________________
Date of Execution ______________



Trustee Authentication
THE FIRST NATIONAL BANK OF CHICAGO,
not personally but solely as Trustee for Block
Mortgage Finance Asset Backed Certificates,
Series 1999-1

By:__________________________________
Name: _______________________________
Title: ______________________________
Date of Authentication ______________

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in the [Fixed] [Adjustable] Rate Group (other than any principal and interest payments received or, with respect to an Actuarial Loan, due thereon on or prior to the Cut-Off Date) listed in
Schedule I-[A][B] to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Sections 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's and Depositor's interest in any Mortgaged Property which secured a Mortgage Loan in the [Fixed] [Adjustable] Rate Group but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Distribution Account, exclusive of investment earnings on such amounts (except as otherwise provided in the Pooling and Servicing Agreement), and such amounts as may be held by the Master Servicer in the name of the Trustee in the Collection Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Permitted Investments held by the Master Servicer); (c) the Group [1] [2] Certificate Insurance Policy; and (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans in the [Fixed] [Adjustable] Rate Group, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     THE OWNER HEREOF IS ENTITLED TO PRINCIPAL PAYMENTS ON EACH DISTRIBUTION DATE, AS HEREINAFTER DESCRIBED, WHICH WILL FULLY AMORTIZE SUCH ORIGINAL CERTIFICATE PRINCIPAL BALANCE OVER THE PERIOD FROM THE DATE OF INITIAL ISSUANCE OF THE CERTIFICATES TO THE FINAL DISTRIBUTION DATE FOR THE CLASS A-[ ] CERTIFICATES. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY, ON ANY DATE SUBSEQUENT TO FEBRUARY 25, 1999 (THE FIRST DISTRIBUTION DATE), BE LESS THAN THE ORIGINAL CERTIFICATE PRINCIPAL BALANCE SET FORTH ABOVE.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Block Mortgage Finance Asset Backed Certificates, Series 1999-1, Class A-[ ] (the "Class A-[ ] Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of January 1, 1999 (the "Pooling and Servicing Agreement") by and among Block Mortgage Finance, Inc., in its capacity as the Depositor (the "Depositor"), Companion Mortgage Corporation, in its capacity as the Seller (the "Seller"), Block Financial Corporation, in its capacity as the Master Servicer (the "Master Servicer"), and The First National Bank of Chicago, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Block Mortgage Finance Asset Backed Certificates, Series 1999-1, Class A-[ ] (the "Class A-[ ] Certificates"), Class A-[ ] (the "Class A-[ ] Certificates"), Class A-[ ] (the "Class A-[ ] Certificates"), Class A-[ ] (the "Class A-[ ] Certificates"), Class A-[ ] (the "Class A-[ ] Certificates"), Class A-[ ] (the "Class A-[ ] Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates are together referred to as the "Class A Certificates" and the Class A Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing February 25, 1999, the Owners of the Class A-[ ] Certificates as of the close of business on the [last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs] [day immediately preceding such Distribution Date] (the "Record Date") will be entitled to receive the Class A-[ ] Distribution Amount relating to such Certificate on such Distribution Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-[ ] Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the Person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-[ ] Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the Class A-[ ] Certificates. The Percentage Interest of each Class A-[ ] Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-[ ] Certificate on the Startup Day by the aggregate Class A-[ ] Certificate Principal Balance on the Startup Day.

     The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policies, to make Insured Payments available to the Trustee on the related Distribution Date for distribution to the Owners. "Insured Payment" means with respect to either Mortgage Loan Group and any Distribution Date, without duplication, (A) the excess, if any, of
(i) the sum of (a) the aggregate amount of interest accrued at the related Pass-Through Rate during the preceding Accrual Period on the Class A Certificate Principal Balance of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief
Act), (b) the Preference Amount as it relates to interest previously paid on each Class of the related Class A Certificates prior to the Distribution Date,
(c) the portion of the Carry Forward Amount related to interest with respect to each Class of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act) and (d) the then existing Subordination Deficit for the Related Loan Group, if any, over
(ii) Total Available Funds (net of the Insurance Premium Amount for the Related Loan Group) after taking into account any Principal Distribution Amount to be actually distributed on such Distribution Date and the cross-collateralization provisions of the Trust plus (B) an amount equal to the principal portion of the Preference Amount with respect to the Related Loan Group.

     Upon receipt of amounts under the Certificate Insurance Policies on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A Certificates.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Block Mortgage Finance, Inc., Block Financial Corporation, Companion Mortgage Corporation, The First National Bank of Chicago or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Distribution Account and the Collection Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Group [1] [2] Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A-[ ] Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-[ ] Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-[ ] Certificates and shall receive all future distributions of the Class A-[ ] Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below, and (d) the final payment to the Certificate Insurer of all amounts then owing to it. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of a majority in Percentage Interest represented by the Class A Certificates then Outstanding shall direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) certain Owners of the Class R Certificates and the Master Servicer may, at their option, purchase, and the Trustee may sell at auction, from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date on or after the Optional Termination Date and (ii) under certain circumstances relating to the qualification of the Trust Estate as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Master Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner, at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Distribution Date to the Owner of this certificate as more fully described in the Pooling and Servicing Agreement.

     The Class A-[ ] Certificates are issuable only as registered Certificates in minimum denominations of $25,000 original Certificate Principal Balance and multiples of $1,000 in excess thereof (except that one Class A-[__] Certificate may be issued in an amount less than $25,000 or in an integral multiple other than $1,000). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-[ ] Certificates are exchangeable for new Class A-[ ] Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

                                   EXHIBIT B


                                   [RESERVED]

                                                                       EXHIBIT C
                                                     FORM OF CLASS R CERTIFICATE


     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN ONE CLASS OF "RESIDUAL INTERESTS" IN ONE "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE

PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                             BLOCK MORTGAGE FINANCE
                    ASSET BACKED CERTIFICATES, SERIES 1999-1
                                     CLASS R
                               (Residual Interest)

       Representing Certain Interests Relating to a Pool of Mortgage Loans
                     formed by Block Mortgage Finance, Inc.
                                 and Serviced by

                           BLOCK FINANCIAL CORPORATION

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Block Mortgage Finance, Inc., Block Financial Corporation or Companion Mortgage Corporation, The First National Bank of Chicago or any of their affiliates. This Certificate represents a fractional residual ownership interest in the
Trust Estate as defined below.)
                                                                ________________
No: R-__                                                                    Date
Percentage Interest ________%                  ____________________
                                                   Registered Owner

Trustee Execution
THE FIRST NATIONAL BANK OF CHICAGO,
not personally liable but solely as Trustee for Block Mortgage Finance Asset Backed Certificates,
Series 1999-1

By:_______________________________
Name:_____________________________
Title:____________________________
Date of Execution:________________

Trustee Authentication

THE FIRST NATIONAL BANK OF CHICAGO,
not personally but solely as Trustee for Block Mortgage Finance Asset Backed Certificates,
Series 1999-1

By:________________________________
Name:______________________________
Title:_____________________________
Date of Authentication_____________

     The registered Owner named above is the registered Owner of a fractional interest in (a) the Mortgage Loans (other than any principal and interest payments received or, with respect to Actuarial Loans, due thereon on or prior to the Cut-Off Date) listed in Schedule I-A and Schedule I-B to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Sections 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's and Depositor's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Distribution Account, exclusive of investment earnings on such amounts (except as otherwise provided in the Pooling and Servicing Agreement) and such amounts may be held by the Master Servicer in the name of the Trustee in the Collection Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Permitted Investments held by the Master Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

      This Certificate is one of a Class of duly-authorized Certificates designated as Block Mortgage Finance Asset Backed Certificates, Series 1999-1, Class R (Residual Interest) (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of January 1, 1999 (the "Pooling and Servicing Agreement") by and among Block Mortgage Finance, Inc., in its capacity as the Depositor (the "Depositor"), Companion Mortgage Corporation, in its capacity as the Seller (the "Seller"), Block Financial Corporation, in its capacity as the Master Servicer (the "Master Servicer"), and The First National Bank of Chicago, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Block Mortgage Finance, Inc., Asset Backed Certificates, Series 1999-1, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates (collectively, the "Class A Certificates"). The Class A Certificates and the Class R Certificates are together referred to herein as the "Certificate." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Distribution Date") commencing February 25, 1999, each Owner of a Class R Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Distribution Date occurs (the "Record Date") will be entitled to receive the Residual Net Monthly Excess Cashflow relating to such Certificate on such Distribution Date.

      Distributions will be made in immediately available funds to Owners of Class R Certificates having an aggregate Percentage Interest of at least 10% by wire transfer to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or otherwise by check mailed to the address of the person entitled thereto as it appears on the Register.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement.

     Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Block Mortgage Finance, Inc., Block Financial Corporation, Companion Mortgage Corporation, The First National Bank of Chicago or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Distribution Account and the Collection Account, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any

Mortgage Loan remaining in the Trust Estate, (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below, and (d) the final payment to the Certificate Insurer of all amounts owing to it. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of a majority in Percentage Interest represented by the Class A Certificates then Outstanding shall direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) certain Owners of the Class R Certificates or the Master Servicer may at their option, purchase, and the Trustee may sell at auction, from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date on or after the Optional Termination Date and (ii) under certain circumstances relating to the qualification of Trust Estate as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the prior written consent of the Certificate Insurer, or, if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Master Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, and in certain other circumstances provided for in the Pooling and Servicing Agreement may be amended without the consent of the Owners. Any such consent by the Owner, at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Distribution Date to the Owner of this Certificates as more fully described in the Pooling and Servicing Agreement.

     The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

                                                                       EXHIBIT D

                              PAYOFF CERTIFICATION
                              --------------------



     WHEREAS, the undersigned is an Authorized Officer of Block Mortgage Finance, Inc., a Delaware corporation, in its capacity as Depositor (the "Depositor") of a certain pool of mortgage loans heretofore conveyed in trust to The First National Bank of Chicago, a national banking association (the "Trustee"), pursuant to that certain Pooling and Servicing Agreement dated as of January 1, 1999, (the "Pooling and Servicing Agreement") among the Depositor, Block Financial Corporation, as Master Servicer, Companion Mortgage Corporation, as Seller, and the Trustee; and

     WHEREAS, the Depositor is required, pursuant to Section 3.05(c) of the Pooling and Servicing Agreement to deliver this Payoff Certification to the Trustee with respect to all Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Startup Day (as those terms are defined in the Pooling and Servicing Agreement).

     NOW, THEREFORE, the Depositor hereby certifies that each Mortgage Loan identified on the attached Schedule I has been prepaid in full after the Cut-Off Date and prior to the Startup Day (as those terms are defined in the Pooling and Servicing Agreement).

                                     BLOCK MORTGAGE FINANCE, INC.,
                                     as Depositor


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________





Dated January ___, 1999

                                  SCHEDULE I
                                  ----------

                                                                       EXHIBIT E

                                                       FORM OF TRUSTEE'S RECEIPT


                               Block Mortgage Finance
                          Asset Backed Certificates,
                                 Series 1999-1

                             Mortgage File Receipt

      The Undersigned, The First National Bank of Chicago, the Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement") among the Trustee, Block Financial Corporation, Companion Mortgage Corporation and Block Mortgage Finance, Inc., hereby acknowledges that on the date hereof it received the Mortgage Loans (as defined in the Pooling and Servicing Agreement).


                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By: ___________________________________

                                         Name:______________________________

                                         Title: ____________________________

                                                                       EXHIBIT F

                                                      FORM OF POOL CERTIFICATION

                               POOL CERTIFICATION
                               ------------------

     WHEREAS, the undersigned is an Authorized Officer of The First National Bank of Chicago, a national banking association, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of January 1, 1999 (the "Pooling and Servicing Agreement") among Block Mortgage Finance, Inc., as Depositor (the "Depositor"), Block Financial Corporation, as Master Servicer, Companion Mortgage Corporation, as Seller, and the Trustee; and

     WHEREAS, the Trustee is required, pursuant to Section 3.06(a) of the Pooling and Servicing Agreement, to review the Files relating to the Pool within a specified period following the Startup Day and to notify the Seller promptly of any defects with respect to the Pool, and the Seller is required to remedy such defects or take certain other action, all as set forth in Section 3.06(b) of the Pooling and Servicing Agreement; and

     WHEREAS, Section 3.06(a) of the Pooling and Servicing Agreement requires the Trustee to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

     NOW, THEREFORE, the Trustee hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section 3.05(b) of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Mortgage Loans identified in (i), (ii) and
(viii) of the definition of the Schedules of Mortgage Loans pursuant to Section 3.06(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Mortgage Loans, other than as set forth on Schedule I hereto. The Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Trustee

                                     By:______________________________________

                                     Title:___________________________________

Dated: January ___, 1999

                                                                       EXHIBIT G
                                                          FORM OF DELIVERY ORDER

                                 DELIVERY ORDER


                             BLOCK MORTGAGE FINANCE

                           Asset Backed Certificates,
                                  Series 1999-1

                      Depositor's Order to the Trustee for
                   Execution and Delivery of the Certificates
                             Dated: January __, 1999

                       __________________________________


     Pursuant to Section 4.01 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 1999, among the Depositor, Block Financial Corporation, as Master Servicer, Companion Mortgage Corporation, as Seller and the Trustee (each as defined in the Pooling and Servicing Agreement), the Depositor hereby requests that the Trustee execute and authenticate the Block Mortgage Finance Asset Backed Certificates, Series 1999-1 (the "Certificates"), and register said Certificates in the denominations or percentages, as applicable, as set forth on Exhibit A hereto.

     The Depositor further requests that the Trustee deliver all of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates to The Depository Trust Company in New York, New York, on behalf of Salomon Brothers Inc, Morgan Stanley & Co. Incorporated and J.P. Morgan & Co. (the "Underwriters") or at such other location as Salomon Brothers, Inc, on behalf of the Underwriters, advises the Trustee.

                                     BLOCK MORTGAGE FINANCE, INC.



                                     By: _____________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT H

                     FORM OF AFFIDAVIT FOR CLASS R TRANSFER

                          AFFIDAVIT PURSUANT TO SECTION
                         860E(e) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED


STATE OF            )
                    ) ss:
COUNTY OF           )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

           1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States], on behalf of which he makes this affidavit.

           2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income); (ii) it is not acquiring the Class R Certificate for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Class R Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of _______, _______.

                                               [NAME OF INVESTOR]

     By:___________________________
                                               [Name of Officer]
                                               [Title of Officer]

                                                                       EXHIBIT I



                           FORM OF LOST NOTE AFFIDAVIT


                               LOST NOTE AFFIDAVIT
                               -------------------


      We, as _____________________ (title) of Companion Mortgage Corporation (the "Seller") and as _____________________ (title) of Block Financial Corporation (the "Master Servicer"), are authorized to make this Affidavit. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 1999, by and among Block Mortgage Finance, Inc., Block Financial Corporation, Companion Mortgage Corporation and The First National Bank of Chicago. In connection with (i) the administration of the Mortgage Loans held by The First National Bank of Chicago, as Trustee on behalf of the Owners (the "Trustee") and (ii) issuance of the Certificate Insurance Policies by MBIA Insurance Corporation, ___________________ and __________________ (hereinafter called "Deponents"), being duly sworn, depose and say that:

      (a) Seller previously delivered to the Trustee a signed Initial Certification with respect to a certain Note;

      (b) Such Note was assigned or sold to the Trustee pursuant to the terms and provisions of the Pooling and Servicing Agreement;

      (c) Such Note is not outstanding pursuant to a request for release of documents;

      (d) The aforesaid Note (hereinafter called the "Original") has been lost;

      (e) The Seller has made or caused to be made diligent search for the Original and has been unable to find or recover the same;

      (f) The Seller was the owner of the Original at the time of loss and has good title to the Original and has the right to convey good title thereto;

      (g) The Original has not been cancelled or assigned or pledged to anyone other than the Depositor and Trustee;

      (h) The Seller has assigned all of its interest in the Original to the Depositor pursuant to the Pooling and Servicing Agreement and the Depositor has assigned all of its interest in the Original to the Trustee pursuant to the Pooling and Servicing Agreement;

      (i) Following the assignment of the Original to the Depositor and the assignment of the Original by the Depositor to the Trustee, the Trustee will be the party entitled to enforce the Original pursuant to Section 3-309 of the Uniform Commercial Code;

      (j) Deponents agree that, if said Original should ever come into the possession, custody or power of either Seller or the Master Servicer, such party will immediately and without consideration surrender said Original to the Trustee;

      (k) Attached hereto is a true and correct copy of the Original, endorsed in blank by the mortgagee;

      (l) Deponents hereby agree that the Seller and the Master Servicer (a) shall indemnify and hold harmless the Trustee and MBIA Insurance Corporation, their successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Originals, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased the Mortgage Loan evidenced by the lost Original or any interest in such Mortgage Loan, (iii) any claim of any borrower with respect to the existence of terms of a Mortgage Loan evidenced by the lost Original, (iv) the issuance of a new instrument in lieu thereof and (v) any claim whether or not based upon or arising from honoring or refusing to honor the Original when presented by any person (items (i) through (iv) above are hereinafter referred to as the "Losses");


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      (m) This Affidavit is intended to be relied on by the Trustee, its successors and assigns and each of the Seller and the Master Servicer represent and warrant that it has the authority to perform its respective obligations under this Affidavit.

                              Executed this ______ day of _______, 199__,
                              on behalf of the Seller


                              By: ______________________________________________
                              Name: ____________________________________________
                              Title: ___________________________________________



                              Executed this ______ day of _______, 199__,
                              on behalf of the Master Servicer


                              By: ______________________________________________
                              Name: ____________________________________________
                              Title: ___________________________________________

State of __________  )
                     ) ss.
County of ________   )


      On this ____ day of ________, 199__, before me appeared ___________________, to me personally know, who being duly sworn did say that he/she is the ____________________ of Companion Mortgage Corporation, and the above Affidavit was signed and sealed on behalf of such corporation and said _________________________ acknowledged this instrument to be the free act and deed of said corporation.




                            Notary Public
                            in and for the State of


My Commission Expires:


State of __________  )
                     ) ss.
County of ________   )


      On this ____ day of ________, 199__, before me appeared
___________________, to me personally know, who being duly sworn did say that he/she is the ____________________ of Block Financial Corporation, and the above Affidavit was signed and sealed on behalf of such corporation and said _________________________ acknowledged this instrument to be the free act and deed of said corporation.





                            Notary Public
                            in and for the State of


My Commission Expires:

                                                                       EXHIBIT J


                                   [RESERVED]

                                                                       EXHIBIT K


                         TERMINATION AUCTION PROCEDURES
                         ------------------------------

     The following sets forth the auction procedures to be followed in connection with a sale effected pursuant to Section 9.03 of the Pooling and Servicing Agreement (the "Agreement"), dated as of January 1, 1999 among Block Mortgage Finance, Inc., as Depositor, Block Financial Corporation, as Master Servicer, Companion Mortgage Corporation, as Seller, and The First National Bank of Chicago, as Trustee. Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement.

1.   Pre-Auction Process

     (a) Upon receiving notice of the Auction Date, the Advisor will initiate its general Termination Auction procedures consisting of the following: (i) with the assistance of the Master Servicer, prepare a general solicitation package along with a confidentiality agreement; (ii) develop a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify the Master Servicer and Trustee of all potential bidders and anticipated timetable.

     (b) The general solicitation package will include: (i) the prospectus supplement and prospectus from the initial public offering of any of the Class A Certificates; (ii) copies of the prior year's monthly servicing reports; (i) a form of a Sale and Servicing Agreement prepared by the Trustee and the Master Servicer (or prepared by the Advisor and approved by the Trustee and the Master Servicer) which Agreement shall provide that the Mortgage Loans are being sold without recourse to the Trustee and the Owners; (ii) a description of the minimum purchase price required to cause the Trustee to sell the Mortgage Loans as set forth in Section 9.03 of the Agreement; (iii) a formal bidsheet; (iv) a detailed timetable; and (v) a preliminary data tape of the aggregate Loan Balance of the Mortgage Loans as of a recent Distribution Date reflecting the same data attributes used to create the Cut-Off Date tables for the Prospectus Supplement dated January 20, 1999 relating to the public offering of the Class A Certificates. None of the Trustee, the Master Servicer, the Depositor or the Seller shall be required to produce an updated prospectus or prospectus supplement, and the auction procedures shall be carried out in a manner that does not constitute a public offering of securities.

     (c) The Trustee, with the assistance of the Master Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will contain the documents listed under clauses (i)-(ii) of the preceding paragraph.

     (d) The Advisor will send solicitation packages to all bidders at least 15 Business Days before the Auction Date. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than 10 Business Days before the Auction Date. The Master Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

2.   Auction Process

     (a) The Advisor, any underwriter, the Certificate Insurer or any Owner will be allowed to bid in the Auction, but will not be required to do so.

     (b) The Seller and the Master Servicer will also be allowed to bid in the Termination Auction if it deems appropriate, but will not be required to do so.

     (c) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 1:00 p.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All acceptable bids (as described in Section 9.03 of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

     (d) If the Trustee receives fewer than two market value bids from participants in the market for mortgage loans willing and able to purchase the Mortgage Loans, the Trustee shall decline to consummate the sale.

     (e) Upon notification to the winning bidder, a good faith deposit equal to one percent (1%) of the aggregate Loan Balance of the Mortgage Loans will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Collection Account, such time not to be later than one Business Day before the related Distribution Date (as described above).

     (f) The winning bidder will receive on the Auction Date a copy of the draft Sale and Servicing Agreement.

     (g) The Advisor will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. The Advisor will also provide such letter if it is the winning bidder. In the case where the Advisor or the Master Servicer is the winning bidder it will provide for market comparables and valuations in its letter.

     (h) The Auction will stipulate that the Master Servicer be retained to service the Mortgage Loans sold pursuant to the terms of the Sale and Servicing Agreement.

     (i) The Auction will stipulate that such sale and consequent termination of the Trust must constitute a "qualified liquidation" of the Trust under Section 860F of the Code, including the requirement that such liquidation take place over a period not to exceed 90 days. The Trustee may, in its discretion, require that the purchaser of the Mortgage Loans provide the Trustee and the Certificate Insurer with an opinion of counsel to that effect.

                                                                       EXHIBIT L

                           FORM OF LIQUIDATION REPORT
Customer Name:
Account Number:
Original Principal Balance:

1.   Type of Liquidation (REO disposition/charge-off/short pay-off)

     - Date last paid
     - Date of foreclosure
     - Date of REO
     - Date of REO Disposition
     - Property Sale Price/Estimated Market Value at disposition

2.   Liquidation Proceeds

     Principal Prepayment                             $____________
     Property Sale Proceeds                            ____________
     Insurance Proceeds                                ____________
     Other (itemize)                                   ____________

     Total Proceeds                                   $____________

3.   Liquidation Expenses

     Servicing Advances                               $____________
     Monthly Advances                                  ____________
     Contingency Fees                                  ____________
     Excess Servicing Fees                             ____________
     Servicing Fees                                    ____________
     Annual Expense Escrow Amount                      ____________
     Supplemental Fee (if any)                         ____________
     Additional Interest (if any)                      ____________

     Total Advances                                   $____________

4.   Net Liquidation Proceeds                         $____________
     (Item 2 minus Item 3)

5.   Principal Balance of Mortgage Loan               $____________

6.   Loss, if any (Item 5 minus Item 4)               $____________

                                                                       EXHIBIT M

                 FORM OF REQUEST FOR RELEASE/RETURN OF DOCUMENTS


The First National Bank of Chicago             ____________, 19__
One First National Plaza, Suite 0126
Chicago, Illinois 60670-0126
Attention: Corporate Trust Administration,
           Block Mortgage Finance Asset Backed Certificates, Series 1999-1

In connection with the administration of the pool of mortgages held by you in custody pursuant to the Pooling and Servicing Agreement, dated as of January 1, 1999, by and among Block Mortgage Finance, Inc., Block Financial Corporation, Companion Mortgage Corporation and The First National Bank of Chicago, the undersigned requests the release of the mortgage documents for the mortgage described below for the reason indicated.

Property Address, City, State and Zip Code     Lender Loan No.:


Original Mortgage Amount............................$________________
Date of Original Mortgage...........................$________________
Interest Rate.......................................$________________
Monthly Fixed Installment (P&I).....................$________________
Paid Through Date...................................$________________

Reason for Requesting Documents:

                                                   Amount        Settlement Date
  [ ]  Mortgage Paid in Full/Repurchased      $_______________   _______________
  [ ]  Foreclosure/Deed-in-lieu/Assignment    $_______________   _______________
  [ ]      Third Party Sale                   $_______________   _______________
  [ ]      Other:  (explain)                  $_______________   _______________
  ___________________________________
  ___________________________________


                                         Block Financial Corporation



                                         _______________________________________
                                         Authorized Signature


                                         _____________________ _________________
                                         Date                  Telephone Number

Please acknowledge release of the documents by your signature.

Acknowledged:

The First National Bank of Chicago


________________________________________
Authorized Signature

_________________________________________
Date


Please acknowledge return of the documents by your signature.

Acknowledged:

The First National Bank of Chicago        Reason for Returning Documents:

                                          [ ] The loan was reinstated.
___________________________________
Authorized Signature                      [ ] Other: (explain) ________________

___________________________________           _________________________________
Date
                                              _________________________________

                                                                       EXHIBIT N

                    FORM OF INVESTMENT REPRESENTATION LETTER



The First National Bank of Chicago, as Trustee and Registrar
One First National Plaza, Suite 0126
Chicago, Illinois 60670-0126
Attention:  Corporate Trust Administration,
  Block Mortgage Finance Asset Backed
  Certificates, Series 1999-1

Block Mortgage Finance, Inc.
One Main Plaza
4435 Main Street, Suite 500
Kansas City, Missouri 64111
Attention:  Vice President

MBIA Insurance Corporation
885 Third Avenue
New York, New York  10022
Attention:  Insured Portfolio Management -
  Structured Finance (IPM-SF)
  Block Mortgage Finance Asset Backed
  Certificates, Series 1999-1

           Re: Transfer of Block Mortgage Finance Asset Backed Certificates, Series 1999-1, Class R

Ladies and Gentlemen:

           This letter is delivered pursuant to Section 5.08 of the Pooling and Servicing Agreement dated as of January 1, 1999 (the "Pooling and Servicing Agreement"), by and among Block Mortgage Finance, Inc., as depositor, Block Financial Corporation, as master servicer, Companion Mortgage Corporation, as seller, and The First National Bank of Chicago, as trustee (the "Trustee"), on behalf of the holders of Block Mortgage Finance Asset Backed Certificates, Series 1999-1 (the "Certificates") in connection with the transfer by ____________________________________ (the "Selling Party") to the undersigned
(the "Purchaser") of ___% Percentage Interest of Class R Certificates, in certificated fully registered form (such registered interest being the "Certificate"). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

           In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

           [[For Institutional Accredited Investors] 1. The Purchaser is an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and it and any accounts for which it is acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Certificates purchased by it for investment for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.]

           [[For Qualified Institutional Buyers only] 1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to "qualified institutional buyers" in transactions under Rule 144A.]

2. The Purchaser acknowledges that the Certificate has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Transferred Interest cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

3. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Registrar and all Certificateholders present and future.

4. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.08 of the Pooling and Servicing Agreement.

5.    Check one of the following:*

           _______ The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

           _______ The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Registrar (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or
(ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the

_________________
*    Each Purchaser must include one of the two alternative certifications.

Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certificates as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Registrar.

           For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise privacy supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

           Please make all payments due on the Certificates:**

__________ (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefore:

                Account number______________ Institution______________

__________ (b)  by mailing a check or draft to the following address:

                     ________________________
                     ________________________
                     ________________________



                                          Very truly yours,


                                          [The Purchaser]

                                          By:  ______________________
                                               Name:
                                               Title:


Dated: ___________________

___________________
**   Please select (a) or (b).

                                                                       EXHIBIT O
                       FORM OF ERISA REPRESENTATION LETTER


The First National Bank of Chicago, as Trustee and Registrar
One First National Plaza, Suite 0126
Chicago, Illinois 60670-0126
Attention:  Corporate Trust Administration,
  Block Mortgage Finance Asset Backed
  Certificates, Series 1999-1

Block Mortgage Finance, Inc.
One Main Plaza
4435 Main Street, Suite 500
Kansas City, Missouri 64111
Attention:  Vice President

MBIA Insurance Corporation
885 Third Avenue
New York, New York  10022
Attention:  Insured Portfolio Management -
  Structured Finance (IPM-SF)
  Block Mortgage Finance Asset Backed
  Certificates, Series 1999-1

           Re: Transfer of Block Mortgage Finance Asset Backed Certificates, Series 1999-1, Class R

Ladies and Gentlemen:

           ____________________________ (the "Purchaser") intends to purchase from ___________________________________ (the "Selling Party") ___________ %
Percentage Interest of Block Mortgage Finance Asset Backed Certificates, Series 1999-1, Class R (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of January 1, 1999, by and among Block Mortgage Finance, Inc., as depositor, Block Financial Corporation, as master servicer, Companion Mortgage Corporation, as seller, and The First National Bank of Chicago, as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, you that:

     1. Subject to paragraph 2 below, the Purchaser is neither (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code or a governmental plan or church plan subject to any Federal, State or local law (a "Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code or Section 503 of the Code (each, a "Plan"), nor (b) a collective investment fund in which the assets of such Plans are invested, nor (c) an insurance company using assets of any insurance company separate account or general account in which assets of such Plans are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of such Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using assets of its general account in circumstances whereby the purchase or transfer and subsequent holding of the Certificates by such insurance company would not result in a prohibited transaction under Section 406 or 407 of ERISA, Section 4975 of the Code or in the case of a governmental plan or a church plan any Similar Law or
Section 503 of the Code nor (d) any other person acting on behalf of any such Plan or using the assets of any such Plan or any entity whose underlying assets include the assets of such Plans by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3-101).

     2. The Purchaser understands that if the Purchaser is a person referred to in 1(a), 1(b), 1(c) or 1(d) above, such Purchaser is required to provide to the Depositor, the Trustee, the Certificate Insurer and the Registrar an opinion of counsel in form and substance satisfactory to each of them, that the purchase or holding of the Certificates will not (x) result in the assets of the Trust being deemed to be "plan assets" and subject to Title I of ERISA, Section 4975 of the Code or Similar Law, (y) constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA, Section 4975 of the Code or in the case of any Similar Law, and (z) subject the Master Servicer, the Depositor, the Trustee, the Certificate Insurer or the Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), in addition to those set forth in the Pooling and Servicing Agreement which opinion of counsel shall not be at the expense of the Trust, the Master Servicer, the Depositor, the Trustee, the Certificate Insurer or the Registrar. The Purchaser further understands that if the Purchaser is a person referred to in 1(a), 1(b), 1(c) or 1(d) above, the Registrar shall not register the transfer of any residual certificates.

[Signature on next page]

           IN WITNESS WHEREOF, the Purchaser hereby executes the ERISA Representation Letter on ___________________, _______.

                                 Very truly yours,



                                 _________________________________________


                                 By: _____________________________________
                                     Name:
                                     Title: